Exhibit 10.3

AMENDED AND RESTATED LEASE

BETWEEN

BOSTON PRIVATE FINANCIAL HOLDINGS, INC., AS TENANT

AND

WALTON 10-TEN P.O. INVESTORS, III, LLC, AS LANDLORD

TEN POST OFFICE SQUARE (SOUTH) AND 10 POST OFFICE SQUARE (NORTH),

BOSTON, MASSACHUSETTS

The submission of an unsigned copy of this document to Tenant for Tenant’s consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

(i)

ARTICLE 8	REAL ESTATE TAXES	35
8.1	Payments on Account of Real Estate Taxes	35
8.2	Abatement	37

ARTICLE 9	OPERATING AND UTILITY EXPENSES	38
9.1	Definitions	38
9.2	Tenant’s Payment of Operating Expenses	39
9.3	Utility Payments	41

ARTICLE 10	INDEMNITY AND PUBLIC LIABILITY INSURANCE	41
10.1	Tenant’s Indemnity	41
10.2	Tenant Insurance	41
10.3	Tenant’s Risk	42
10.4	Waiver of Subrogation	42

ARTICLE 11	FIRE, EMINENT DOMAIN, ETC.	43
11.1	Landlord’s Right of Termination	43
11.2	Restoration; Tenant’s Right of Termination	43
11.3	Landlord’s Insurance	44
11.4	Abatement of Rent	44
11.5	Final 18 Months	44
11.6	Condemnation Award	44
11.7	Temporary Taking	45

ARTICLE 12	HOLDING OVER; SURRENDER	45
12.1	Holding Over	45
12.2	Surrender of Premises	45

ARTICLE 13	RIGHTS OF MORTGAGEES; TRANSFER OF TITLE	46
13.1	Rights of Mortgagees	46
13.2	Assignment of Rents and Transfer of Title	47
13.3	Notice to Mortgagee	47

ARTICLE 14	DEFAULT; REMEDIES	47
14.1	Tenant’s Default	47
14.2	Landlord’s Remedies	51
14.3	Additional Rent	53
14.4	Remedying Defaults	53
14.5	Remedies Cumulative	53
14.6	Enforcement Costs	53
14.7	Waiver	54
14.8	[Intentionally Deleted]	54
14.9	Landlord’s Default	54

ARTICLE 15	MISCELLANEOUS PROVISIONS	54
15.1	Rights of Access	54
15.2	Covenant of Quiet Enjoyment	55

(ii)

15.3	Landlord’s Liability	55
15.4	Estoppel Certificates	56
15.5	Brokerage	57
15.6	Financial Statements	57
15.7	[Intentionally Deleted]	57
15.8	Rules and Regulations	57
15.9	Invalidity of Particular Provisions	57
15.10	Provisions Binding, Etc.	57
15.11	Recording	58
15.12	Notice	58
15.13	When Lease Becomes Binding; Entire Agreement; Modification	58
15.14	Paragraph Headings and Interpretation of Sections	59
15.15	Dispute Resolution	59
15.16	Waiver of Jury Trial	59
15.17	Time Is of the Essence	59
15.18	Multiple Counterparts	59
15.19	Governing Law	59
15.20	Building Name, Property Name, Exterior Signage	59

ARTICLE 16	PARKING	60
16.1	Parking Spaces	60
16.2	Responsibility for Garage	60
16.3	Personal Rights	60

ARTICLE 17	RIGHT OF FIRST OFFER TO LEASE SPACE	61
17.1	ROFO Rights	61
17.2	Excluded Areas, Available for Leasing, Exclusions, etc.	62
17.3	Conditions	63
17.4	Terms	63
17.5	Amendment	63
17.6	Expiration	63

ARTICLE 18	ROOFTOP EQUIPMENT	64
18.1	Rooftop Equipment	64
18.2	Relocation	67

ARTICLE 19	SPECIAL SURRENDER PROVISIONS FOR BASEMENT PREMISES	67
19.1	Special Surrender Provision	67

ARTICLE 20	RIGHT OF FIRST OFFER TO PURCHASE PROPERTY	68
20.1	Right of First Offer	68
20.2	Acceptance of Offer	69
20.3	Tenant’s Failure to Accept Offer	70
20.4	Inapplicability	70
20.5	Time is of Essence	70

(iii)

ARTICLE 21	ATM MACHINE	70

ARTICLE 22	GENERATOR	72

ARTICLE 23	EXPANSION RIGHTS	74

EXHIBIT A	Location Plans of Premises

EXHIBIT A-1	Basement Storage (Ten P.O. Square)

EXHIBIT A-2	Basement Storage (Ten P.O. Square)

EXHIBIT A-3	Gallery Level (Ten P.O. Square)

EXHIBIT A-4	Banking Hall (Ten P.O. Square)

EXHIBIT A-5	Mezzanine Level (Ten P.O. Square)

EXHIBIT A-6	2nd Floor (Ten P.O. Square)

EXHIBIT A-7	6th Floor (Ten P.O. Square)

EXHIBIT A-8	13TH Floor (Ten P.O. Square)

EXHIBIT A-9	Mezzanine (10 P.O. Square)

EXHIBIT A-10	2ND Floor (10 P.O. Square)

EXHIBIT A-11	12th Floor (10 P.O. Square)

EXHIBIT A-12	3RD Floor Expansion (Ten P.O. Square)

EXHIBIT A-13	13TH Floor Expansion (Ten P.O. Square)

EXHIBIT B	Site Plan of Buildings

EXHIBIT C	[Intentionally Deleted]

EXHIBIT D	Operating Expenses

EXHIBIT E	Rules and Regulations

EXHIBIT F	Plans of Excluded Areas

(iv)

EXHIBIT F-1	12th Floor (Ten P.O. Square)

EXHIBIT F-2	8th Floor (Ten P.O. Square)

EXHIBIT G	Plan of ATM Area

EXHIBIT H	Plan of Generator Area

EXHIBIT I	Cleaning Standards

EXHIBIT J	Schedule of Existing Specialty Alterations to be Removed on Lease Expiration

EXHIBIT K	Form of SNDA

EXHIBIT L	Plans of Expansion Spaces

EXHIBIT L-1	3rd Floor - 10 P.O. Square

EXHIBIT L-2	3rd Floor - Ten P.O. Square

(v)

AMENDED AND RESTATED LEASE

THIS AMENDED AND RESTATED LEASE (this “Lease”) is dated as of June     , 2004 between the Landlord and the Tenant named below.

ARTICLE 1

BASIC DATA; DEFINITIONS

1.1 Basic Data. Each reference in this Lease to any of the following terms shall be construed to incorporate the data for that term set forth in this Section:

Landlord: WALTON 10-TEN P.O. INVESTORS, III, LLC, a Delaware limited liability company

Landlord’s Address: 900 North Michigan Avenue, Suite 1900, Chicago, IL 60611

Tenant: BOSTON PRIVATE FINANCIAL HOLDINGS, INC., a Massachusetts corporation

Tenant’s Address: Ten Post Office Square, Boston, Massachusetts 02109

Guarantor: N/A

Ten P.O. Square Property: The land located in Boston, Massachusetts, together with the Ten P.O. Square Building and other improvements thereon, all as shown on the site plan attached hereto as Exhibit B, together with all other buildings and improvements from time to time located on said land.

10 P.O. Square Property: The land located in Boston, Massachusetts, together with the 10 P.O. Square Building and other improvements thereon, all as shown on the site plan attached hereto as Exhibit B, together with all other buildings and improvements from time to time located on said land.

Property: Collectively, the Ten P.O. Square Property and the 10 P.O. Square Property.

Ten P.O. Square Building: The thirteen (13) story building commonly known and numbered as Ten Post Office Square (South), Boston, MA, shown on the site plan attached hereto as Exhibit B.

Ten P.O. Square Building Rentable Area: Agreed to be 236,317 rentable square feet. For purposes of this Lease, all areas described as “rentable square feet” are as agreed by the Landlord and the Tenant and such areas shall not be subject to remeasurement or recalculation.

10 P.O. Square Building: The thirteen (13) story building commonly known and numbered as 10 Post Office Square (North), Boston, MA, shown on the site plan attached hereto as Exhibit B, including all additions thereto and replacements thereof.

10 P.O. Square Building Rentable Area: Agreed to be 171,552 rentable square feet.

Buildings: Collectively, the Ten P.O. Square Building and the 10 P.O. Square Building.

Existing Premises: The following portions of the Premises, comprising in the aggregate 70,777 rentable square feet: (a) in the Ten P.O. Square Building, (i) a portion of the Premises on the Banking Hall Level, consisting of 5,832 rentable square feet, as shown on Exhibit A-4 attached hereto, (ii) a portion of the Premises on the Mezzanine Level, consisting of 13,829 rentable square feet as shown on Exhibit A-5 attached hereto, (iii) a portion of the Premises on the 2nd Floor, consisting of 19,020 rentable square feet, as shown on Exhibit A-6 attached hereto, (iv) a portion of the Premises located on the 6th Floor, consisting of 3,434 rentable square feet, as shown on Exhibit A-7 attached hereto, and (v) a portion of the Premises located on the 13th Floor, consisting of 3,434 rentable square feet, as shown on Exhibit A-8 attached hereto; and (b) in the 10 P.O. Square Building, (i) a portion of the Premises on the Mezzanine Level, consisting of 13,867 rentable square feet, as shown on Exhibit A-9 attached hereto, and (ii) a portion of the Premises on the 12th Floor, consisting of 11,361 rentable square feet, as shown on Exhibit A-11 attached hereto.

Subleased Premises: A portion of the Premises located on the 2nd Floor of the 10 P.O. Square Building, consisting of 12,612 rentable square feet, as shown on Exhibit A-10 attached hereto

Basement Premises: The portions of the Premises located on the Basement Level of the Ten P.O. Square Building, consisting of 1,096 rentable square feet in the aggregate, as shown on Exhibits A-1 and A-2 attached hereto.

Gallery Premises: A portion of the Premises located on the Gallery Level of the Ten P.O. Square Building, consisting of 7,308 rentable square feet, as shown on Exhibit A-3 attached hereto.

Additional Premises: (a) A portion of the Premises located on the 3rd Floor of the Ten P.O. Square Building, consisting of 6,133 rentable square feet, as shown on Exhibit A-12 attached hereto; and (b) a portion of the Premises located on the 13th Floor of the Ten P.O. Square Building, consisting of 2,295 rentable square feet, as shown on Exhibit A-13 attached hereto.

Premises: Collectively, the Existing Premises, the Subleased Premises, the Basement Premises, the Gallery Level Premises, the ATM Space, and the Additional Premises.

Premises Rentable Area: 100,221 rentable square feet, as mutually agreed by Landlord and Tenant, as follows: (a) in the Ten P.O. Square Building, 62,381 rentable square feet, consisting of the following; (i) 1,096 rentable square feet on the Basement Level, (ii) 7,308 rentable square feet on the Gallery Level, (iii) 5,832 rentable square feet on the Banking Hall Level, (iv) 13,829 rentable square feet on the Mezzanine Level, (v) 19,020 rentable square feet on the 2nd Floor, (vi) 6,133 rentable square feet on the 3rd Floor, (vii) 3,434 rentable square feet on the 6th Floor, (viii) 3,434 rentable square feet on the 13th Floor, and (ix) 2,295 rentable square feet on the 13th Floor; and (b) in the 10 P.O. Square Building, 37,840 rentable square feet, consisting of the following; (i) 13,867 rentable square feet on the Mezzanine Level, (ii) 12,612 rentable square feet on the 2nd Floor, and (iii) 11,361 rentable square feet on the 12th Floor.

Basic Rent: The Basic Rent is as follows:

For the Existing Premises, as follows:

For and with respect to the period of time commencing on January 1, 2004 through and including December 31, 2004 (both dates inclusive), at the rate of $1,910,979.00 per annum ($159,248.25 per month), calculated at the rate of $27.00 per rentable square foot.

For and with respect to the period of time commencing on January 1, 2005 through and including December 31, 2009 (both dates inclusive), at the rate of $2,070,227.25 per annum ($172,518.93 per month), calculated at the rate of $29.25 per rentable square foot.

For and with respect to the period of time commencing on January 1, 2010 through and including December 31, 2010 (both dates inclusive), at the rate of $2,211,781.25 per annum ($184,315.10 per month), calculated at the rate of $31.25 per rentable square foot.

For and with respect to the period of time commencing on January 1, 2011 through and including February 28, 2015 (both dates inclusive), at the rate of $2,353,335.25 per annum ($196,111.27 per month), calculated at the rate of $33.25 per rentable square foot.

For the Additional Premises, as follows:

For and with respect to the period of time commencing on January 1, 2005 through and including December 31, 2009 (both dates inclusive), at the rate of $246,519.00 per annum ($20,543.25 per month), calculated at the rate of $29.25 per rentable square foot.

For and with respect to the period of time commencing on January 1, 2010 through and including December 31, 2010 (both dates inclusive), at the rate of $263,375.00 per annum ($21,947.92 per month), calculated at the rate of $31.25 per rentable square foot.

For and with respect to the period of time commencing on January 1, 2011 through and including February 28, 2015 (both dates inclusive), at the rate of $280,231.00 per annum ($23,352.58 per month), calculated at the rate of $33.25 per rentable square foot.

For the Subleased Premises, as follows:

For and with respect to the period of time commencing on February 1, 2005 through and including December 31, 2009 (both dates inclusive), at the rate of $368,901.00 per annum ($30,741.75 per month), calculated at the rate of $29.25 per rentable square foot.

For and with respect to the period of time commencing on January 1, 2010 through and including December 31, 2010 (both dates inclusive), at the rate of $394,125.00 per annum ($32,843.75 per month), calculated at the rate of $31.25 per rentable square foot.

For and with respect to the period of time commencing on January 1, 2011 through and including February 28, 2015 (both dates inclusive), at the rate of $419,349.00 per annum ($34,945.75 per month), calculated at the rate of $33.25 per rentable square foot.

For the Gallery Premises, as follows:

For and with respect to the period of time commencing on January 1, 2004 through and including December 31, 2009 (both dates inclusive), at the rate of $95,004.00 per annum ($7,917.00 per month), calculated at the rate of $13.00 per rentable square foot.

For and with respect to the period of time commencing on January 1, 2010 through and including December 31, 2010 (both dates inclusive), at the rate of $116,928.00 per annum ($9,744.00 per month), calculated at the rate of $16.00 per rentable square foot.

For and with respect to the period of time commencing on January 1, 2011 through and including February 28, 2015 (both dates inclusive), at the rate of $138,852.00 per annum ($11,571.00 per month), calculated at the rate of $19.00 per rentable square foot.

For the Basement Premises, as follows:

For and with respect to the period of time commencing on January 1, 2004 through and including December 31, 2009 (both dates inclusive), at the rate of $9,864.00 per annum ($822.00 per month), calculated at the rate of $9.00 per rentable square foot.

For and with respect to the period of time commencing on January 1, 2010 through and including February 28, 2015 (both dates inclusive), at the rate of $11,508.00 per annum ($959.00 per month), calculated at the rate of $10.50 per rentable square foot.

Base Year for Operating Expenses: Calendar Year 2004.

Base Year for Taxes: The greater of (i) the Taxes for Fiscal Year 2004 (i.e. the twelve month period beginning July 1, 2003 and ending June 30, 2004), or (ii) the Taxes for Fiscal Year 2005 (the twelve month period beginning July 1, 2004 and ending June 30, 2005).

Tenant’s Proportionate Ten P.O. Share: 25.933% (which is based on the ratio of (a) the Rentable Area of the portion of the Premises in the Ten P.O. Square Building (excluding therefrom the Rentable Area of the Basement Premises and the ATM Space) to (b) the Ten P.O. Square Building Rentable Area ).

Tenant’s Proportionate 10 P.O. Share: For and with respect to the period of time commencing on the Commencement Date through and including January 31, 2005 (both dates inclusive), 14.71%; from and after February 1, 2005, 22.06% (which calculations are based on the then-applicable ratio of (a) the Rentable Area of the portion of the Premises in the 10 P.O. Square Building to (b) the 10 P.O. Square Building Rentable Area).

Security Deposit: N/A

Commencement Date: January 1, 2004.

Expiration Date: February 28, 2015.

Term: Eleven (11) years and two (2) months, commencing on the Commencement Date and expiring at the close of the day on the Expiration Date. The Term shall include any extension thereof in accordance with the provisions of Section 4.4.

Initial General Liability Insurance: $3,000,000.00 per occurrence/$5,000,000.00 aggregate (combined single limit) for property damage, bodily injury or death.

Permitted Uses: Executive and general offices, and the operation of banking facilities, and no other purpose or purposes; provided, however, the Basement Premises shall be used for storage purposes accessory to such offices and facilities.

Landlord’s Initial Contribution: $2,261,124.75, an amount calculated by adding the following: (a) 65% of $35.00 multiplied by 83,389 (i.e. the Rentable Area of the Existing Premises and the Subleased Premises, collectively), (b) $50.00 multiplied by 6,133 (i.e. the Rentable Area of the portion of the Additional Premises on the 3rd Floor of the Ten P.O. Square Building), and (c) $25.00 multiplied by 2,295 (i.e. the Rentable Area of the portion of the Additional Premises on the 13th Floor of the Ten P.O. Square Building).

Landlord’s Additional Contribution: $1,021,515.25, an amount calculated as follows: 35% of $35.00 multiplied by 83,389 (i.e. the Rentable Area of the Existing Premises and the Subleased Premises, collectively).

Landlord’s Contribution: Collectively, Landlord’s Initial Contribution and Landlord’s Additional Contribution.

Tenant’s Construction Representative: Samuel L. Guiffre, Senior Vice President

1.2 Definitions. When used in Lease, the capitalized terms set forth below shall bear the meanings set forth below.

Adequate Assurance: As defined in Section 14.1.

Adequate Assurance of Future Performance: As defined in Section 14.1.

Additional Rent: All charges and sums payable by Tenant as set forth in this Lease, other than and in addition to Basic Rent.

Affiliate: With respect to any person or entity, any other person or entity that, directly or indirectly (through one of more intermediaries), Controls, is Controlled by, or is under common Control with, such first person or entity. “Control” shall mean ownership of not less than 50% of all of the stock, membership interests, or other beneficial interests in such entity.

Alterations: As defined in Section 5.2.

Bankruptcy Code: As defined in Section 14.1.

Base Operating Expenses: Actual Operating Expenses for the Base Year for Operating Expenses.

Base Taxes: Actual Taxes assessed for the Base Year for Taxes.

Base Year for Operating Expenses: As defined in Section 1.1.

Base Year for Taxes: As defined in Section 1.1.

Basic Rent: As defined in Section 1.1.

Brokers: CB Richard Ellis/Whittier Partners and Trammell Crow

Buildings: As defined in Section 1.1.

Business Day: All days except Saturdays, Sundays, New Year’s Day, Martin Luther King Day, Memorial Day, Presidents Day, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday), and such other days that tenants occupying at least 50% of Rentable Area of the respective Building now or in the future recognize as holidays for their general office staff.

Commencement Date: As defined in Section 1.1.

Common Facilities: As defined in Section 2.2.

Control: (i)(a) The ownership, directly or indirectly, of more than 50% of the voting stock of a corporation, or (b) in the case of any person or entity which is not a corporation, the ownership, directly or indirectly, of more than 50% of the beneficial ownership interest in such person or entity, or (ii) in the case of any such person or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity.

Environmental Condition: Any disposal, release or threat of release of Hazardous Materials on, from or about the Buildings or the Property or storage of Hazardous Materials on, from or about the Buildings or the Property.

Environmental Laws: Any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, Chapter 21C, Chapter 21D, and Chapter 21E of the General Laws of Massachusetts and the regulations promulgated by the Massachusetts Department of Environmental Protection, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. §2061 et seq., the Federal Clean Water Act, 33 U.S.C. §1251, and the Federal Clean Air Act, 42 U.S.C. §7401 et seq.

Escalation Charges: The Additional Rent arising pursuant to Article 8 and Article 9 of this Lease.

Essential Services: As defined in Section 7.6.

Event of Bankruptcy: As defined in Section 14.1.

Event of Default: As defined in Section 14.1.

Existing Leases: Collectively, the following lease agreements, between the predecessors-in-interest to Landlord, as landlord, and the Tenant, as tenant: (i) that certain lease, dated October 31, 1994, as amended by amendments thereto dated August, 1995, October 7, 1996, July, 1999, September 29, 2000, and January 4, 2002; (ii) that certain lease originally dated December 23, 1999, as amended by amendments thereto dated September 29, 2000, September 7, 2001, March     , 2002, and May 19, 2003; and (iii) that certain storage space license, dated as of November 7, 2001.

Existing Sublease: That certain Sublease Agreement, dated as of October 19, 2001, between Leggat McCall Properties LLC, as sublandlord, and Tenant, as subtenant.

Force Majeure: Collectively and individually, strikes or other labor trouble, fire or other casualty, acts of God, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond the reasonable control of the party required to perform an obligation.

Holder: As defined in Section 13.1.

Hazardous Materials: Shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law, including, without limitation, any “oil,” “hazardous material,” “hazardous waste,” “hazardous substance” or “chemical substance or mixture”, as the foregoing terms (in quotations) are defined in any Environmental Laws.

Initial General Liability Insurance: As defined in Section 1.1.

Land: The land that constitutes a portion of the Property.

Landlord: As defined in Section 1.1.

Landlord’s Initial Contribution: As defined in Section 1.1.

Landlord’s Additional Contribution: As defined in Section 1.1.

Landlord’s Address: As defined in Section 1.1.

Lease Year: Each period of one year during the Term commencing on the Commencement Date or on any anniversary thereof, or, if the Commencement Date does not fall on the first day of a calendar month, the first Lease Year shall consist of the partial calendar month following the Commencement Date and the succeeding twelve full calendar months, and each succeeding Lease Year shall consist of a one-year period commencing on the first day of the calendar month following the calendar month in which the Commencement Date fell.

Mortgage: As defined in Section 13.1.

Operating Expenses: Collectively, the Ten P.O. Square Operating Expenses and the 10 P.O. Square Operating Expenses.

Operating Year: As defined in Section 9.1.

Permitted Uses: As defined in Section 1.1.

Premises: As defined in Section 1.1.

Premises Rentable Area: As defined in Section 1.1.

Property: As defined in Section 1.1.

Recapture Date: As defined in Section 6.4.

Related Entity: An entity in which Boston Private Financial Holdings, Inc. owns (directly or indirectly) not less than 20% of all of the stock, membership interests or other beneficial interests in such entity.

Rules and Regulations: As defined in Section 2.2.

Security Deposit: As defined in Section 1.1.

Service Interruption: As defined in Section 7.6.

Specialty Alterations: Alterations which are not standard office installations such as kitchens, executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, and other Alterations of a similar character.

Subleased Premises: As defined in Section 1.1.

Successor: As defined in Section 13.1.

Taxes: Collectively, the Ten P.O. Square Taxes and the 10 P.O. Square Taxes.

Tax Year: As defined in Section 8.1.

Tenant: As defined in Section 1.1.

Tenant’s Address: As defined in Section 1.1.

Tenant’s Construction Representative: As defined in Section 1.1.

Tenant’s Proportionate 10 P.O. Share: As defined in Section 1.1.

Tenant’s Proportionate Ten P.O. Share: As defined in Section 1.1.

Tenant’s Removable Property: As defined in Section 5.2.

Term: As defined in Section 1.1.

1.3 Enumeration of Exhibits. The following Exhibits are a part of this Lease, are incorporated herein by reference attached hereto, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein.

Exhibit A	Location Plans of the Premises
	Exhibit A-1	Basement Storage (Ten P.O. Square)
	Exhibit A-2	Basement Storage (Ten P.O. Square)
	Exhibit A-3	Gallery Level (Ten P.O. Square)
	Exhibit A-4	Banking Hall (Ten P.O. Square)
	Exhibit A-5	Mezzanine Level (Ten P.O. Square)
	Exhibit A-6	2nd Floor (Ten P.O. Square)
	Exhibit A-7	6th Floor (Ten P.O. Square)
	Exhibit A-8	13TH Floor (Ten P.O. Square)
	Exhibit A-9	Mezzanine (10 P.O. Square)
	Exhibit A-10	2ND Floor (10 P.O. Square)
	Exhibit A-11	12th Floor (10 P.O. Square)
	Exhibit A-12	3RD Floor Expansion (Ten P.O. Square)
	Exhibit A-13	13TH Floor Expansion (Ten P.O. Square)
Exhibit B	Site Plans of Buildings
Exhibit C	[Intentionally Deleted]
Exhibit D	Operating Expenses
Exhibit E	Rules and Regulations
Exhibit F	Plans of Excluded Areas
Exhibit F-1 12th Floor (Ten P.O. Square)
Exhibit F-2 8th Floor (Ten P.O. Square)
Exhibit G	Plan of ATM Area
Exhibit H	Plan of Generator Area
Exhibit I	Cleaning Standards
Exhibit J	Schedule of Existing Specialty Alterations to be Removed on Lease
Exhibit K	Form of SNDA
Exhibit L	Plans of Expansion Areas
Exhibit L-1 3rd Floor- 10 P.O. Square
Exhibit L-2 3rd Floor- Ten P.O. Square

ARTICLE 2

PREMISES AND APPURTENANT RIGHTS

2.1 Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms and conditions hereinafter set forth. Effective as of January 1, 2004, this Lease fully and completely amends, restates, and supercedes the Existing Leases in all respects.

2.2 Appurtenant Rights and Reservations.

(a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with Landlord and others, (i) public or common lobbies, hallways, stairways, elevators and common walkways necessary for access to the Buildings and the Premises, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; and (ii) the access roads, driveways, loading areas, pedestrian sidewalks, trash enclosures and other areas or facilities, if any, which are located in or on the Property and designated by Landlord from time to time for the non-exclusive use of tenants and other occupants of the Buildings (the “Common Facilities”); but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 15.8 (the “Rules and Regulations”) and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

(b) Excepted and excluded from the Premises and the Common Facilities are the ceiling, floor, perimeter walls and exterior windows (except the inner surface of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof. Landlord shall have the right to place in, over and through the Premises (but in such manner as to reduce to a minimum interference with Tenant’s use of the Premises) interior storm windows, sun control devices, utility lines, equipment, stacks, pipes, conduits, ducts and the like. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls. Tenant shall be entitled to install any such ceilings or walls only in compliance with the other terms and conditions of this Lease.

(c) Landlord shall cause Tenant’s name, and the names of Tenant’s departments, affiliates, and senior officers, to be listed on the building directories in the lobbies of the respective Buildings. In addition, tenant identification signage for Tenant has previously been installed in the elevator lobbies of the respective floors on which the Premises are located and in the respective entry areas of the Premises. Landlord and Tenant both acknowledge and agree that all such existing identification signage is satisfactory and acceptable. Landlord shall provide building standard tenant identification signage for Tenant in the elevator lobby of the 3rd Floor of the Ten P.O. Square Building and in the lobby areas on the respective floors on which additional areas may be added to the Premises pursuant to Article 17 or Article 23.

(d) Tenant may elect, at Tenant’s sole cost and expense, to construct and erect a sign identifying Tenant as an occupant of the Building on the exterior of the Ten P.O. Square Building, which sign (including, without limitation, the size, location, design, materials, colors and appearance thereof) shall be subject to the prior review and approval of Landlord in all respects. Tenant shall, at its sole cost and expense, prepare all plans and specifications relating to such exterior sign, obtain all required permits and approvals from governmental authorities required in connection with such sign, and be responsible for all costs and expenses of constructing, maintaining, repairing and replacing said sign. Landlord shall have no obligations or liabilities with respect to such sign, including, without limitation, relating to the obtaining of required permits or approvals with respect thereto, or the construction, installation, maintenance, repair, or replacement thereof, all of which shall be at the sole risk, cost and expense, of Tenant. Landlord shall maintain and repair such sign and, within not more than thirty (30) days after receipt of invoices therefor, Tenant shall reimburse Landlord for all such costs and expenses, as Additional Rent. In the event that Tenant is unable to obtain required approvals and permits from governmental authorities in connection with the proposed sign, then neither party shall have any further rights, claims, obligations, or liabilities with respect thereto.

(e) At the request of Tenant and at Tenant’s sole cost and expense, Landlord will install a canopy with 3 sides of illuminated signage displaying the name of “Boston Private Bank & Trust Company” at the existing Milk Street entrance to the Ten P.O. Square Building, which canopy (including, without limitation, the size, location, design, materials, colors, signage, illumination, and appearance thereof) shall be subject to the prior review and approval of Landlord in all respects. Tenant shall, at its sole cost and expense, prepare all plans and specifications relating to such canopy, obtain all required permits and approvals from governmental authorities required in connection with such canopy, and be responsible for all costs and expenses of constructing, maintaining, repairing and replacing said canopy. Landlord shall have no obligations or liabilities with respect to such canopy, including, without limitation, relating to the obtaining of required permits or approvals with respect thereto, all of which shall be at the sole risk, cost and expense, of Tenant. Landlord shall maintain and repair such canopy and, within not more than thirty (30) days after receipt of invoices therefor, Tenant shall reimburse Landlord for all such costs and expenses, as Additional Rent. In the event that Tenant is unable to obtain required approvals and permits from governmental authorities in connection with the proposed canopy, then neither party shall have any further rights, claims, obligations, or liabilities with respect thereto.

(f) Pursuant to the Existing Sublease, Tenant has subleased the Subleased Premises. The term of the Existing Sublease expires on January 31, 2005 and prior to the expiration or earlier termination of the Existing Sublease the Subleased Premises shall not be considered to be part of the Premises for purposes of this Lease. Without limitation, neither Landlord nor Tenant shall have any obligations or liabilities under this Lease with respect to the Subleased Premises unless and until the expiration or earlier termination of the Existing Sublease. Concurrent with the expiration or earlier termination of the Existing Sublease, the Subleased Premises automatically shall become part of the Premises for all purposes under this Lease, in accordance with and subject to the terms and conditions hereof. In no event will the Existing Sublease be extended, amended or otherwise modified except with the prior written consent of Landlord in each instance.

ARTICLE 3

BASIC RENT

3.1 Payment.

(a) Tenant agrees to pay the Basic Rent and Additional Rent to Landlord, or as directed by Landlord, commencing on the Commencement Date, without offset, abatement (except as expressly and specifically provided in Section 11.4), deduction or demand. Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, to Landlord at Landlord’s Address or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. In addition to any charges under Section 14.4, in the event that during any twelve (12) consecutive months two (2) or more installments of Basic Rent or any regularly scheduled payment of Additional Rent are not paid when due, then Tenant shall pay, at Landlord’s request an administrative fee equal to three percent (3%) of each such overdue payment. Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Escalation Charges, Additional Rent or otherwise, shall be considered as rental reserved under this Lease for all purposes, including, without limitation, regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof.

(b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

(c) Landlord has agreed to provide a rent credit to Tenant on account of a portion of the rent payable by Tenant under the Existing sublease. Accordingly, without limiting the obligations of Tenant to pay Basic Rent and Additional Rent hereunder, provided that (i) no uncured Event of Default then exists under this Lease, and (ii) the Existing Sublease remains in full force and effect through January 31, 2005, Tenant shall be entitled to a rent credit of $100,000.00, which credit may be applied in 13 equal monthly installments of $7,692.31 each against the monthly payments of Basic Rent which are payable on the first day of each month commencing on January, 2004 and continuing through January, 2005.

(d) Pursuant to the Existing Leases, Tenant has previously made payments on account of basic rent, real estate taxes and operating expenses to Landlord for the period of time between January 1, 2004 and the date of this Lease. Landlord has agreed to provide a rent credit to Tenant to the extent such payments on account of basic rent, real estate taxes and operating expenses actually paid by Tenant under the Existing Leases exceed the Basic Rent and Escalation Charges payable under this Lease for such period of time. Accordingly, without limiting the obligations of Tenant to pay Basic Rent and Additional Rent hereunder, provided that no Event of Default then exists under this Lease, Tenant shall be entitled to a rent credit of $535,377.95, which credit may be applied in 3 equal monthly installments of $178,459.31 each against the monthly payments of Basic Rent which are payable on each of July 1, 2004, August 1, 2004, and September 1, 2004.

ARTICLE 4

COMMENCEMENT, CONDITION OF PREMISES, AND EXTENSION OPTIONS

4.1 Commencement Date. The “Commencement Date” shall be January 1, 2004.

4.2 Condition of Premises. Tenant acknowledges that prior to the date of this Lease, the Existing Premises, the Basement Premises and the Gallery Premises all have been under its control, subject to and in accordance with the terms and conditions of the Existing Leases (and with respect to the Subleased Premises, pursuant to the Existing Sublease). Tenant has had a full and complete opportunity to review and inspect all aspects of all portions of the Premises and agrees (a) to accept possession of the Premises in the condition existing on the Commencement Date, in “as is” and “where is” condition, (b) that neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises or the Building except as expressly set forth herein, and (c) except for payment of Landlord’s Contribution, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations, additions or improvements to the Building to prepare the Premises for Tenant’s use and occupancy. Promptly after the date of this Lease, Tenant shall, at its own cost and expense, in accordance with and subject to the terms and provisions of this Lease, perform or cause to be performed any and all work necessary to prepare the Premises for Tenant’s occupancy (the “Initial Installations”), shall equip the Premises with new trade fixtures and personal property necessary or proper for the conduct of Tenant’s business. Tenant has accepted the Premises in its current condition, and confirms that the Premises and the Buildings are in a good and satisfactory condition as required by this Lease.

4.3 Landlord’s Contribution.

(a) Landlord agrees to pay to Tenant an amount not to exceed Landlord’s Contribution toward the cost of performing Alterations in the Premises and other costs and expenses relating to the occupancy of the Premises by Tenant (including, without limitation, the costs of installing a canopy pursuant to Section 2.2(e) and the costs of

Alterations to the Premises previously performed by Tenant), provided as of the date on which Landlord is required to make any payment on account thereof as set forth below, (i) this Lease is in full force and effect, (ii) no Event of Default then exists under this Lease, and (iii) Boston Private Financial Holdings, Inc. and/or Affiliates of Boston Private Financial Holdings, Inc. is (or are) in occupancy of not less than sixty-five (65%) of the rentable area of the Premises then demised under this Lease. In no event will Landlord be obligated to pay to Tenant in the aggregate an amount in excess of Landlord’s Contribution.

(b) Landlord shall make progress payments to Tenant on account of the Landlord’s Initial Contribution on a monthly basis, to reimburse Tenant for payments previously made by Tenant on account of the work performed in performing Alterations during the previous month and other costs and expenses relating to the occupancy of the Premises by Tenant. Each of Landlord’s progress payments shall be limited to an amount equal to the aggregate amount theretofore paid by Tenant (as certified by a duly authorized officer of Tenant and, with respect to Alterations, as also certified by Tenant’s independent architect) to Tenant’s contractors, subcontractors, and material suppliers that have not been subject to previous disbursements from Landlord’s Initial Contribution. In no event shall Landlord pay in the aggregate an amount greater than Landlord’s Initial Contribution. Provided that this Lease is in full force and effect and no Default of Tenant then exists, such progress payments shall be made within thirty (30) days after the delivery to Landlord of requisitions therefor, signed by a duly authorized officer of Tenant, setting forth the names of each contractor, subcontractor, payee, and supplier to whom payment has been made by Tenant, and the amount thereof, and accompanied by (i) evidence of payment by Tenant of the amounts sought to be reimbursed (such as paid receipts); (ii) with respect to payments on account of Alterations, partial waivers of lien from all contractors, subcontractors, and material suppliers covering all work and materials that were the subject of previous progress payments by Landlord; (iii) with respect to payments on account of Alterations, a written certification from Tenant’s architect that the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved by Landlord; and (iv) such other documents and information as Landlord may reasonably request. Notwithstanding anything to the contrary set forth in this Section 4.3, if Tenant does not pay any contractor, subcontractor or supplier as required by this provision, Landlord shall have the right, but not the obligation, to promptly pay to such contractor or supplier all sums so due from Tenant, and Tenant agrees the same shall be deemed Additional Rent and shall be paid by Tenant within ten (10) days after Landlord delivers to Tenant an invoice therefor, or, at Landlord’s election, be deducted from the unpaid balance of Landlord’s Initial Contribution.

(c) Landlord shall pay the final installment of the Landlord’s Initial Contribution to Tenant within thirty (30) days after delivery by Tenant to Landlord of a written requisition therefor, certified as true, correct and complete by a duly authorized officer of Tenant and accompanied by (i) copies of paid invoices, (ii) with respect to payments on account of Alterations, a written certification from Tenant’s architect stating that the Initial Installations described on such invoices have been completed in accordance with the plans and specifications approved by Landlord, that such work has been paid in full by Tenant and that all contractors, subcontractors and material suppliers have delivered to Tenant waivers of lien with respect to such work (copies of which shall be included with such architect’s certification), (iii) with respect to payments on account of Alterations, proof of the satisfactory completion of all required inspections and the issuance of any required approvals and sign-offs by Governmental Authorities with respect thereto, (iv) if requested by Landlord, final “as-built” plans and specifications for the subject Alterations, and (v) such other documents and information as Landlord may reasonably request, in connection therewith.

(d) Without limiting the foregoing, Tenant may requisition a portion of the Landlord’s Initial Contribution on a monthly basis, in order to reimburse Tenant for payments made by Tenant to Landlord on account of the Basic Rent payable hereunder, provided that all of the following conditions are satisfied: (i) this Lease is in full force and effect; (ii) no Event of Default then exists under this Lease; (iii) Tenant shall provide not less than thirty (30) days prior notice of its intention to requisition a portion of the Initial Contribution for reimbursement of payments made on account of Basic Rent, which notice shall specify the amount of such requisition and the applicable installments of Basic Rent; and (iv) such requisitions may be applied in equal amounts on account of not less than six (6) monthly installments of Basic Rent payable hereunder.

(e) In no event shall Landlord be obligated to make any payments on account of the Landlord’s Additional Contribution prior to October 1, 2009. From and after October 1, 2009, Landlord shall make progress payments to Tenant on account of the Landlord’s Additional Contribution on a monthly basis, to reimburse Tenant for payments previously made by Tenant on account of the work performed in performing Alterations during the previous month and other costs and expenses relating to the occupancy of the Premises by Tenant. Each of Landlord’s progress payments shall be limited to an amount equal to the aggregate amount theretofore paid by Tenant (as certified by a duly authorized officer of Tenant and, with respect to payments on account of Alterations, as also certified by Tenant’s independent architect) to Tenant’s contractors, subcontractors, and material suppliers that have not been subject to previous disbursements from Landlord’s Additional Contribution. In no event shall Landlord pay in the aggregate an amount greater than Landlord’s Additional Contribution. Provided that this Lease is in full force and effect and no Event of Default then exists, such progress payments shall be made within thirty (30) days after the delivery to Landlord of requisitions therefor, signed by a duly authorized officer of Tenant, setting forth the names of each contractor, subcontractor, payee, and supplier to whom payment has been made by Tenant, and the amount thereof, and accompanied by (i) evidence of payment by Tenant of the amounts sought to be reimbursed (such as paid receipts); (ii) with respect to payments on account of Alterations, partial waivers of lien from all contractors, subcontractors, and material suppliers covering all work and materials that were the subject of previous progress payments by Landlord; (iii) with respect to payments on account of Alterations, a written certification from Tenant’s architect that the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved by Landlord; and (iv) such other documents and information as Landlord may reasonably request. Notwithstanding anything to the contrary set forth in this Section 4.3, if Tenant does not pay any contractor, subcontractor or supplier as required by this provision, Landlord shall have the right, but not the obligation, to promptly pay to such contractor or supplier all sums so due from Tenant, and Tenant agrees the same shall be deemed Additional Rent and shall be paid by Tenant within ten (10) days after Landlord delivers to Tenant an invoice therefor, or, at Landlord’s election, be deducted from the unpaid balance of Landlord’s Additional Contribution.

(f) Landlord shall pay the final installment of the Landlord’s Additional Contribution to Tenant within thirty (30) days after delivery by Tenant to Landlord of a written requisition therefor, certified as true, correct and complete by a duly authorized officer of Tenant and accompanied by (i) copies of paid invoices, (ii) with respect to payments on account of Alterations, a written certification from Tenant’s architect stating that the Alterations described on such invoices have been completed in accordance with the plans and specifications approved by Landlord, that such work has been paid in full by Tenant and that all contractors, subcontractors and material suppliers have delivered to Tenant waivers of lien with respect to such work (copies of which shall be included with such architect’s certification), (iii) with respect to payments on account of Alterations, proof of the satisfactory completion of all required inspections and the issuance of any required approvals and sign-offs by Governmental Authorities with respect thereto, (iv) if requested by Landlord, final “as-built” plans and specifications for the subject Alterations, and (v) such other documents and information as Landlord may reasonably request in connection therewith.

(g) Without limiting the foregoing, after October 1, 2009 the Tenant may requisition a portion of the Landlord’s Additional Contribution on a monthly basis, in order to reimburse Tenant for payments made by Tenant to Landlord on account of the Basic Rent payable hereunder, provided that all of the following conditions are satisfied: (i) this Lease is in full force and effect; (ii) no Event of Default then exists under this Lease; (iii) Boston Private Financial Holdings, Inc. and/or Affiliates of Boston Private Financial Holdings, Inc. is (or are) in occupancy of not less than sixty-five (65%) of the rentable area of the Premises then demised under this Lease; (iv) Tenant shall provide not less than thirty (30) days prior notice of its intention to requisition a portion of the Additional Contribution for reimbursement of payments made on account of Basic Rent, which notice shall specify the amount of such requisition and the applicable installments of Basic Rent; and (v) such requisitions may be applied in equal amounts on account of not less than six (6) monthly installments of Basic Rent payable hereunder.

4.4 Extension Options.

(a) Provided both on the date Tenant’s Extension Notice (as hereinafter defined) is given and on the then-scheduled expiration date (i) Tenant shall not then be in breach or default under any term, covenant or condition of this Lease on Tenant’s part to be observed or performed, and (ii) Boston Private Financial Holdings, Inc. and/or Affiliates of Boston Private Financial Holdings, Inc. is (or are) in occupancy of not less than sixty-five (65%) of the rentable area of the Premises then demised under this Lease, then Tenant may extend the Term of this Lease for three (3) successive periods (each, an “Extension Period”) of five (5) years each by written notice (each, a “Tenant’s Extension Notice”) to Landlord given at least sixteen and one-half (16.5) months prior to the commencement of each such Extension Period. Delivery of each Tenant’s Extension Notice shall unconditionally constitute the exercise by Tenant of the option to extend the Term of this Lease and in no event may Tenant revoke a Tenant’s Extension Notice, then such notice shall be irrevocable after delivery thereto. Immediately after delivery of each Tenant’s Extension Notice this Lease shall be automatically extended in accordance with the provisions of this Section 4.4. Each such extension shall be for and with respect to the entirety of the Premises then demised under this Lease. Each such extension shall be on the same terms and conditions set forth herein, except that (a) after the exercise of the third (3rd) such extension option Tenant shall have no further option to extend said Term, (b) Basic Rent payable with respect to each such Extension Period shall be equal to 97.5% of the fair market rental value of the Premises during said Extension Period, as determined by Landlord promptly after receipt of Tenant’s Extension Notice (subject to Tenant’s right to object thereto as hereinafter set forth), and (c) Landlord shall have no obligation to make or pay for any improvements to the Premises or to pay any allowances or inducements of any kind. In determining fair market rental value, the following factors, among others, shall be taken into account and given effect: size of the premises, escalation charges then payable under the lease, location of the premises, location of the building, tenant improvement and fit-up of the premises, other transaction costs and lease term, and other terms and conditions then being provided for comparable lease transactions in comparable office buildings in the Downtown Boston Financial District.

(b) Promptly after receipt of a Tenant’s Extension Notice, Landlord shall deliver to Tenant a notice (“Landlord’s Determination Notice”) setting forth Landlord’s determination of the fair market rental value of the Premises with respect to such Extension Period. In the event that Tenant objects to Landlord’s determination of fair market rental value with respect to such Extension Period, Tenant may elect, by giving Landlord written notice of such objection not later than fifteen (15) Business Days following receipt of the Landlord’s Determination Notice, to deliver to Landlord a notice (a “Tenant’s Appraisal Notice”) that Tenant elects to submit the determination of fair market rental value to appraisers, the first appraiser to be chosen by Landlord, the second appraiser to be chosen by Tenant, and a third appraiser to be selected by the two appraisers first chosen. If Tenant fails to deliver to Landlord a Tenant’s Appraisal Notice within such fifteen (15) Business Day period (time being of the essence thereof), then Tenant shall have no further right to object to Landlord’s determination of fair market rental value for such Extension Period, and Tenant conclusively shall be deemed to have accepted Landlord’s determination of the fair market rental value of the Premises for such Extension Period.

(c) If Tenant timely delivers a Tenant’s Appraisal Notice pursuant to subsection (b) above, then the unanimous written decision of the two appraisers first chosen, without selection and participation of a third appraiser, or otherwise the written decision of a majority of three appraisers chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen appraiser within ten (10) days following receipt by Landlord of Tenant’s Appraisal Notice. If within thirty (30) days after the second appraiser has been appointed, the two designated appraisers are unable to agree upon fair market rental value for the Extension Period, then within ten (10) days after expiration of such thirty (30) day period they shall elect a third appraiser who has the qualifications set forth in subsection (d) below. If the two appraisers are not able to agree upon such third appraiser within such ten (10) day period, either appraiser may request the office of the American Arbitration Association located within or nearest to Boston, Massachusetts to designate a third appraiser willing so to act and an appraiser so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the appraisers first appointed. In the case of the inability or refusal to serve of any person designated as an appraiser, or in case any appraiser for any reason ceases to be such, an appraiser, to fill such vacancy, having the minimum qualifications set forth in subsection (d) below, shall be promptly appointed by the Landlord, the Tenant, the appraiser first appointed by the Landlord, the appraiser first appointed by the Tenant, or the said office of the American Arbitration Association, as the case may be, whichever made the original appointment, or, if the person who made the original appointment fails to fill such vacancy, any appraiser who continues to act, or the Landlord, or the Tenant may apply to said office of the American Arbitration Association to fill such vacancy with an appraiser having the minimum qualifications set forth in subsection (d) below, and any appraiser so appointed to fill such vacancy shall have the same standing and powers as though originally appointed. The resulting board of appraisers shall, forthwith upon their appointment, (i) hear the parties to this Lease and their witnesses, (ii) examine the records relating to the Premises, market surveys and such other documents and records as may, in their judgment, be necessary, and (iii) within not more than forty-five (45) days after their appointment, issue a decision (the “Appraisers’ Decision”) determining the fair market rental value of the Premises for such Extension Period.

Any determination by a majority of the members of the board of appraisers shall be final and binding upon the parties, but if a majority of the members of the board of appraisers are unable to agree upon a determination, the determination of such third appraiser shall be binding upon the parties. If any party shall fail to appear at the hearings appointed by the appraisers, the appraisers may act in the absence of such party. The determination of the board of appraisers (or the third appraiser, as appropriate) made in accordance with the foregoing provisions may be entered as an award in arbitration in a court of competent jurisdiction, and judgment thereon may be entered.

(d) Landlord and Tenant shall each bear the expense of the appraiser chosen by it and shall equally bear the expense of the third appraiser (if any). All appraisers chosen or elected hereunder shall have received the M.A.I. (Member Appraisal Institute) designation from the American Institute of Real Estate Appraisers and shall have had at least ten (10) years of experience in appraising commercial office space and determining fair market rental values in office buildings in Downtown Boston comparable to the Building. If, as contemplated herein, the Basic Rent payable with respect to said Extension Period shall not have been determined prior to the commencement thereof, then said Extension Period shall nevertheless commence, and Tenant shall make payments of Basic Rent at 97.5% of the fair market rental value designated by Landlord, subject to retroactive adjustment in conformity with and within ten (10) days following the final determination of the fair market rental value by the appraisers.

(e) Time is of the Essence of this Section 4.4.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use.

(a) Tenant agrees that the Premises shall be used and occupied by Tenant only for the Permitted Uses and for no other purpose or purposes, including, without limitation, use for medical, dental, governmental, utility company or employment agency offices, without Landlord’s express prior written consent. Tenant shall not use, or suffer or permit the use of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the Premises or the Buildings or any part thereof (i) which would violate any of the provisions of this Lease, (ii) for any unlawful purposes or in any unlawful manner, (iii) which is not customarily found in first-class office buildings in the downtown Boston area, or (iv) which, in the reasonable judgment of Landlord, shall in any way (A) impair the appearance or reputation of either of the Buildings, or (B) impair or interfere with any of the Building services or the proper and economic heating, ventilation, cleaning, air conditioning or other servicing of either of the Buildings or Premises, or with the use of any of the other areas of either of the Buildings, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of either of the Buildings.

(b) Tenant agrees to conform to the following provisions during the Term of this Lease:

(i) Tenant shall cause all freight to be delivered to or removed from either of the Buildings and the Premises from the Kilby Street entrance, in accordance with the Rules and Regulations established from time to time by Landlord therefor;

(ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Buildings outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises. Landlord will not withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to sign standards adopted from time to time by Landlord in its sole discretion and Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors. Landlord agrees, to maintain a tenant directory in the lobby of each respective Building (and, in the case of multi-tenant floors, in that floor’s elevator lobby) in which will be placed Tenant’s name and the location of the Premises in the respective Building;

(iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of either Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in either Building;

(iv) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations, including, without limitation, the Americans With Disabilities Act of 1990 and the codes, rules and regulations promulgated thereunder (collectively, the “ADA”) and the codes, rules and regulations of the Massachusetts Architectural Access Board (collectively, the “MAAB Regulations”); provided however, Landlord shall be responsible for the compliance of the common areas of the Buildings with the ADA and the MAAB Regulations; and

(v) Tenant shall not abandon the Premises.

5.2 Installations and Alterations by Tenant.

(a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements (collectively, “Alterations”) in or to the Premises (including any Alterations necessary for Tenant’s initial occupancy of the Premises) without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed with respect to non-structural Alterations that do not affect or involve the Building’s electrical, plumbing or mechanical systems or any other Building systems; provided, however, no such consent shall be required with respect to non-structural Alterations that do not affect or involve the structural elements of the respective Building, or the electrical, plumbing or mechanical systems of the respective Building, or any other Building systems, having an aggregate cost to completion of less than $25,000.00 for each such Alteration project. Landlord’s failure to approve or reject plans and specifications for a proposed Alteration within fifteen (15) Business Days of receipt of same shall be deemed an approval thereof, provided that at the time of submission of the plans and specifications to Landlord Tenant shall include the following legend displayed prominently at the top of the first page of Tenant’s notice delivered concurrently with said plans and specifications: “TEN/10 POST OFFICE SQUARE: THE LEASE TO BOSTON PRIVATE FINANCIAL HOLDINGS, INC.: AS PROVIDED IN SUCH LEASE, THESE SUBMISSIONS SHALL BE DEEMED TO BE AUTOMATICALLY APPROVED IF YOU DO NOT RESPOND WITHIN FIFTEEN (15) BUSINESS DAYS AFTER RECEIPT.”

At the time Landlord approves any of Tenant’s Alterations Landlord shall notify Tenant which of the subject Alterations, if any, constitute Specialty Alterations which may be required to be removed by Tenant at the end of the Term, provided that Tenant shall include the following legend in capitalized and bold type displayed prominently on the top of the first page of Tenant’s notice delivered concurrently with such plans and specifications: “IF LANDLORD FAILS TO NOTIFY TENANT AT THE TIME LANDLORD APPROVES THESE PLANS AND SPECIFICATIONS THAT ANY ALTERATIONS SHOWN THEREON ARE SPECIALTY ALTERATIONS (AS DEFINED IN THE LEASE), LANDLORD MAY NOT REQUIRE TENANT TO REMOVE SUCH SPECIALTY ALTERATIONS AT THE END OF THE TERM OF THE LEASE.”

All Alterations shall be performed in accordance with (x) the provisions of the Rules and Regulations attached hereto as Exhibit E (including the requirements attached thereto as Attachment I), (y) such other Rules and Regulations as may be from time to time adopted by Landlord with respect to Alterations, and (z) with plans and specifications meeting the requirements set forth in the Rules and Regulations and approved in advance by Landlord. All Alteration work shall be (i) be performed in a good and workmanlike manner and in compliance with all applicable laws, ordinances and regulations; (ii) be made at Tenant’s sole cost and expense; and (iii) be coordinated with any work being performed by Landlord in such a manner as not to damage the Building or interfere with the construction or operation of the Building. At Landlord’s request, Tenant shall, before its work is started, secure assurances satisfactory to Landlord in its reasonable discretion protecting Landlord against claims arising out of the furnishing of labor and materials for the Alterations. If any Alterations shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant’s Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality. Tenant shall promptly reimburse Landlord for all reasonable costs, including attorneys’, architects’, engineers’, and consultants’ fees, incurred by Landlord in connection with any request from Tenant pursuant to this Section 5.2.

(b) All articles of personal property and all movable fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises (“Tenant’s Removable Property”) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration or earlier termination of the Term, provided that Tenant, at its expense, shall repair any damage to the Premises or the respective Building caused by such installation or removal. Tenant shall remove, at its expense, on the expiration or earlier termination of this Lease, all cabling installed in or at the Premises after June 1, 2004. On or prior to the Expiration Date, Tenant shall, (i) in consideration of the agreement by Landlord not to require Tenant to remove Alterations installed in the Premises prior to the commencement of the Term of this Lease, pay to Landlord a surrender fee of $25,000.00, and (ii) unless otherwise directed by Landlord and subject to the provisions of Section 12.2, at Tenant’s expense, remove all Specialty Alterations from the Premises and close up any slab penetrations in the Premises, installed after the Commencement Date. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Property caused by Tenant’s removal of any Alterations or by the closing of any slab penetrations, and upon default thereof, Tenant shall reimburse Landlord for Landlord’s cost of repairing and restoring such damage. Any Specialty Alterations or Tenant’s

Removable Property not so removed shall be deemed abandoned and Landlord may retain or remove and dispose of same, and repair and restore any damage caused thereby, at Tenant’s cost and without accountability to Tenant. All other Alterations shall become Landlord’s property upon expiration or termination of this Lease.

(c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises, the Buildings or the Property. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Tenant agrees to pay promptly when due the entire cost of any work done on behalf of Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to all or any part of the Property and immediately to discharge any such liens which may so attach. If, notwithstanding the foregoing, any lien is filed against all or any part of the Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or its agents, employees or independent contractors, Tenant, at its sole cost and expense, shall cause such lien to be dissolved promptly after receipt of notice that such lien has been filed, by the payment thereof or by the filing of a bond sufficient to accomplish the foregoing. If Tenant shall fail to discharge any such lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys’ fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the Event of Default in not discharging such lien. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any Alterations by or on behalf of Tenant to the Premises under this Section, which obligation shall survive the expiration or termination of this Lease.

(d) In the course of any work being performed by Tenant (including, without limitation, the “field installation” of any Tenant’s Removable Property), Tenant agrees to use labor compatible with that being employed by Landlord for work in the Buildings or on the Property or other buildings owned by Landlord or its affiliates (which term, for purposes hereof, shall include, without limitation, entities which control or are under common control with or are controlled by Landlord or, if Landlord is a partnership or limited liability company, by any partner or member of Landlord) and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Buildings or on the Property pursuant to arrangements made by Landlord.

(e) If Tenant shall make or cause to be made at its own expense any Alteration to the Premises which shall result in an increase in the Taxes (as evidenced by the official records of the office of the tax assessor), then Tenant shall pay, in addition to the Basic Rent, Escalation Charges and other Additional Rent, the entire increase in such Taxes attributable to such Alteration.

5.3 Extra Hazardous Use. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to Premises being occupied for the Permitted Uses. Landlord confirms that the use of the Premises principally and primarily for the operation of first-class executive business offices and bank facilities in a manner and fashion consistent with the existing use of the Premises by Tenant will not breach the foregoing covenant. If the premium or rates payable with respect to any policy or policies of insurance carried by or on behalf of Landlord with respect to the Property increases as a result of any act or activity on or use of the Premises during the Term or payment by the insurer of any claim arising from any act or neglect of Tenant, its employees, agents, contractors or invitees, Tenant shall pay such increase, from time to time, within fifteen (15) days after demand therefor by Landlord, as Additional Rent.

5.4 Hazardous Materials.

(a) In order to conduct its business at the Premises and to maintain and operate the business machines located in the Premises, Tenant may, in accordance with all applicable Environmental Laws, use chemicals and cleaning materials such as adhesives, lubricants, ink, solvents and cleaning fluids and substances of the kind and in amounts and in the manner customarily found and used in first-class business offices. Tenant shall not use, store, handle, treat, transport, release or dispose of any other Hazardous Materials on or about the Premises or the Property without Landlord’s prior written consent, which Landlord may withhold or condition in Landlord’s sole discretion.

(b) Any handling, treatment, transportation, storage, disposal or use of Hazardous Materials by Tenant or Tenant’s agents, contractors, employees or invitees, in or about the Premises or the Property shall comply with all applicable Environmental Laws. Tenant shall, within ten (10) Business Days of Landlord’s written request therefor, disclose in writing all Hazardous Materials that are being used by Tenant in the Premises, the nature of such use and the manner of storage and disposal. Without Landlord’s prior written consent, Tenant shall not conduct any sampling or investigation of soil or groundwater on the Property to determine the presence of any constituents therein.

(c) Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any liabilities, losses, claims, damages, interest, penalties, fines, attorneys’ fees, experts’ fees, court costs, remediation costs, and other expenses which arise out of or result from the use, storage, handling, treatment, transportation, release, threat of release or disposal of Hazardous Materials in or about the Premises or the Property by Tenant or Tenant’s agents, employees, contractors or invitees. The provisions of this paragraph (c) shall survive the expiration or earlier termination of this Lease.

(d) Tenant shall give written notice to Landlord as soon as reasonably practicable of (i) any communication received by Tenant from any governmental authority concerning Hazardous Materials which relates to the Premises or the Property, and (ii) any Environmental Condition of which Tenant is aware.

ARTICLE 6

ASSIGNMENT AND SUBLETTING

6.1 Prohibition.

(a) Tenant covenants and agrees that neither this Lease nor the Term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than the Permitted Uses, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting by Tenant or any person acting on behalf of Tenant, without, in each case, the prior written consent of Landlord. Without limiting the foregoing, any agreement pursuant to which: (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant’s behalf, all or any portion of the Basic Rent or Additional Rent under this Lease; and/or (y) a third party undertakes or is granted by or on behalf of Tenant the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this Article 6. The provisions of this paragraph (a) shall apply to a transfer (by one or more transfers) of a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant as if such transfer were an assignment of this Lease; provided that if equity interests in Tenant at any time are or become traded on a public stock exchange, the transfer of equity interests in Tenant on a public stock exchange shall not be deemed an assignment within the meaning of this Article.

(b) The provisions of paragraph (a) shall not apply to either (x) transactions with an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets are transferred, or (y) transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant; provided that in any such event:

(i) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer,

(ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and

(iii) the assignee agrees directly with Landlord, by written instrument in form and content satisfactory to Landlord in its reasonable discretion, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting.

6.2 Acceptance of Rent. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, whether or not in violation of the terms and conditions of the Lease, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular assignment, subletting or occupancy or other act for which Landlord’s consent is required under paragraph (a) of Section 6.1 shall not in any way diminish the prohibition stated in paragraph (a) of Section 6.1 as to any further such assignment, subletting or occupancy or other act or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder, and Tenant shall remain fully and primarily liable therefor. Landlord may revoke any consent by Landlord to a particular assignment, subletting or occupancy if the assignment or sublease does not provide that the assignee, subtenant or other occupant agrees to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed. Tenant shall promptly reimburse Landlord for all reasonable costs, including attorneys’ fees, incurred by Landlord in connection with any request from Tenant regarding assignment or subletting or any other act that is subject to Section 6.1.

6.3 Excess Payments. If Tenant assigns this Lease or sublets the Premises or any portion thereof, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount, if any, by which (a) any and all compensation received by Tenant as a result of such assignment or subletting, net of reasonable expenses actually incurred by Tenant in connection with such assignment or subletting (prorated over the term of the assignment or subletting), exceeds (b) in the case of an assignment, the Basic Rent and Additional Rent under this Lease, and in the case of a subletting, the portion of the Basic Rent and Additional Rent allocable to the portion of the Premises subject to such subletting. Such payments shall be made on the date the corresponding payments under this Lease are due. Notwithstanding the foregoing, the provisions of this Section shall impose no obligation on Landlord to consent to an assignment of this Lease or a subletting of all or a portion of the Premises.

6.4 Tenant’s Notice. If Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall give notice thereof to Landlord, which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet, the commencement date of such sublease and the rent per rentable square foot Tenant will ask for such portion of the Premises. Except with respect to an assignment or sublease to a Related Entity (as defined in Section 6.6), such notice shall be deemed an irrevocable offer from Tenant to Landlord of the right, at Landlord’s option, (1) to terminate this Lease with respect to such space as Tenant proposes to sublease (the “Partial Space”), upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease or a sublease which is scheduled to expire prior to the date which is one (1) year prior to the Expiration Date, which sublease (together with all other subleases, if any) would result in 50% or more of the rentable square footage of the Premises being sublet (excluding subleases to Related Entities and/or Affiliates of Tenant), to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice from Landlord to Tenant within thirty (30) days after delivery of Tenant’s notice. If Landlord exercises its option to terminate all or such portion of this Lease, (a) this Lease shall end and expire with respect to all or such portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, provided that such date is in no event earlier than 90 days after the date of the above notice unless Landlord agrees to such earlier date, (b) Rent shall be apportioned, paid or refunded as of such date, (c) the Landlord and Tenant shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, and (d) Landlord shall be free to lease the Premises (or any part thereof) to any person, including, without limitation, to Tenant’s prospective assignee or subtenant.

6.5 Conditions to Assignment/Subletting. (a) If Landlord does not exercise Landlord’s termination option provided under Section 6.4 and provided that no Event of Default then exists, Landlord’s consent to a proposed assignment or subletting shall not be unreasonably withheld or delayed, provided that:

(i) in Landlord’s reasonable judgment, the proposed assignee or sublessee (the “Transferee”) is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then established standards of the Property, (2) is for any of the Permitted Uses, and (3) does not violate any restrictions set forth in this Lease, any Mortgage or any negative covenant as to use of the Premises required by any other lease in the Property;

(ii) the Transferee is reputable with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be;

(iii) if Landlord has, or reasonably expects to have within 3 months thereafter, comparable space available in the Property, neither the Transferee nor any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Transferee is then an occupant of the Property;

(iv) the Transferee is not a person or entity (or affiliate of a person or entity) with whom Landlord is then or has been within the prior 3 months negotiating in connection with the rental of space in the Property;

(v) there shall be not more than 2 subtenants in each floor of the Premises;

(vi) the aggregate consideration to be paid by the Transferee under the terms of the proposed sublease shall not be less than 90% of the fixed rent at which Landlord is then offering to lease other space in the respective Building (the “Market Sub-rent”) determined as though the Premises were vacant and taking into account (1) the length of the term of the proposed sublease; (2) any rent concessions granted to Transferee, and (3) the cost of any Alterations being performed for the Transferee;

(vii) Tenant shall, upon demand, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the Transferee and all legal costs reasonably incurred in connection with the granting of any requested consent;

(viii) Tenant shall not list the Premises to be sublet or assigned with a broker, agent or other entity or otherwise offer the Premises for subletting at a rental rate less than the Market Sub-rent; and

(ix) the Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the Commonwealth of Massachusetts.

(b) With respect to each and every subletting and/or assignment approved by Landlord under the provisions of this Lease:

(i) the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord;

(ii) no sublease shall be for a term ending later than one day prior to the Expiration Date;

(iii) no Transferee shall take possession of any part of the Premises, until an executed counterpart of such sublease or assignment has been delivered to and approved by Landlord;

(iv) if a material Event of Default occurs prior to the effective date of such assignment or subletting, then Landlord’s consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord’s consent, such permission shall be void and without force and effect, and in either such case, any such assignment or subletting shall constitute a further Event of Default hereunder; and

(v) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent, (D) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any work in the sublet space or the respective Building, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Section 6.5(b)(v) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

6.6 Related Entities. Tenant may also, (i) upon prior notice to, and with the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), permit any Related Entity to sublet all or part of the Premises for the Permitted Uses, and (ii) upon prior notice to Landlord, permit any Affiliate of Boston Private Financial Holdings to sublet all or part of the Premises for the Permitted Uses, provided that such Related Entity or Affiliate, as applicable, is of a character and engaged in a business which is in keeping with the standards for the Building and for so long as such entity remains a Related Entity or Affiliate, as applicable. Such sublease shall not be deemed to vest in any such Related Entity any right or interest in this Lease nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder. Notwithstanding the foregoing, Tenant shall have no right to sublease all or any portion of the Premises without Landlord’s consent pursuant to this Section 6.6 if Tenant is not the initial Tenant herein named or a person or entity who acquired Tenant’s interest in this Lease in a transaction expressly and specifically approved by Landlord.

6.7 Further Requirements. Tenant shall reimburse Landlord on demand, as Additional Rent, for any out-of-pocket costs (including reasonable attorneys’ fees and expenses) incurred by Landlord in connection with any actual or proposed assignment or sublease or other act described in paragraph (a) of Section 6.1, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant. Any sublease or assignment to which Landlord gives its consent shall not be valid or binding on Landlord unless and until Tenant and the sublessee or assignee, as applicable, execute a consent agreement in form and substance satisfactory to Landlord in its reasonable discretion and a fully executed counterpart of such sublease or assignment agreement, as applicable, has been delivered to Landlord.

ARTICLE 7

RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES; SERVICES TO

BE FURNISHED BY LANDLORD

7.1 Landlord Repairs.

(a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass), floor slabs and other structural elements of the floors, and structure of the Buildings (including all plumbing, mechanical and electrical systems installed by Landlord, but specifically excluding any supplemental heating, ventilation or air conditioning equipment or systems installed at Tenant’s request or as a result of Tenant’s requirements in excess of building standard design criteria), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Buildings arising out of or resulting from any act or neglect of Tenant, its agents, employees, invitees or contractors. Landlord shall also keep and maintain all Common Facilities in a good and clean order, condition and repair, free of snow and ice and accumulation of dirt and rubbish, and shall keep and maintain all landscaped areas on the Property in a neat and orderly condition. Landlord shall not be responsible to make any improvements or repairs to the Buildings other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

(b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

7.2 Tenant Repairs.

(a) Tenant will keep the Premises and every part thereof neat and clean, and will maintain the same in good order, condition and repair, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and Tenant shall surrender the Premises, at the end of the Term, in such condition. Without limitation, Tenant shall comply with, and shall cause the Premises to comply with, all laws, regulations, codes and ordinances from time to time in effect, and all directions, rules and regulations of governmental agencies having jurisdiction, and the standards recommended by the Board of Fire Underwriters, and shall, at Tenant’s expense, obtain all permits, licenses and the like required thereby. Subject to Section 10.4 regarding waiver of subrogation, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to either Building arising out of or resulting from any act or neglect of Tenant, or its contractors or invitees (including any damage by fire or other casualty arising therefrom), excepting only to the extent such damage is caused by the negligent acts or misconduct of Landlord or the agents of Landlord.

(b) If repairs are required to be made by Tenant pursuant to the terms hereof, and Tenant fails to make the repairs, upon not less than thirty (30) days’ prior written notice (except that no notice shall be required in the event of an emergency), Landlord may elect to make or cause such repairs to be made (but shall not be required to do so), and the provisions of Section 14.4 shall be applicable to the costs thereof. Landlord shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant’s stock or business by reason of Landlord’s making such repairs.

7.3 Floor Load - Heavy Machinery.

(a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. The maximum floor load throughout the Premises is 75 pounds per square foot “live load.” Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

(b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4 Utility Services.

(a) Landlord shall, on Business Days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 9:00 a.m. to 1:00 p.m., furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 125 square feet of Premises Rentable Area and an electrical load not exceeding 3.0 watts per square foot of Premises Rentable Area. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord may furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect for the Building upon demand as Additional Rent. The overtime HVAC charge is currently $40.00 per hour per floor and is subject to increase from time to time by Landlord. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the ability of the base building HVAC to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord’s option, be provided by Landlord, and the cost of such supplementary systems shall be payable by Tenant to Landlord upon demand as Additional Rent. Tenant shall not install any supplementary or auxiliary HVAC equipment to serve the Premises without Landlord’s prior consent in each instance. The work to install any such supplementary or auxiliary HVAC equipment shall be considered to be an Alteration for all purposes under this Lease and Tenant shall comply with all terms and conditions of this Lease in connection therewith. Without limitation, the plans and specifications for any such supplementary or auxiliary HVAC equipment and the installation and maintenance thereof, shall be subject to Landlord’s prior approval in each instance. The installation, maintenance, operation and repair of any such supplementary or auxiliary HVAC equipment shall be performed by Tenant at its sole cost and expense and Landlord shall have no obligations or liabilities in connection therewith.

(b) Landlord shall supply electricity to the Premises to meet a demand requirement not to exceed 3.0 watts per rentable square foot of the respective area of the Premises for standard single-phase 120 volt alternating current, and Tenant agrees in its use of the Premises (i) not to exceed such requirements, and (ii) that its total connected lighting load it will not exceed the maximum from time to time permitted under applicable governmental regulations. If, without in any way derogating from the foregoing limitation, Tenant shall require electricity in excess of the requirements set forth above, Tenant shall notify Landlord and Landlord may (without being obligated to do so) supply such additional service or equipment at Tenant’s sole cost and expense. Landlord shall purchase and install, at Tenant’s expense, all lamps, tubes, bulbs, starters and ballasts. In order to assure that the foregoing requirements are not exceeded and to avert possible adverse effect on the Building’s electric system, Tenant shall not, without Landlord’s prior consent, connect any fixtures, appliances or equipment to the Building’s electric distribution system other than personal computers, facsimile transceivers, typewriters, pencil sharpeners, adding machines, photocopiers, word and data processors, clocks, radios, hand-held or desk top calculators, dictaphones, desktop computers and other similar small electrical equipment normally found in business offices and not drawing more than [15 amps at 120/208 volts]. All charges to Tenant under this paragraph shall be due and payable as Additional Rent within thirty (30) days after receiving Landlord’s invoice therefor.

(c) Landlord has installed check meters to measure the consumption of electricity in the portions of the Premises in the Ten P.O. Square Building. Tenant shall pay to Landlord, as Additional Rent, within ten (10) Business Days after receipt of Landlord’s invoice therefor, the costs of all electricity consumed in such portions of the Premises, based on the amounts shown on said check meters. Said payments shall be based upon the actual out-of-pocket costs incurred by Landlord in providing electrical service, which costs may include, without limitation, energy charges, demand charges, surcharges, time-of-day charges, the cost of generation, transmission and distribution services, stranded cost charges, taxes and other charges. If Landlord so elects, from time-to-time, Landlord may furnish a notice to Tenant increasing or adjusting the electricity charges and thereafter Tenant shall pay the increased or adjusted electricity charges in accordance with Landlord’s notice. Said adjustments may be based upon (i) increased consumption as measured by said check meters, or (ii) increases in the actual out-of-pocket costs and expenses incurred by Landlord in connection with providing said electricity.

(d) Landlord has installed separate meters to measure the consumption of electricity in the portions of the Premises in the 10 P.O. Square Building. Tenant shall contract directly with the public utility company furnishing electric service to the 10 P.O. Square Building for electric service to the Premises. Tenant shall pay all amounts payable to the utility company, on a timely basis, and in all events prior to the due date thereof. Tenant shall maintain the meters in good working order and repair. If Tenant fails to maintain such meters or to pay such charges on a timely basis, then Landlord may repair or replace such meters and/or pay such charges directly to the utility company and Tenant shall reimburse Landlord as Additional Rent for all amounts expended by Landlord in connection therewith within ten (10) days after receipt of a bill therefor.

(e) From time to time during the Term of this Lease, either Landlord or Tenant shall have the right to have an electrical consultant acceptable to both parties in their reasonable discretion make a survey of Tenant’s electric usage. In the event that such survey shows that Tenant has exceeded the requirements set forth in paragraph (b), in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the cost of such survey and the cost, as determined by such consultant, of electricity usage in excess of such requirements as Additional Rent.

(f) Landlord shall have the right to discontinue furnishing electricity to the Premises at any time upon not less than thirty (30) days’ notice to Tenant; provided that Landlord shall, at Tenant’s expense, separately meter the Premises directly to the applicable public utility company. If Landlord exercises such right, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to the Premises, and in the computation of Operating Expenses, only the cost of electricity supplied to those portions of the Building other than those leased or intended to be leased to tenants for their exclusive use and occupancy, i.e., the Common Facilities, shall be included; and

(g) Landlord shall permit Landlord’s existing wires, risers, conduits and other electrical equipment of Landlord to be used to supply electricity to Tenant, provided that the limits set forth in paragraph (b) shall not be exceeded, and Tenant shall be responsible for payment of all electricity charges directly to such utility.

7.5 Other Services.

Landlord shall also provide the following:

(a) Passenger elevator service from the existing passenger elevator system in common with Landlord and others entitled thereto.

(b) Warm water for lavatory purposes and cold water (at temperatures supplied by the city in which the Property is located) for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof as Additional Rent upon demand and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in the event Tenant fails timely to make any such payment, Landlord may pay such charges and collect the same from Tenant upon demand as Additional Rent.

(c) Cleaning and janitorial services to the Premises, provided the same are kept in order by Tenant, substantially in accordance with the cleaning standards set forth in Exhibit I attached hereto, as the same may be modified, amended, supplemented or replaced from time to time by Landlord in its reasonable discretion.

(d) Access to the Premises at all times, subject to security precautions from time to time in effect, if any, and subject always to restrictions based on emergency conditions. The Milk Street entrance to the Ten P.O. Square Building provides a 24-hour security checkpoint for after hours access to the Ten P.O. Square Building. Any security devices required by Tenant, and the installation thereof, shall be at Tenant’s sole cost and expense

Landlord may from time to time, but shall not be obligated to, provide one or more attendants in or about the lobby areas of the respective Building, and the costs of such services shall constitute Operating Expenses in accordance with the provisions of Article 9 hereof. Tenant expressly acknowledges and agrees that, if provided: (i) such attendants shall not serve as police officers, and will be unarmed, and will not be trained in situations involving potentially physical confrontation; and (ii) such attendants will be solely an amenity to tenants of the respective Building for purposes such as assisting visitors and invitees of tenants and others in the respective Building, monitoring fire control and alarm equipment, and summoning emergency services to the respective Building as and when needed, and not for the purpose of securing any individual tenant premises or guaranteeing the physical safety of Tenant’s Premises or of Tenant’s employees, agents, contractors or invitees. If and to the extent that Tenant desires to provide security for the Premises or for such persons or their property, Tenant shall be responsible for so doing, after having first consulted with Landlord and after obtaining Landlord’s consent, which shall not be unreasonably withheld. Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant’s property, and for that of Tenant’s employees, agents, contractors and invitees, and, without in any way limiting the operation of Article 10 hereof, Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee. Tenant agrees that, as between Landlord and Tenant, it is Tenant’s responsibility to advise its employees, agents, contractors and invitees as to necessary and appropriate safety precautions.

Landlord shall also permit cable television providers to install wires, conduits and other necessary equipment in the Buildings and to furnish cable television service to the Premises. Tenant shall contract directly with such cable television providers for cable television services and shall pay all amounts payable to such providers on a timely basis, including, without limitation, all subscription, maintenance and repair costs and expenses related thereto.

7.6 Interruption of Service.

(a) Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to either of the Buildings, or other portions of the Property, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord reasonably exercised desirable or necessary, or when prevented from supplying such services or use due to any act or neglect of Tenant or Tenant’s agents, employees, contractors or invitees or any person claiming by, through or under Tenant, or by Force Majeure, including, but not limited to, strikes, lockouts, difficulty in obtaining materials, accidents, laws or orders, or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. Except as set forth in paragraph (b) below, no diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Except as set forth in paragraph (b) below, failure or omission on the part of Landlord to furnish any of the foregoing services or use as provided in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

(b) Notwithstanding anything contained in this Lease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur, except any of the same due to any act or neglect of Tenant or Tenant’s agents employees, contractors or invitees or any person claiming by, through or under Tenant (any such interruption of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption occurs or continues as a result of the negligent acts or wrongful misconduct of the Landlord or Landlord’s agents, servants, employees or contractors, and (iii) such Service Interruption continues for more than seven (7) consecutive Business Days after Landlord shall have received written notice thereof from Tenant, and (iv) as a result of such

Service Interruption despite the commercially reasonable good faith efforts of Tenant, all or substantially all of the Premises are not usable by Tenant in the usual operations of its business, and Tenant actually ceases operating its business in all or substantially all of the Premises for such seven (7) Business Day period, then there shall be an abatement of one day’s Basic Rent and Escalation Charges for each day during which such Service Interruption continues after such seven (7) Business Day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations notwithstanding such Service Interruption, then the amount of each daily abatement of Basic Rent and Escalation Charges shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. The provisions of this subsection (b) shall not apply in the event of a Force Majeure event or a casualty, eminent domain event or other event governed by the provisions of Article 11. The rights granted to Tenant under this paragraph (b) shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: access to the Premises, passenger elevator service, water and sewer/septic service and electricity, but only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. Any abatement of Basic Rent under this paragraph shall apply only with respect to Basic Rent allocable to the period after each of the conditions set forth in subsections (i) through (iv) hereof shall have been satisfied and only during such times as each of such conditions shall exist.

ARTICLE 8

REAL ESTATE TAXES

8.1 Payments on Account of Real Estate Taxes.

(a) “Tax Year” shall mean a twelve-month period commencing on July 1 and falling wholly or partially within the Term.

“Ten P.O. Square Taxes” shall mean (i) all taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term, imposed or levied upon or assessed against the Ten P.O. Square Property or any portion thereof, or against any Basic Rent, Additional Rent or other rent of any kind or nature payable to Landlord by anyone on account of the ownership, leasing or operation of the Ten P.O. Square Property, or which arise on account of or in respect of the ownership, development, leasing, operation or use of the Ten P.O. Square Property or any portion thereof, as the same may be abated or reduced from time to time; (ii) all gross receipts taxes or similar taxes imposed or levied upon, assessed against or measured by any Basic Rent, Additional Rent or other rent of any kind or nature or other sum payable to Landlord by anyone on account of the ownership, development, leasing, operation, or use of the Ten P.O. Square Property or any portion thereof; (iii) all value added, use and similar taxes at any time levied, assessed or payable on account of the ownership, development, leasing, operation, or use of the Ten P.O. Square Property or any portion thereof; (iv) reasonable fees and expenses paid to attorneys and consultants of Landlord in connection with such Ten P.O. Square Taxes; and (v) reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, in connection with any proceeding for abatement of any of the foregoing items included in Ten P.O. Square Taxes, but the amount of special taxes or special assessments included in Ten P.O. Square Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such Ten P.O. Square Taxes are being determined. There shall be excluded from Ten P.O. Square Taxes all income, estate, succession, inheritance and transfer taxes of Landlord; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, income, profits, sales, rental, use and occupancy, or other tax or charge shall in whole or in part be substituted for, or added to, such ad valorem tax and levied against, or be payable by, Landlord with respect to the Ten P.O. Square Property or any portion thereof, such tax or charge shall be included in the term “Ten P.O. Square Taxes” for the purposes of this Article.

“10 P.O. Square Taxes” shall mean (i) all taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term, imposed or levied upon or assessed against the 10 P.O. Square Property or any portion thereof, or against any Basic Rent, Additional Rent or other rent of any kind or nature payable to Landlord by anyone on account of the ownership, leasing or operation of the 10 P.O. Square Property, or which arise on account of or in respect of the ownership, development, leasing, operation or use of the 10 P.O. Square Property or any portion thereof, as the same may be abated or reduced from time to time; (ii) all gross receipts taxes or similar taxes imposed or levied upon, assessed against or measured by any Basic Rent, Additional Rent or other rent of any kind or nature or other sum payable to Landlord by anyone on account of the ownership, development, leasing, operation, or use of the 10 P.O. Square Property or any portion thereof; (iii) all value added, use and similar taxes at any time levied, assessed or payable on account of the ownership, development, leasing, operation, or use of the 10 P.O. Square Property or any portion thereof; (iv) reasonable fees and expenses paid to attorneys and consultants of Landlord in connection with such 10 P.O. Square Taxes; and (v) reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, in connection with any proceeding for abatement of any of the foregoing items included in 10 P.O. Square Taxes, but the amount of special taxes or special assessments included in 10 P.O. Square Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such 10 P.O. Square Taxes are being determined. There shall be excluded from 10 P.O. Square Taxes all income, estate, succession, inheritance and transfer taxes of Landlord; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, income, profits, sales, rental, use and occupancy, or other tax or charge shall in whole or in part be substituted for, or added to, such ad valorem tax and levied against, or be payable by, Landlord with respect to the 10 P.O. Square Property or any portion thereof, such tax or charge shall be included in the term “10 P.O. Square Taxes” for the purposes of this Article.

(b) In the event that Ten P.O. Square Taxes during any Tax Year shall exceed Base Taxes for the Ten P.O. Square Property, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Ten P.O. Square Taxes for such Tax Year over Base Taxes for the Ten P.O. Square Property, multiplied by (ii) Tenant’s Proportionate Ten P.O. Square Share, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date occurs or the Term expires.

(c) In the event that 10 P.O. Square Taxes during any Tax Year shall exceed Base Taxes for the 10 P.O. Square Property, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of 10 P.O. Square Taxes for such Tax Year over Base Taxes for the 10 P.O. Square Property, multiplied by (ii) Tenant’s Proportionate 10 P.O. Square Share, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date occurs or the Term expires.

(d) Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant’s required payment, as reasonably estimated by Landlord from time to time, on account of the Ten P.O. Square Taxes and the 10 P.O. Square Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant’s payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payment on account thereof for such Tax Year (including as a result of any abatement of Taxes), Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

8.2 Abatement. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year all or any portion of which falls within the Term, then out of any balance remaining thereof after deducting Landlord’s expenses in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist an Event of Default, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest, and apportioned if such refund is for a Tax Year a portion of which falls outside the Term), multiplied by the respective Tenant’s Proportionate Share; provided, that in no event shall Tenant be entitled to receive more than the payments made by Tenant on account of Taxes for such Tax Year pursuant to paragraph (b) of Section 8.1 or to receive any payments or abatement of Basic Rent if Taxes for any year are less than Base Taxes for the respective Property or if Base Taxes for the respective Property are abated.

ARTICLE 9

OPERATING AND UTILITY EXPENSES

9.1 Definitions. “Operating Year” shall mean each calendar year all or any part of which falls within the Term.

“Ten P.O. Square Operating Expenses” shall mean the aggregate customary costs and expenses incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Ten P.O. Square Property, all as set forth in Exhibit D attached hereto, provided that if during any portion of the Operating Year for which Ten P.O. Square Operating Expenses are being computed (including, without limitation, the Base Year for Operating Expenses), less than ninety-three percent (93%) of the Ten P.O. Square Building was occupied by tenants or Landlord was not supplying all tenants with the services being supplied under this Lease, actual Ten P.O. Square Operating Expenses incurred shall be extrapolated reasonably by Landlord on an item by item basis to the estimated Ten P.O. Square Operating Expenses that would have been incurred if the Ten P.O. Square Building were ninety-three percent (93%) occupied for such Operating Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Ten P.O. Square Operating Expenses for such Operating Year. The foregoing extrapolation of Operating Expenses shall be performed with respect to those components of Operating Expenses that vary or are impacted by changes in the occupancy of the respective Building.

“10 P.O. Square Operating Expenses” shall mean the aggregate customary costs and expenses incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the 10 P.O. Square Property, all as set forth in Exhibit D attached hereto, provided that if during any portion of the Operating Year for which 10 P.O. Square Operating Expenses are being computed (including, without limitation, the Base Year for Operating Expenses), less than ninety-three percent (93%) of the 10 P.O. Square Building was occupied by tenants or Landlord was not supplying all tenants with the services being supplied under this Lease, actual 10 P.O. Square Operating Expenses incurred shall be extrapolated reasonably by Landlord on an item by item basis to the estimated 10 P.O. Square Operating Expenses that would have been incurred if the 10 P.O. Square Building were ninety-three percent (93%) occupied for such Operating Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the 10 P.O. Square Operating Expenses for such Operating Year. The foregoing extrapolation of Operating Expenses shall be performed with respect to those components of Operating Expenses that vary or are impacted by changes in the occupancy of the respective Building.

9.2 Tenant’s Payment of Operating Expenses.

(a) In the event that for any Operating Year the Ten P.O. Square Operating Expenses shall exceed Base Operating Expenses for the Ten P.O. Square Property, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess Ten P.O. Square Operating Expenses multiplied by (ii) Tenant’s Proportionate Ten P.O. Square Share, such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Term of this Lease ends. For each Operating Year, Landlord shall not be entitled to a reimbursement from tenants for Ten P.O. Square Operating Expenses in excess of 100% of the costs and expenses relating to the Ten P.O. Square Property actually incurred by Landlord with respect to such Operating Year.

(b) In the event that for any Operating Year the 10 P.O. Square Operating Expenses shall exceed Base Operating Expenses for the 10 P.O. Square Property, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess 10 P.O. Square Operating Expenses multiplied by (ii) Tenant’s Proportionate 10 P.O. Square Share, such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Term of this Lease ends. For each Operating Year, Landlord shall not be entitled to a reimbursement from tenants for 10 P.O. Square Operating Expenses in excess of 100% of the costs and expenses relating to the 10 P.O. Square Property actually incurred by Landlord with respect to such Operating Year.

(c) Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant’s required payment, as reasonably estimated by Landlord from time to time during each Operating Year, on account of the Ten P.O. Square Operating Expenses and the 10 P.O. Square Operating Expenses for such Operating Year. Promptly after the end of each Operating Year, Landlord shall submit to Tenant reasonably detailed accountings (calculated on an accrual basis) of the Ten P.O. Square Operating Expenses and the 10 P.O. Square Operating Expenses, respectively, for such Operating Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant’s required payment on account thereof for such Operating Year according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Ten P.O. Square Operating Expenses and/or 10 P.O. Square Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

(d) Each statement with respect to Operating Expenses sent to Tenant by Landlord shall be conclusively binding upon Tenant, unless Tenant shall (i) pay to Landlord the amount set forth in such statement when due, without prejudice to Tenant’s right to dispute such statement, and (ii) within not more than one hundred fifty (150) days after such statement is sent, send a notice (an “Operating Expense Dispute Notice”) to Landlord objecting to such statement and specifying the reasons for Tenant’s claim that such statement is incorrect. Provided that Tenant shall have first paid all amounts set forth in the statement and shall have notified Landlord within said one hundred fifty (150) day period as aforesaid, then Tenant shall have the right to examine, copy and audit Landlord’s books and records establishing Operating Expenses for any Operating Year at any time prior to the date which is one hundred and twenty (120) days following the delivery of the Operating Expense Dispute Notice. Tenant shall give Landlord not less than thirty (30) days’ prior notice of its intention to examine and audit such books and records, and such examination and audit shall take place at such place within the continental United States as Landlord routinely maintains such books and records, unless Landlord elects to have such examination and audit take place in another location designated by Landlord in the city and state in which the Property is located. Tenant’s review shall be conducted solely by an auditor or accountant of a nationally recognized auditing or accounting firm and not by any party compensated by Tenant on a contingency fee arrangement. Tenant, all consultants and accountants retained by Tenant, and all those acting on behalf of Tenant, shall execute and deliver to Landlord confidentiality agreements, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such audit or inspection, the substance of any admissions or stipulations by any party in connection therewith, or of any resulting reconciliation, compromise or settlement. All costs of the examination and audit shall be borne by Tenant; provided, however, that if such examination and audit establishes that the actual Operating Expenses for the Operating Year in question are less than the amount set forth as the annual Operating Expenses on the annual statement delivered to Tenant by greater than five percent (5%), then Landlord shall pay the reasonable costs of such examination and audit. If, pursuant to the audit, the payments made for such Operating Year by Tenant exceed Tenant’s required payment on account thereof for such Operating Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the payments made by Tenant for such Operating Year are less than Tenant’s required payment as established by the examination and audit, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit, and the obligation to make such payment for any period within the Term shall survive expiration of the Term. If Tenant does not elect to exercise its right to examine and audit Landlord’s books and records for any Operating Year within the time period provided for by this paragraph, Tenant shall have no further right to challenge Landlord’s statement of Operating Expenses.

9.3 Utility Payments. Tenant shall be responsible for the payment of all utilities used and consumed in the Premises. Tenant shall pay for electricity consumed in the Premises as more particularly set forth in Section 7.4. The obligation to pay for electricity used and consumed in the Premises during the Term hereof shall survive expiration of the Term.

ARTICLE 10

INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1 Tenant’s Indemnity. Except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents or employees, Tenant agrees to indemnify and save harmless Landlord and Landlord’s partners, members, shareholders, officers, directors, managers, employees, agents and contractors and any Holder from and against all claims, losses, cost, damages, liability or expenses of whatever nature arising out of or resulting from: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring outside of the Premises but on or about the Property, where such accident, damage or injury results or is claimed to have resulted from any act or omission on the part of Tenant or Tenant’s agents, employees, contractors, invitees or sublessees; or (iii) the use or occupancy of the Premises or of any business conducted therein or any thing or work whatsoever done or any condition created in or about the Premises, and, in any case, occurring after the Commencement Date (or such earlier date as of which Tenant takes possession of the Premises) until the expiration of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels. The provisions of this Section 10.1 shall survive the expiration or earlier termination of this Lease.

10.2 Tenant Insurance. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, (a) a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor’s hazard and completed operations coverage) in at least the amounts of the Initial General Liability Insurance specified in Section 1.1 or such greater amounts as Landlord in its reasonable discretion shall from time to time request, under which Tenant is named as an insured and Landlord, and, at Landlord’s request, Landlord’s property manager, any Holder, and such other persons as Landlord reasonably may request are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord and such other additional named insureds harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1 and (b) a policy of “all-risk” property insurance on a “replacement cost” basis, insuring Tenant’s Removable Property and any Alterations made by Tenant pursuant to Section 5.2, to the extent that the same have not become the property of Landlord. Tenant may satisfy such insurance requirements by including the Premises in a so-called “blanket” and/or “umbrella” insurance policy, provided that the amount of coverage allocated to the Premises pursuant to a “per location” endorsement shall fulfill the requirements set forth herein. Tenant’s insurance shall be primary to, and not contributory with any insurance carried by Landlord, whose insurance shall be considered excess only. Each policy required hereunder shall be non-cancelable and non-amendable with respect to Landlord and Landlord’s said designees without thirty (30) days’ prior notice, shall be written on an “occurrence” basis. and a duplicate original or certificates thereof satisfactory to Landlord, together with a photocopy of the entire policy, shall be delivered to Landlord. The policies of insurance required to be maintained by Tenant hereunder shall be issued by companies domiciled in the United States and qualified and licensed to conduct business in the state in which the Property is located, and shall be rated A:X or better in the most current issue of Best’s Insurance Reports. Tenant’s insurance policies shall not include deductibles in excess of Five Thousand Dollars ($5,000.00).

10.3 Tenant’s Risk. Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant’s own risk. Landlord shall not be liable to Tenant, its employees, agents, invitees or contractors for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to Tenant’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Property, any fire, robbery, theft, mysterious disappearance and/or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building, unless due to the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of Tenant, and neither Landlord nor Landlord’s insurers shall in any manner be held responsible therefor. Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. The foregoing provisions of this Section 10.3 (as well as any other provisions in this Lease providing for indemnification of Landlord by Tenant) shall be deemed to be modified in each case by the insertion of the phrase: “except as otherwise provided in Section 15 of Massachusetts General Laws Chapter 186.” Notwithstanding the foregoing, Landlord shall not be released from liability for any injury, loss, damages or liability to the extent caused by the gross negligence or willful misconduct of Landlord, its servants, employees or agents acting within the scope of their authority on or about the Premises; provided, however, that in no event shall Landlord, its servants, employees or agents have any liability to Tenant based on any loss with respect to or interruption in the operation of Tenant’s business. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4 Waiver of Subrogation. The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy on the Premises or any personal property, fixtures or equipment located thereon or therein, pursuant to which the insurer waives subrogation or consents to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance regardless of the cause or origin of such loss or damage, including, but not limited to, the negligence of such other party or its agents or employees.

ARTICLE 11

FIRE, EMINENT DOMAIN, ETC.

11.1 Landlord’s Right of Termination. If (i) a substantial part of the Premises, or (ii) a substantial part of the Property is (or are) substantially damaged by fire or casualty (the term “substantially damaged” meaning damage of such a character that the same cannot, in the ordinary course, reasonably be expected to be repaired within twelve (12) months from the commencement of the repair or restoration thereof (as determined by a contractor selected by Landlord in its reasonable discretion)), or if any part of the Property is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving notice of Landlord’s election so to do within ninety (90) days after the occurrence of such casualty or the effective date of such taking, provided that if the Premises are not damaged or taken, Landlord may not terminate this Lease unless Landlord similarly terminates the leases of other tenants in the respective Building aggregating at least 50% of the portion of the respective Building occupied for office purposes immediately prior to such damage or taking. If this Lease is so terminated, (a) the Term shall expire upon the 30th day after such notice is given by Landlord, (b) Tenant shall vacate the Premises and surrender the same to Landlord, (c) Tenant’s liability for Rent shall cease as of the date of the damage or taking, and (d) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant.

11.2 Restoration; Tenant’s Right of Termination. If the Premises or either of the Buildings are damaged by fire or other casualty, and this Lease is not terminated pursuant to Section 11.1, Landlord shall thereafter use reasonable efforts to restore the respective Building and the portion of the Premises (excluding any Alterations made by Tenant pursuant to Section 5.2) to proper condition for Tenant’s use and occupation, provided that Landlord shall not be obligated to expend more than the amount it actually receives in insurance proceeds as a result of such fire or other casualty, and Landlord shall not be obligated to commence restoration until Landlord has received the insurance proceeds. If, for any reason (including, without limitation, the insufficiency or unavailability of insurance proceeds), full restoration shall not be substantially completed within twelve (12) months after the expiration of the ninety-day period referred to in Section 11.1 (which twelve (12) month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration due to Force Majeure, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended) provided that such restoration is not completed within such period. This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after such giving of notice by Tenant unless, within such thirty-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure so to complete such restoration, and time shall be of the essence with respect thereto.

11.3 Landlord’s Insurance. Landlord agrees to maintain in full force and effect, during the Term of this Lease, property damage insurance with such deductibles and in such amounts as may from time to time be carried by reasonably prudent owners of similar buildings in the area in which the Property is located, provided that in no event shall Landlord be required to carry other than fire and extended coverage insurance or insurance in amounts greater than 80% of the actual insurable cash value of the Building (excluding footings and foundations). Landlord also shall maintain a policy of commercial general liability insurance, with the coverages and in the amounts as Landlord determines in its reasonable discretion to be prudent, and in any event in accordance with the requirements of all mortgagees holding mortgages on the interest of Landlord in the Property. Landlord may satisfy such insurance requirements by including the Property in a so-called “blanket” insurance policy, provided that the amount of coverage allocated to the Property shall fulfill the foregoing requirements.

11.4 Abatement of Rent. If Tenant is not in default or breach under the Lease and the Premises or the Buildings are damaged by fire or other casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period during which, by reason of such damage, there is substantial interference with Tenant’s use of the Premises for the Permitted Uses, having regard for the extent to which Tenant may despite its commercially reasonable good faith efforts be required to discontinue Tenant’s use of all or an undamaged portion of the Premises due to such damage, but such abatement or reduction shall end if and when Landlord shall have substantially completed sufficient restoration that Tenant is reasonably able to use the Premises and the Premises are in substantially the condition in which they were prior to such damage (excluding any Alterations made by Tenant pursuant to Section 5.2). If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from any fire or other casualty or eminent domain.

11.5 Final 18 Months. Notwithstanding anything to the contrary in this Article 11, if any damage during the final 18 months of the Term renders the Premises wholly untenantable, either Landlord or Tenant may terminate this Lease by notice to the other party within 30 days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such notice. For purposes of this Section 11.5, the Premises shall be deemed wholly untenantable if Tenant shall be precluded from using more than 50% of the Premises for the conduct of its business for the Permitted Uses and Tenant’s inability to so use the Premises is reasonably expected to continue for more than 90 days.

11.6 Condemnation Award. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all awards and rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of any taking, by exercise of the right of eminent domain and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or any improvements or alterations of Tenant. By way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such awards, damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenant’s name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a separate claim for the value of any of Tenant’s furniture, fixtures and other personal property and the unamortized value of tenant improvements installed in the Premises by Tenant solely at Tenant’s expense (as amortized on a straight-line basis over the term of this Lease, with interest at the rate of 10% per annum) and for relocation expenses, provided that such action shall not reduce, detract from or affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

11.7 Temporary Taking. If all or any part of the Premises is Taken temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

ARTICLE 12

HOLDING OVER; SURRENDER

12.1 Holding Over. Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a daily tenancy at sufferance at a Basic Rent equal to one hundred and fifty percent (150%) of the greater of (i) the Basic Rent then in effect plus Escalation Charges and other Additional Rent herein provided (prorated on a daily basis), and (ii) the rate Landlord is then asking for comparable space in the Buildings (or if no comparable space is then available, the fair market rental value of the Premises, as determined by Landlord in its reasonable discretion). Tenant shall also pay to Landlord all damages, direct, indirect, or consequential sustained by reason of any such holding over. In all other respects, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

12.2 Surrender of Premises. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all Alterations which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease (except as hereinafter provided), excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility to repair or restore. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall remove (i) all of Tenant’s Removable Property, (ii) all Specialty Alterations other than (a) Specialty Alterations which Landlord expressly confirms in writing at the time of approval of the plans for such Specialty Alteration do not need to be removed in accordance with the provisions of Section 5.2, (b) Existing Specialty Alterations (as hereinafter defined), and (c) and, to the extent specified by Landlord, all other Alterations made by Tenant and all partitions wholly within the Premises. “Existing Specialty Alterations” shall mean the Specialty Alterations installed by Tenant in the Premises prior to the date of this Lease in accordance with the provisions of the Existing Leases; provided, however, the Existing Specialty Alterations shall not include the alterations referred to on the Schedule of Existing Specialty Alterations to be Removed on Lease Expiration attached hereto as Exhibit J and incorporated herein by this reference. Tenant shall repair any damage to the Premises and/or the Property caused by any such removal. Without limiting the foregoing, any Tenant’s Removable Property and/or other Alterations which shall remain in the Buildings or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense.

ARTICLE 13

RIGHTS OF MORTGAGEES; TRANSFER OF TITLE

13.1 Rights of Mortgagees.

(a) Subject to the provisions of this Section 13.1, this Lease shall be subordinate to any mortgage, deed of trust or ground lease or similar encumbrance (collectively, a “Mortgage”, and the holder thereof from time to time the “Holder”) from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, unless the Holder shall elect otherwise. If this Lease is subordinate to any Mortgage and the Holder or any other party shall succeed to the interest of Landlord pursuant to the Mortgage (such Holder or other party, a “Successor”), at the election of the Successor, Tenant shall attorn to the Successor and this Lease shall continue in full force and effect between the Successor and Tenant. Not more than fifteen (15) days after Landlord’s written request, Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as the Successor reasonably may request, and provided that such instrument of subordination or attornment is in the form attached hereto as Exhibit K or is otherwise on a commercially customary form, then Tenant hereby appoints the Successor as Tenant’s attorney-in-fact to execute such subordination or attornment agreement upon Tenant’s failure timely to comply with the Successor’s request.

(b) As a condition to Tenant’s agreement hereunder to subordinate Tenant’s interest in this Lease to any Mortgage, Landlord shall obtain from each Holder, an agreement (any such agreement, a “Non-Disturbance Agreement”), in recordable form and in either (i) substantially the form of the Non-Disturbance Agreement attached hereto as Exhibit K, or (ii) in the standard form customarily employed by such Holder (which conforms to the provisions of this Article 13 and is otherwise in commercially customary form), pursuant to which such Holder shall agree that if and so long as no Event of Default hereunder shall have occurred, the leasehold estate granted to Tenant and the rights of Tenant pursuant to this Lease to quiet and peaceful possession of the Premises shall not be terminated, modified, affected or disturbed by any action which such Holder may take to foreclose any such Mortgage, and, except as provided in the form on Non-Disturbance Agreement attached hereto as Exhibit K, any successor landlord shall recognize this Lease as being in full force and effect as if it were a direct lease between such successor landlord and Tenant upon all of the terms, covenants, conditions and options granted to Tenant under this Lease.

13.2 Assignment of Rents and Transfer of Title.

(a) With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

(b) In no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

(c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

13.3 Notice to Mortgagee. After receiving notice from Landlord of any Holder of a Mortgage which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such Holder (provided Tenant shall have been furnished with the name and address of such Holder), and the curing of any of Landlord’s defaults by such Holder shall be treated as performance by Landlord.

ARTICLE 14

DEFAULT; REMEDIES

14.1 Tenant’s Default.

(a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as an “Event of Default”) shall occur:

(i) Tenant shall fail to pay the Basic Rent, Escalation Charges or any other Additional Rent hereunder when due and such failure shall continue for five (5) Business Days after notice to Tenant from Landlord; or

(ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot despite its commercially diligent good faith efforts remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(iii) Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(iv) Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

(v) An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Tenant; or

(vi) A petition shall be filed against Tenant under any law (including, but not limited to, the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

(vii) If: (x) Tenant shall fail to pay the Basic Rent, Escalation Charges or any other Additional Rent hereunder when due or shall fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall cure any such failure within the applicable grace period set forth in clauses (i) or (ii) above; or (y) an Event of Default of the kind set forth in clauses (i) or (ii) above shall occur and Landlord shall, in its sole discretion, permit Tenant to cure such Event of Default after the applicable grace period has expired; and the same or a similar failure shall occur more than once within the next 365 days (whether or not such similar failure is cured within the applicable grace period); or

(viii) The occurrence of any of the events described in paragraphs (a)(iv)-(a)(vi) with respect to any guarantor of all or any portions of Tenant’s obligations under this Lease;

then in any such case Landlord may terminate this Lease as hereinafter provided and exercise any other rights or remedies available under this Lease, at law or in equity.

(b) For purposes of clause (a)(v) above, an “Event of Bankruptcy” means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term “Bankruptcy Code” means 11 U.S.C. §101, et seq.. If an Event of Bankruptcy occurs, then the trustee of Tenant’s bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume this Lease, and may subsequently assign it, only if it does the following within sixty (60) days after the date of the filing of the voluntary petition, the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original sixty-day period):

(i) file a motion to assume the Lease with the appropriate court;

(ii) satisfy all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(A) cure all Defaults of Tenant under this Lease or provide Landlord with Adequate Assurance (as defined below) that it will (x) cure all monetary Defaults of Tenant hereunder within ten (10) days from the date of the assumption; and (y) cure all nonmonetary Defaults of Tenant hereunder within thirty (30) days from the date of the assumption;

(B) compensate Landlord and any other person or entity, or provide Landlord with Adequate Assurance that within ten (10) days after the date of the assumption, it will compensate Landlord and such other person or entity, for any pecuniary loss that Landlord and such other person or entity incurred as a result of any Event of Default, the trustee, or the debtor-in-possession;

(C) provide Landlord with Adequate Assurance of Future Performance (as defined below) of all of Tenant’s obligations under this Lease; and

(D) deliver to Landlord a written statement that the conditions herein have been satisfied.

(c) For purposes only of the foregoing paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance” means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i) entering an order segregating sufficient cash to pay Landlord and any other person or entity under paragraph (b) above, and

(ii) granting to Landlord a valid first lien and security interest (in form acceptable to Landlord) in all property comprising the Tenant’s “property of the estate,” as that term is defined in Section 541 of the Bankruptcy Code, located on, used at or relating to the Premises, which lien and security interest secures the trustee’s or debtor-in-possession’s obligation to cure the monetary and nonmonetary defaults under the Lease within the periods set forth in paragraph (b) above.

(d) For purposes only of paragraph (b) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i) the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months’ Basic Rent plus an amount equal to two (2) months’ installments on account of Escalation Charges;

(ii) the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Escalation Charges;

(iii) the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Lease;

(iv) Tenant’s bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance of the feasibility of the bankruptcy estate (and any successor after the conclusion of the Tenant’s bankruptcy proceedings) continuing to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant’s bankruptcy proceedings) will have sufficient funds to fulfill Tenant’s obligations hereunder.

(e) If the trustee or the debtor-in-possession assumes the Lease under paragraph (b) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant’s obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

(f) For purposes only of paragraph (e) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant’s obligation under this Lease; and

(ii) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord’s standards of creditworthiness.

14.2 Landlord’s Remedies.

(a) Upon the occurrence of an Event of Default, Landlord may, in addition to any remedies otherwise available to Landlord, immediately or at any time thereafter, and without demand or notice, enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord’s former estate, and expel Tenant and those claiming by, through or under it and remove its or their effects (forcibly if necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and/or Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate and this Lease shall terminate and come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. To the extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws (including M.G.L. c.186, §11), in the event of Tenant being evicted or dispossessed, or in the event of

Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease. In the event of any such termination, entry or re-entry, Landlord shall have the right to remove and store Tenant’s property and that of persons claiming by, through or under Tenant at the sole risk and expense of Tenant and, if Landlord so elects, (x) to sell such property at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant and pay the balance, if any, to Tenant, or (y) to dispose of such property in any manner in which Landlord shall elect, Tenant hereby agreeing to the fullest extent permitted by law that it shall have no right, title or interest in any property remaining in the Premises after such termination, entry or re-entry.

(b) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

(c) If Landlord enters or re-enters the Premises as aforesaid and/or this Lease shall have been terminated as provided in this Article, Tenant shall pay the Basic Rent, Escalation Charges, Additional Rent and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such entry/re-entry or termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Escalation Charges, Additional Rent and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, received by Landlord in reletting the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay the portion of such current damages referred to above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (y) above to Landlord upon such termination.

(d) As an alternative, at the election of the Landlord at any time after termination of this Lease as provided in this Article, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord’s election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges, Additional Rent and other sums as hereinbefore provided which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period, both amounts being discounted to present value at an interest rate equal to 200 basis points less than the then-applicable Base Rate (as hereinafter defined). The “Base Rate” shall mean the prime rate, as set forth in the Wall Street Journal from time to time.

(e) In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same, and (ii) make such alterations, repairs and decorations in the Premises as Landlord considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

14.3 Additional Rent. If Tenant shall fail to pay when due any sums under this Lease designated as an Escalation Charge or other Additional Rent, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.4 Remedying Defaults. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 1% over the Base Rate, as Additional Rent. Any payment of Basic Rent, Escalation Charges, Additional Rent or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 200 basis points over the Base Rate in effect from time to time from the due date thereof and shall be payable forthwith on demand by Landlord, as Additional Rent.

14.5 Remedies Cumulative. The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

14.6 Enforcement Costs. In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its reasonable professional fees for attorneys, appraisers and accountants, its reasonable investigation costs, and any other reasonable legal expenses and actual court costs incurred by the prevailing party in such action or proceeding.

14.7 Waiver.

(a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

(b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.8 [Intentionally Deleted].

14.9 Landlord’s Default. Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default) after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Without limitation, in no event shall Tenant have the right to terminate or cancel this Lease or to withhold Rent or to set-off or deduct any claim or damages against Rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same as set forth above. In addition, the Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from Rent thereafter due and payable under this Lease, but shall look solely to the interests of the Landlord in the Property for satisfaction of any such claim. This Lease shall be construed as though Landlord’s covenants contained herein are independent and not dependent, and Tenant hereby waives the benefit of any law or statute to the contrary.

ARTICLE 15

MISCELLANEOUS PROVISIONS

15.1 Rights of Access. Landlord, its agents, contractors and employees shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting the Premises, doing maintenance or making repairs or otherwise exercising its rights or fulfilling its obligations under this Lease, and Landlord also shall have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property. In connection with the exercise of the foregoing rights or other rights of access afforded by this Lease (excepting routine access such as access for providing cleaning or other regularly scheduled services) Landlord shall exercise reasonable efforts to minimize any interference with the usual and customary security systems and other operations of the Tenant in the Premises in accordance with the provisions of this Lease and, except in the case of emergency, to provide reasonable advance notice of any such entry.

15.2 Covenant of Quiet Enjoyment. Subject to the terms and conditions of this Lease, on payment of the Basic Rent and Escalation Charges and other Additional Rent and observing, keeping and performing all of the other terms and conditions of this Lease on Tenant’s part to be observed, kept and performed, Tenant shall lawfully, peaceably and quietly enjoy the Premises during the term hereof, without hindrance or ejection by Landlord or by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

15.3 Landlord’s Liability.

(a) Tenant agrees to look solely to Landlord’s equity interest in the Property at the time of recovery for recovery of any judgment against Landlord, and agrees that neither Landlord nor any successor of Landlord shall be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or any successor of Landlord, or to take any action not involving the personal liability of Landlord or any successor of Landlord to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest in the Property and the rents and profits directly and proximately resulting therefrom. The covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord’s successors only with respect to obligations arising during Landlord and Landlord’s successor’s respective periods of ownership of the Property.

(b) Except as expressly and specifically set forth in Articles 10 and 12 hereof, in no event shall either party ever be liable to the other for any loss of business or any other indirect or consequential damages suffered by such party from whatever cause.

(c) Where provision is made in this Lease for Landlord’s consent, and Tenant shall request such consent, and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord’s consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as Additional Rent, any reasonable expenses incurred by Landlord (including without limitation reasonable attorneys’ fees and costs, if any) in connection therewith.

(d) Any repairs or restoration required or permitted to be made by Landlord under this Lease may be made during normal business hours, and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

(e) The Landlord shall in no event be liable for failure to perform any of its obligations under this Lease when prevented from doing so by causes beyond its reasonable control, including, without limitation, Force Majeure events, labor dispute, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish services required under this Lease, or because of war or other emergency, or for any cause due to any act, neglect, or default of Tenant or Tenant’s servants, contractors, agents, employees, licensees or any person claiming by, through or under Tenant.

15.4 Estoppel Certificates.

(a) Within ten (10) Business Days following request from Landlord or any Holder, Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (a) stating the Commencement Date, the Rent Commencement Date, and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Basic Rent and any Additional Rent have been paid, together with the amount of monthly Basic Rent and Additional, Rent then payable, (c) stating whether or not, to the best of Tenant’s knowledge, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (d) stating the amount of the security, if any, under this Lease, (e) stating whether there are any subleases or assignments affecting the Premises, (f) stating the address of Tenant to which all notices and communications under the Lease shall be sent, and (g) responding to any other matters reasonably requested by Landlord or such Holder. Tenant acknowledges that any statement delivered pursuant to this Section 15.4 may be relied upon by any purchaser or owner of the Property or the Building, or all or any portion of Landlord’s interest in the Property or the Building or by any Holder, or assignee thereof.

(b) From time to time, but not more than two times within any 12 month period, within ten (10) Business Days following request from Tenant, Landlord shall deliver to Tenant a statement executed by Landlord certifying (i) that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all such modifications), (ii) setting forth the date to which Basic Rent and any Additional Rent have been paid, together with the amount of monthly Basic Rent, and Escalation Rent then payable by Tenant under this Lease, (iii) stating whether or not, to the best knowledge of Landlord, but without independent investigation, Tenant is then in default under this Lease if so, setting forth the specific nature of all such defaults, and (iv) responding to such other matters concerning this Lease as may be reasonably requested by Tenant.

15.5 Brokerage. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than the Brokers, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by the Brokers). Landlord warrants and represents that it has not dealt directly or indirectly, in connection with the leasing of the Demised Premises, with any broker, agent, or other person entitled to claim a commission or fee therefor other than the Brokers, and in the event of any brokerage claims against the Tenant predicated upon prior dealings with the Landlord named herein, Landlord agrees to defend the same and indemnify Tenant against any such claim. Landlord shall be responsible for payment of brokerage commissions to the Brokers pursuant to a separate agreement.

15.6 Financial Statements. Tenant shall, at any time and from time to time, upon not less than ten (10) Business Days’ prior written notice by Landlord, deliver to Landlord Tenant’s most recently audited, or if not available unaudited, financial statements, in form reasonably satisfactory to Landlord.

15.7 [Intentionally Deleted].

15.8 Rules and Regulations. Tenant shall abide by the Rules and Regulations from time to time established by Landlord, it being agreed that such Rules and Regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all Rules and Regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such Rules and Regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be a conflict between such Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control. The Rules and Regulations currently in effect are set forth in Exhibit E.

15.9 Invalidity of Particular Provisions. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

15.10 Provisions Binding, Etc. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such successors and assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. Any reference in this Lease to successors and assigns of Tenant shall not be construed to constitute a consent to assignment by Tenant.

15.11 Recording. Tenant agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a notice of lease in recordable form and complying with applicable law. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. At Landlord’s request, promptly upon expiration of or earlier termination of the Term, Tenant shall execute and deliver to Landlord a release of any document recorded in the real property records for the location of the Property evidencing this Lease, and Tenant hereby appoints Landlord Tenant’s attorney-in-fact, coupled with an interest, to execute any such document if Tenant fails to respond to Landlord’s request to do so within fifteen (15) days. The obligations of Tenant under this Section shall survive the expiration or any earlier termination of the Term.

15.12 Notice. All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), if sent by reputable overnight delivery or courier service (e.g., Federal Express) providing for receipted delivery, or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following address:

(a) if to Landlord, at Landlord’s Address, Attention: Ten/10 P.O. Square, with a copy to CB Richard Ellis/Whittier Partners, Federal Reserve Building, 600 Atlantic Avenue, Boston, Massachusetts 02110, Attention: Property Manager-10/Ten P.O. Square, with additional copies to Landlord’s Property Management Office, c/o CB Richard Ellis/Whittier Partners, Ten P.O. Square, Boston, Massachusetts 02109 Attention: Property Manager, and to Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts 02110-3333, Attention: Frank E. Litwin, Esq.

(b) if to Tenant, at Tenant’s Address.

Where receipt of notice or other communication shall be conclusively established by either (i) return of a return receipt indicating that the notice has been delivered; or (ii) return of the letter containing the notice with an indication from the courier or postal service that the addressee has refused to accept delivery of the notice. Either party may change its address for the giving of notices by notice given in accordance with this Section.

15.13 When Lease Becomes Binding; Entire Agreement; Modification. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease is the entire agreement between Landlord and Tenant, and this Lease expressly supersedes any negotiations, considerations, representations and understandings and proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

15.14 Paragraph Headings and Interpretation of Sections. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words “including,” “such as” or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as “without limitation” or “including, but not limited to,” or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

15.15 Dispute Resolution. In the event of a dispute between Landlord and Tenant pursuant to this Lease (other than a dispute relating to the payment of Basic Rent and Escalation Charges) the parties agree that prior to pursuing other available remedies (excluding giving notices of default), they will attempt to directly negotiate resolution of their dispute. If negotiation is unsuccessful, then they agree to participate in at least three hours of non-binding mediation to be facilitated by a mediator mutually acceptable to them under the mediation procedures set by the mediator. The non-binding mediation session shall be conducted within thirty (30) days of the date on which the mediator receives the request to mediate. The costs of such mediation shall be shared equally by the parties.

15.16 Waiver of Jury Trial. Landlord and Tenant hereby each waive trial by jury in any action, proceeding or counterclaim brought by either against the other, on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant’s use or occupancy of the Premises.

15.17 Time Is of the Essence. Time is of the essence of each provision of this Lease.

15.18 Multiple Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

15.19 Governing Law. This Lease shall be governed by the laws of the Commonwealth of Massachusetts without regard to conflicts of laws.

15.20 Building Name, Property Name, Exterior Signage. Landlord may elect at any time to change the name(s), number(s) or designation(s) by which the Buildings and/or the Property is (or are) commonly known; provided, however, (i) Landlord will not name either Building and/or the Property for any other tenant thereof, and (ii) if Landlord elects to change the number(s) by which the Buildings and/or the Property is (or are) commonly known, Landlord shall provide not less than six (6) months prior notice thereof to Tenant. Landlord may elect, from time to time, to install exterior signage on the Buildings; provided, however, any such signage which identifies other tenants of the Buildings shall be less prominent than the signage installed by or on behalf of Tenant and shall be reasonably tasteful and restrained in all respects.

ARTICLE 16

PARKING

16.1 Parking Spaces. During the Term, upon the request of Tenant, Tenant shall be entitled to contract for use by Tenant’s employees of up to eighteen (18) parking spaces in the Post Office Square Parking Garage (the “Garage”). In addition, if Tenant exercises its rights pursuant to Articles 17 and 23 of this Lease and adds additional space to the Premises leased hereunder and to the extent additional parking spaces are then-available in the Garage, Tenant may contract for use by Tenant’s employees of one (1) additional parking space for each 5,440 square feet of rentable area of such additional space (excluding any storage areas); provided, however, in no event shall Tenant be entitled to contract for more than twenty-eight (28) parking spaces in the aggregate. The monthly rent per parking space from time to time shall be equal to the prevailing rate charged from time to time by the Garage operator, as the case may be; provided, however, said rate shall not exceed the then-applicable lowest monthly rate per parking space then provided to other tenants of the Property.

16.2 Responsibility for Garage. Tenant acknowledges that the Garage is not owned or controlled by Landlord, and that while Landlord has an agreement with the owner of the Garage concerning the provision of parking spaces to tenants at the Buildings, Landlord has no control over the owner and the operator of the Garage. The management and operation of the Garage shall be solely the responsibility of the Garage owner and operator and Landlord shall have no liabilities or obligations, of any kind, with respect thereto. Tenant hereby waives and releases any claims, actions, causes of action or the like against Landlord arising out of or relating to the Garage and/or the use thereof by Tenant’s employees. Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles parked in the Garage or to any personal property located therein, or for any injury sustained by any person in or about the Garage. Any failure or inability to provide any such parking spaces, whether because of casualty, eminent domain or for any other reason beyond Landlord’s control, shall not constitute a breach of any of Landlord’s obligations under this Lease and shall in no event entitle Tenant to terminate this Lease or to any compensation, damages or other claim against Landlord. Tenant and its employees shall at all times comply with all rules and regulations promulgated by the Garage operator, including requirements concerning identification or parking stickers.

16.3 Personal Rights. The rights granted to Tenant in this Article 16 are personal to Boston Private Financial Holdings, Inc. and the Affiliates thereof, and may not be assigned or transferred to or exercisable by any other persons or entities.

ARTICLE 17

RIGHT OF FIRST OFFER TO LEASE SPACE

17.1 ROFO Rights. If at any time prior to the ninth (9th ) anniversary of the Commencement Date, Landlord in its sole discretion determines that any separately demised rentable area on any floor of either Building (each such area, a “ROFO Space”) other than the Excluded Areas (as hereinafter defined) has become “available for leasing” (as hereinafter defined), and provided that the conditions precedent set forth in Section 17.3 below are then satisfied, then prior to offering to lease such ROFO Space to any 3rd parties, Landlord shall deliver notice thereof to Tenant (the “ROFO Notice”) setting forth a description of the ROFO Space in question (including the rentable area thereof), the Landlord’s determination of the fair market rental value (as defined in Section 4.4), for such ROFO Space, the other material business terms upon which Landlord is willing to lease the ROFO Space, and the date Landlord anticipates that the ROFO Space will become available for leasing. Provided that all of the conditions precedent set forth in this Article 17 are fully satisfied by Tenant, Tenant shall have the option (the “ROFO Option”), exercisable by Tenant delivering written notice (the “Acceptance Notice”) to Landlord within twenty (20) calendar days after delivery by Landlord of the ROFO Notice, to lease the ROFO Space upon all of the terms and conditions set forth in the ROFO Notice, including the Basic Rent, Escalation Rent, and Additional Rent for the ROFO Space designated by Landlord as set forth therein. Time shall be of the essence as to Tenant’s giving of the Acceptance Notice with respect to any ROFO Space.

If (a) Tenant fails to deliver an Acceptance Notice within such twenty (20) day period, or (b) if Tenant timely delivers an Acceptance Notice as aforesaid but does not execute and deliver a final fully executed amendment to this Lease with respect to the leasing of the ROFO Space, in form and substance reasonably satisfactory to Landlord, within thirty (30) days after delivery by Landlord of the proposed lease amendment to Tenant, then Tenant shall be deemed to have rejected the option to lease the applicable ROFO Space (the “Rejected ROFO Space”). In such event, except as set forth in this paragraph, Tenant shall have no further rights or claims with respect to the Rejected ROFO Space, Landlord shall have no further liabilities or obligations to Tenant with respect to the Rejected ROFO Space, and Landlord may elect to lease the Rejected ROFO Space to 3rd parties upon such terms and conditions as Landlord may determine in its discretion. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its ROFO Option but failed to deliver an Acceptance Notice within the twenty (20) day period set forth above, and (ii) Landlord does not enter into a lease for the respective ROFO Space within a period of twelve (12) months following the date of the ROFO Notice, then Tenant’s rights shall be revived and Tenant shall once again have a ROFO Option with respect to the respective ROFO Space. In addition, notwithstanding the foregoing, if any Rejected ROFO Space shall be leased to any third party and, after the expiration or termination of said lease (including any extensions or renewals which may, from time to time, be granted to the Tenant pursuant to said lease), such Rejected ROFO Space again becomes available for leasing prior to the expiration or earlier termination of the Term of this Lease or the expiration of the ROFO Rights of Tenant pursuant to Section 17.6, then Tenant’s right of first offer under this Article 17 with respect to such Reject ROFO Space shall again become effective, in accordance with and subject to all of the terms and conditions thereof.

Notwithstanding the foregoing, if Tenant, in its good faith reasonable judgment, determines that the rate set forth in Landlord’s ROFO Notice does not accurately reflect the fair market rental value for the respective ROFO Space, Tenant may elect to exercise the ROFO Option and provide Landlord with an Acceptance Notice which expressly and specifically states that Tenant objects to the Landlord’s determination of the fair market rental value for the respective ROFO Space. Such exercise of the ROFO Option shall be unconditional and irrevocable, subject only to the determination of the fair market rental value for the respective ROFO Space. In such event, for a period of fifteen (15) days after the delivery of Tenant’s Acceptance Notice, Landlord and Tenant shall work together in good faith to determine the fair market rental value for the ROFO Space. If Landlord and Tenant fail to agree upon the fair market rental value for the respective ROFO Space within such fifteen (15) day period, then the fair market rental value shall be determined in accordance with the arbitration procedure described in Sections 4.4(b), 4.4(c), and 4.4(d) of this Lease. If Tenant fails to provide an Acceptance Notice which expressly and specifically state that Tenant objects to Landlord’s determination of fair market rental value for the respective ROFO Space, then Tenant shall be deemed to have accepted Landlord’s determination.

17.2 Excluded Areas, Available for Leasing, Exclusions, etc.. For purposes of this Article 17, the “Excluded Areas” shall mean the following: (i) any areas on the basement level of either Building; (ii) an area on the 12th Floor of the Ten P.O. Square Building comprising approximately 3,434 rentable square feet, which area is depicted on the plan attached hereto as Exhibit F-1; and (iii) an area on the 8th Floor of the Ten P.O. Square Building comprising approximately 3,434 rentable square feet, which area is depicted on the plan attached hereto as Exhibit F-2. For purposes of this Article 17, space shall be deemed “available for leasing” when Landlord has determined in its discretion that (a) the space is vacant, or (b) the respective existing tenant or occupant will not extend or renew the term of its lease or other occupancy agreement for the ROFO Space and that said existing tenant or occupant is not interested either in extending or renewing its lease or other occupancy agreement for the ROFO Space or in entering into a new lease for such ROFO Space. For purposes of this Article 17, space shall not be deemed “available for leasing” if, at the time in question (a) any person or entity leases or occupies the ROFO Space, whether pursuant to a lease or other agreement (unless such person or entity confirms to the satisfaction of Landlord that it does not intend to extend or renew the term of the lease or other occupancy agreement for the ROFO space or enter into a new lease for such ROFO Space), (b) any person or entity holds any option or right to lease or occupy the ROFO Space, or to renew its lease or right(s) of occupancy thereof, or any other rights or claims thereto (including, without limitation, any rights of first offer, rights of first refusal or expansion rights), or (c) Landlord intends occupy the ROFO Space, or to lease or otherwise permit the occupancy of the ROFO Space by an affiliate or subsidiary of Landlord. Without limitation, so long as a tenant or other occupant leases or occupies all or a portion of the ROFO Space, Landlord shall be free to extend or renew any such tenancy or occupancy, whether or not pursuant to a lease or other agreement, and such space shall not be deemed to be “available for leasing.” In no event shall Landlord be liable to Tenant for any failure by any then existing tenant or occupant to vacate any ROFO Space by any particular date. Nothing set forth in this Article 17 shall be construed to limit Landlord’s right to lease space in the Buildings to affiliates of Landlord, or to keep space in the Buildings vacant if Landlord elects, in its sole discretion, to do so, and such space leased to affiliates, subsidiaries or related entities, or vacant space, shall in no event be deemed to be “available for leasing” hereunder. Notwithstanding anything herein to the contrary, all rights of first offer granted to Tenant pursuant to this Article 17 are subject and subordinate in all respects to the rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant or occupant of the Building(s) existing on the date of this Lease.

17.3 Conditions. Tenant shall have no right to exercise any ROFO Option unless all of the following conditions have been satisfied both on the date of the Acceptance Notice and on the ROFO Space Commencement Date (as hereinafter defined): (a) No uncured default or Event of Default shall exist under this Lease; and (b) Boston Private Financial Holdings, Inc. and/or Affiliates of Boston Private Financial Holdings, Inc. is (or are) occupying not less than sixty-five percent (65%) of the rentable area of the Premises then demised under this Lease.

17.4 Terms. Effective as of the date on which Landlord delivers the ROFO Space to Tenant (the “ROFO Space Commencement Date”):

(i) The ROFO Space shall be added to and be deemed to be a part of the Premises for all purposes under this Lease (except as otherwise provided in this Article 17);

(ii) The ROFO Space shall be delivered in broom-clean condition, free of all tenants and occupants and otherwise in its “as is” condition; Landlord shall not be obligated to perform any work or improvements or to provide any allowances or inducements with respect thereto;

(iii) Basic Rent, Escalation Rent and Additional Rent for the ROFO Space shall be as set forth in the ROFO Notice; and

(iv) Tenant shall pay all Additional Rent payable under this Lease with respect to the applicable ROFO Space, except to the extent that any such Additional Rent is included in the amounts payable under clause (iii) above.

17.5 Amendment. If Tenant exercises the ROFO Option, upon request made by Landlord, Tenant will execute, acknowledge and deliver to Landlord an amendment to this Lease confirming the ROFO Space Commencement Date, the Basic Rent, Escalation Rent and Additional Rent payable with respect to the ROFO Space, the incorporation of the ROFO Space into the Premises, and the modifications to this Lease resulting therefrom, as provided in subsection 17(d). The failure of either party to execute and deliver such an amendment shall not affect the rights, liabilities or obligations of the parties with respect to the ROFO Space.

17.6 Expiration. Notwithstanding any provision contained herein to the contrary, if and when the date which is twenty-four (24) months prior to then-scheduled expiration date of the Term of this Lease occurs (as such expiration date may be extended from time to time pursuant to Section 4.4 of this Lease), then this Article 17 shall become null and void and of no further force or effect and Tenant shall have no further ROFO Options or other rights to lease any ROFO Space pursuant to this Article 17. In such event, all of the obligations of Landlord to offer any ROFO Space to Tenant shall be considered to have been fully and completely satisfied, and neither Landlord nor Tenant shall have any further rights, liabilities or obligations under this Article 17.

ARTICLE 18

ROOFTOP EQUIPMENT

18.1 Rooftop Equipment. Subject to approval by all applicable governmental authorities and the provisions of this Article 18, so long as (i) this Lease is in full force and effect, (ii) no Event of Default shall have occurred, and (iii) at the time of the request submitted by Tenant there is space available on the roof of the Ten P.O. Square Building/10 P.O. Square Building, then Tenant shall have the right, at Tenant’s sole cost and expense, to install, use, maintain and operate on the roof of such Building one satellite dish or similar antennae and related equipment and/or an electrical generator (collectively, the “Roof Equipment”). The Roof Equipment shall be of a size and located in an area of the roof acceptable to Landlord in its reasonable discretion. The installation, use, maintenance, repair, operation and removal of the Roof Equipment shall at all times comply with all applicable legal requirements, and with all of the following terms and conditions:

(1)	If and so long as the Roof Equipment is used solely by Tenant for the operation of its business at the Property, then, except as set forth in this Article 18, there shall be no additional rent payable to Landlord in connection therewith; however, if and to the extent Tenant receives any direct revenues from third parties arising out of resulting from such Roof Equipment, including, without limitation, license fees, transmission fees or other types of fees, then Tenant shall pay all such third party revenues over to Landlord, as Additional Rent, without deduction or set-off of any kind.

(2)	Tenant shall be solely and exclusively responsible for all costs, expenses and charges, of every kind, of installing, operating, maintaining, repairing, replacing, and removing the Roof Equipment and Landlord shall have no liability or obligation in connection therewith.

(3)

If, in the judgment of Landlord, any electrical, electromagnetic, radio frequency or other interference shall result from the operation of any of the Roof Equipment, Tenant agrees that Landlord may, at Landlord’s option, shut down Tenant’s Roof Equipment upon 4 hours prior notice to Tenant; provided, however, if an emergency situation exists, which Landlord reasonably determines in its discretion to be attributable to the Roof Equipment, Landlord shall immediately notify Tenant orally, who shall act immediately to remedy the emergency situation. Should Tenant fail to so remedy said emergency situation, Landlord may then act to shut down Tenant’s Roof Equipment. Tenant shall indemnify Landlord and hold it harmless from, and Tenant waives, all expenses, costs, damages, losses, claims or other liabilities arising out of said shutdown. Tenant agrees to cease operations (except for intermittent testing on a schedule approved by Landlord) until the interference has been corrected to the reasonable satisfaction of Landlord. If such interference has not been corrected to the satisfaction of Landlord within 30 days, Landlord may require that Tenant immediately remove from the Roof Space the specific item of equipment causing such interference, in which latter case the Additional Rent payable on account of the Roof Equipment shall be equitably reduced.

(4)	Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Roof Equipment in a good and workmanlike manner, and in compliance with all electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Tenant shall cooperate generally with Landlord and other carriers to permit the Building’s rooftop to be and remain in compliance with all FCC and OSHA rules and regulations relating to radio frequency emission levels and maximum permissible exposure, including but not limited to the rules and regulations adopted in FCC document OET 65 (which rules and regulations have also been adopted by OSHA). Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Roof Equipment or the roof area because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the roof area.

(5)	Landlord shall have no obligation to provide any electricity or other utilities or services to the Roof Equipment. Tenant shall be responsible for connecting the Roof Equipment to the electrical outlets currently located on the roof, and for the costs and expenses of all electricity consumed in connection with the Roof Equipment.

(6)	Tenant shall not make any changes, alterations, or other improvements on or to the roof of such Building without Landlord’s prior written consent in each instance, which consent, Landlord may withhold at its discretion; provided, however, in connection with the installation, operation, maintenance, repair or replacement of the Roof Equipment, Landlord’s consent shall not be unreasonably withheld.

(7)	Tenant shall have no right of access to the roof of such Building unless Tenant has given Landlord reasonable advance notice and unless Tenant’s representatives are accompanied by a representative of Landlord.

(8)	Tenant shall indemnify and hold Landlord harmless from (i) any liability, cost or expense incurred by Landlord arising out of or resulting from the erection, installation, maintenance, operation and removal of the Roof Equipment, and (ii) any and all claims, costs, damages and expenses (including reasonable attorneys’ fees) arising out of accidents, damage, injury or loss to any and all persons and property resulting from or arising in connection with the erection, installation, maintenance, operation and removal of the Roof Equipment;

(9)	Tenant shall promptly repair any damage caused by reason of such installation, use, maintenance, operation and removal of the Roof Equipment, including, without limitation, any repairs, restorations, maintenance, renewals or replacements of the roof (or portion thereof) necessitated by or in any way caused by or relating to such installations or the operation or presence of the Roof Equipment on the roof;

(10)	Tenant shall remove the Roof Equipment and repair any resulting damage to such Building (including, without limitation, restoration of the roof to the condition which existed prior to any such installation, damage by casualty and ordinary wear and tear excepted) not less than thirty (30) days prior to the expiration or earlier termination of the Term;

(11)	Prior to installation, Tenant shall submit to Landlord for Landlord’s approval, in its sole discretion, plans and specifications for the Roof Equipment (including, without limitation, the size of the Roof Equipment). The installation, operation, maintenance, repair and removal of the Roof Equipment shall be performed by a contractor or contractors retained by Tenant, at its sole cost and expense, and approved in each instance by Landlord. Tenant shall be responsible for obtaining any permits and licenses required for the installation and operation of the Roof Equipment and Landlord agrees to cooperate with Tenant to accomplish the same, provided that Tenant shall promptly reimburse Landlord for Landlord’s reasonable costs and expenses in connection with such cooperation;

(12)	Tenant’s Roof Equipment shall be for the sole use of Tenant and may be used only in connection with Tenant’s business within the Premises;

(13)	Tenant shall keep the Roof Equipment in good order and condition, at Tenant’s sole cost and expense, and shall promptly make any necessary repairs thereto;

(14)	If requested by Landlord from time to time during the Term of the Lease, the Roof Equipment shall be installed or relocated in such a way, and with appropriate screening materials (to be provided at Tenant’s sole cost and expense) so as to minimize the visibility of the Roof Equipment from any vantage point on the ground level of the Property or the public streets adjoining the Property; and

(15)	Tenant shall remove or relocate Tenant’s Roof Equipment, at Landlord’s direction, if such Roof Equipment interferes with the communications devices of Landlord and other tenants and licensees in such Building that were installed prior to Tenant’s installation of the Roof Equipment.

18.2 Relocation. Landlord shall have the right, upon thirty (30) days notice to Tenant, to require Tenant to relocate the Roof Equipment to another area on the roof of the Ten P.O. Square Building/10 P.O. Square Building equally suitable for Tenant’s use. In such event, Tenant shall on or before the thirtieth (30th) day after Landlord gives such notice, relocate the Roof Equipment and Landlord shall reimburse Tenant for all reasonable costs and expenses incurred by Tenant in connection with said relocation.

ARTICLE 19

SPECIAL SURRENDER PROVISION FOR BASEMENT PREMISES

19.1 Special Surrender Provision. Subject to the full and complete satisfaction of the Surrender Conditions Precedent (as hereinafter defined), Tenant shall have the option from time to time to surrender all or a portion of the Basement Premises to Landlord and to terminate its obligations with respect to all or a portion of the Basement Premises in accordance with the provisions of this Article 19; provided, however, Tenant shall give not less than ninety (90) days prior written notice (a “Surrender Notice”) thereof to Landlord. The Surrender Notice shall specify the effective date for such surrender of the Basement Premises (or the portion thereof), which date is referred to herein as the “Surrender Date.” For purposes of this Section 19.1, the “Surrender Conditions Precedent” shall mean the following: (i) Tenant properly gives to Landlord a Surrender Notice, (ii) both on the date the Surrender Notice is given and on the Surrender Date, no Event of Default shall have occurred under this Lease then exists; and (iii) if Tenant elects to surrender a portion but not all of the Basement Premises, then any portion of the Basement Premises which is surrendered must in the reasonable judgement of Landlord be satisfactorily segregated and separated from the other portions of the Basement Premises which are retained by Tenant, and the surrendered portions must be reasonably accessible to and usable by other tenants of the Buildings.

Provided that all of the Surrender Conditions Precedent have been fully and completely satisfied, then the term of this Lease solely with respect to the Basement Premises (or the respective portion thereof) shall end and expire, the Basic Rent shall be adjusted to reflect the removal of the Basement Premises (or the respective portion thereof) from the Premises, and all of the right, title and interest of the Tenant in and to the Basement Premises (or the respective portion thereof) shall terminate and be extinguished, with the same force and effect as if such Surrender Date was the expiration date of the term of this Lease solely with respect to the Basement Premises (or the respective portion thereof). Any such termination of this Lease with respect to the Basement Premises (or the respective portion thereof) shall be subject to and in accordance with all of the terms and conditions of this Lease, including, without limitation, Sections 12.1 and 12.2 hereof. Notwithstanding any such surrender of the Basement Premises (or the respective portion thereof), the Lease shall remain in full force and effect for and with respect to all of the Premises (excepting only the Basement Premises or the respective portion thereof) in accordance with the terms and conditions thereof. After the surrender thereof, Tenant shall have no further rights or claims, of any kind, with respect to the Basement Premises and/or the respective portion thereof.

ARTICLE 20

RIGHT OF FIRST OFFER TO PURCHASE PROPERTY

20.1 Right of First Offer.

(a) If Landlord should, in Landlord’s sole and exclusive judgment, at any time during the Term of this Lease determine that it would like to “sell” (as hereinafter defined) the entire Property to a third party buyer which is not an Affiliate of Landlord or an Affiliate of any partner or member of Landlord or any of their respective Affiliates, and provided that the conditions precedent set forth in subsection 20.1 (b) are satisfied, then prior to entering into a binding written agreement to sell the Property to such third parties Landlord shall deliver to Tenant a notice (the “Offer Notice”). The Offer Notice shall set forth the price at which Landlord intends to offer the Property for sale (the “Offering Price”), together with such other terms and conditions (including any deferred payment of the purchase price, earnest money requirements and closing date) that Landlord determines to be material to the sale.

(b) The conditions precedent to Landlord’s obligation to offer to sell the Property to Tenant are as follows: (i) no Event of Default or condition or state of facts which with the passage of time or giving of notice, or both, would constitute an Event of Default then exists, (ii) this Lease is then in full force and effect, and (iii) Boston Private Financial Holdings, Inc. and/or Affiliates of Boston Private Financial Holdings, Inc. is (or are) occupying not less than eighty percent (80%) of the rentable area of the Premises then demised under this Lease.

(c) For the purposes of this Article 20, “sell” or “sale” shall mean an arms-length sale of the fee simple interest of Landlord in the entire Property to a third party unaffiliated purchaser. Without limitation, in no event shall a “sale” include any direct or indirect sale of the Property to an Affiliate (or Affiliates) of Landlord, or any direct or indirect transfer or conveyance of interests in Landlord, or any financing transactions (including the granting of mortgages or other encumbrances, or a sale or transfer pursuant to a “sale/leaseback” financing transaction or other financing transaction).

(d) The rights granted to Tenant in this Article 20 are personal to Boston Private Financial Holdings, Inc., and may not be assigned or transferred to, or exercisable by, any other persons or entities.

20.2 Acceptance of Offer.

(a) Provided that all of the conditions precedent set forth in this Subsection 20.1(b) are fully satisfied by Tenant, Tenant shall have the option, exercisable by Tenant delivering written notice (the “Purchase Acceptance Notice”) to Landlord within fourteen (14) calendar days after delivery by Landlord of the Offer Notice, to accept the offer to purchase the entire Property upon all of the terms and conditions set forth in the Offer Notice, including the purchase price and other terms and conditions set forth therein. Time shall be of the essence as to Tenant’s giving of the Purchase Acceptance Notice. If (a) Tenant fails to deliver a Purchase Acceptance Notice within such fourteen (14) day period, or (b) if Tenant timely delivers a Purchase Acceptance Notice as aforesaid but does not timely deliver a deposit as described in Subsection 20.2(b) below, then Tenant shall be deemed to have rejected the option to purchase the Property. In such event, Tenant shall have no further rights or claims with respect to the purchase of the Property, Landlord shall have no further liabilities or obligations to Tenant pursuant to this Article 20, and Landlord may elect to sell the Property to 3rd parties upon such terms and conditions as Landlord may determine in its sole discretion.

(b) If Tenant timely and validly exercises the Right of First Offer and elects to purchase the Property, concurrent with the delivery of the Purchase Acceptance Notice, as a condition to the effectiveness thereof, Tenant shall deliver to a title insurance company or broker designated by Landlord a deposit in the amount of ten percent (10%) of the Offering Price as a deposit (unless a lesser amount is specified as the deposit in the Offer Notice). The delivery by Tenant of a Purchase Acceptance Notice (together with said deposit) shall be deemed acceptance of Landlord’s offer as contained in the Offer Notice and thereafter Tenant shall be unconditionally obligated to purchase the entire Property at the Offering Price and upon said other terms and conditions as contained in the Offer Notice.

(c) If Tenant timely and validly delivers the Purchase Acceptance Notice and the deposit and elects to purchase the Property, then the purchase by Tenant of the Property shall occur on the date which is fifty-nine (59) calendar days after the date of Tenant’s delivery of the Purchase Acceptance Notice. In the event of Tenant’s default with respect to such purchase, Landlord’s sole remedy shall be to retain the deposit as liquidated damages and not as a penalty, it being understood that Landlord’s actual damages for non-performance by Tenant may be difficult to ascertain. If the sale does not take place for reasons not the fault of Tenant, the deposit shall be promptly refunded to Tenant. Any interest earned on the deposit shall be paid to the party ultimately entitled to receive the deposit.

20.3 Tenant’s Failure to Accept Offer.

(a) If a Purchase Acceptance Notice and deposit are not received by Landlord within such twenty (20) day period, or if in the Purchase Acceptance Notice, Tenant declines to purchase the Property, or if Tenant fails to unconditionally accept the offer on all of the terms and conditions specified in the Offer Notice, then in any such event Tenant shall conclusively be deemed to have waived its rights to purchase the Property, Landlord shall have no further liabilities or obligations to Tenant under this Article 20, and Landlord shall be free to sell the Property to any third party buyer on such terms and conditions as Landlord may determine in its sole discretion.

(b) At any time and from time to time, as reasonably requested by Landlord, upon not less than ten (10) days’ prior notice, Tenant agrees to execute, acknowledge and deliver to Landlord a statement in writing and in recordable form certifying, if such be the case, that Tenant’s right of first offer provided in this Article 20 has lapsed, expired or been waived, or is otherwise not applicable with respect to any particular transaction, it being intended that any such statement delivered pursuant hereto may be relied upon by all others with whom Landlord and its successors from time to time may be dealing.

20.4 Inapplicability. In no event shall the provisions of this Article 20 apply to a sale pursuant to an exercise of a power of sale or a foreclosure by a mortgagee or the acceptance of a deed in lieu of foreclosure by such mortgagee or its nominee or to any subsequent sale by the owner of the Property.

20.5 Time is of Essence. Time is of the essence of this Article 20.

ARTICLE 21

ATM MACHINE

21.1 As an appurtenance to the Premises, for and with respect to the Term of this Lease, Tenant is hereby granted, subject to this Article 21 and the provisions of this Lease and such other requirements as shall be imposed by Landlord from time to time, the right to install, secure, maintain, replace and operate in the location set forth on Exhibit G annexed hereto (the “ATM Space”), an automatic teller machine together with all ancillary equipment, mountings, piping, duct work, venting, conduit, wiring and support, as shall be reasonably necessary for the operation thereof, (collectively the “ATM”). The exact location and dimensions of the ATM shall be subject to Landlord’s approval in all respects. Except as set forth in this Article 21, there shall be no Basic Rent, Additional Rent or other charges payable to Landlord in connection with the ATM.

21.2 Tenant shall, at its sole cost and expense, diligently operate, service, repair, paint and maintain the ATM, including, without limitation, all electrical wires, guide wires and conduits related thereto.

21.3 No displays or signs, whether temporary or permanent, shall be affixed, installed or attached to the ATM or in the ATM Space without the prior written approval by Landlord in each instance.

21.4 In the performance of any installation, alteration, repair, maintenance, removal and/or any other work with respect to the ATM Space or the ATM, Tenant shall comply with all of the applicable provisions of this Lease and all of the provisions of this Lease shall be applicable to the ATM Space as if the ATM Space was part of the Premises.

21.5 (a) If, at any time during the Term, Landlord, in its judgment, shall determine that it is necessary to move the ATM to another area within the Buildings, then Landlord may give notice thereof to Tenant (which notice shall have annexed thereto a plan on which such other area (the “Substitute ATM Space”) shall be substantially identified), which Substitute ATM Space shall be acceptable to Tenant in its reasonable discretion. Unless within ten (10) days after receipt of Landlord’s notice (time being of the essence thereof), Tenant notifies Landlord of its objection to the Substitute ATM Space, which notice specifies the reasons for such objection and identifies other acceptable alternative locations, then the proposed Substitute ATM Space shall be considered to be acceptable to Tenant. Within 30 days of receipt of Landlord’s notice (or, if a governmental permit is required to be obtained for installation of the ATM in the Substitute ATM Space, then, within 30 days of the obtaining of such permit (which Tenant shall make prompt application for, with Landlord’s reasonable cooperation), Landlord, at its sole cost shall move the ATM to the Substitute ATM Space (with only a commercially reasonable lapse of service) which shall then become the ATM Space hereunder and the original ATM Space shall be deleted from the coverage of this Lease.

(b) Tenant’s operation or use of the ATM shall not prevent or interfere with the operation or use of any equipment of any present or future tenant or occupant of the Buildings and/or of Landlord. If, at any time, Landlord shall reasonably determine that the ATM causes interference with other operations or equipment, then Landlord may so notify Tenant, and Landlord may require Tenant to replace the ATM with another ATM which would not cause such interference (the “Replacement ATM”). Tenant, within 30 days of receipt of such notice or, if a government permit is required to install the Replacement ATM, then within 30 days of the obtaining of such permit (which Tenant shall make prompt application for, with Landlord’s cooperation but at no cost to Landlord), shall replace the ATM with the new non-interfering Replacement ATM which shall then be deemed to be the ATM hereunder.

21.6 Landlord has made no warranties or representations as to the condition or suitability of the ATM Space or the Building (or the electricity available to the ATM Space) for the installation, use, maintenance or operation of the ATM, and Tenant agrees to accept same in its “as is” condition and without any work or alterations to be made by Landlord.

21.7 If at any time the ATM ceases operating for more than one hundred twenty (120) consecutive days, then promptly thereafter Tenant shall, at its cost and expense, remove the ATM and perform all repairs required to restore the ATM Space to its previous condition. Thereafter, Tenant shall have no further rights or claims to the ATM Space and Landlord shall have no further liabilities or obligations with respect thereto.

ARTICLE 22

GENERATOR

22.1 As an appurtenant to the Premises, for and with respect to the Term of this Lease, Tenant is hereby granted, subject to this Article 22, Article 5 of this Lease and all of the other provisions of this Lease and such other requirements as shall be imposed by Landlord from time to time, the right to install, secure, maintain, replace and operate in either (a) the location designated as “A”, or (b) the location designated as “B”, each as set forth on Exhibit H annexed hereto (the “Generator Space”), an emergency electric generator together with all ancillary equipment, mountings, piping, duct work, venting, conduit, wiring and support, including, without limitation, the emergency electric riser and emergency fuel pumps, as shall be reasonably necessary for the operation thereof, (collectively the “Generator”). The capacity, size, location and dimensions of the Generator shall be subject to Landlord’s approval, which approval will not be unreasonably withheld. To the extent that the Generator shares facilities (excluding the cooling tower), including, without limitation, fuel systems, supply air systems, generator rooms, feeders, etc., with Landlord’s generator, Tenant shall pay the incremental costs of such facilities in excess of the costs that Landlord would incur but for such sharing and shall reimburse Landlord for all such costs (including design, installation and construction costs) within 30 days after demand.

22.2 Tenant is also granted, subject to the provisions of Article 5 and of this Article 22 and such other requirements as may be imposed by Landlord, the right to install, operate and maintain in shaft or riser space to be reasonably designated by Landlord an electric riser from the Generator Space to the electric closets serving the Premises in order to bring electric power from the Generator to such electric closets and from the Generator Space (i) to the Building’s intake and discharge air shaft/plenums in the basement of the Building, (ii) to a fuel oil fill pipe on the street level of the Building and vent, to bring fuel from the street to the fuel tank, and (iii) to a fuel supply and return and a vent pipe as required to bring fuel from the fuel tank to the Generator.

22.3 Tenant shall, at its sole cost and expense, diligently operate, service, repair, paint and maintain the Generator, including, without limitation, all electrical wires, guide wires and conduits related thereto.

22.4 No signs, whether temporary or permanent, shall be affixed, installed or attached to the Generator or the Generator Space other than those required by applicable laws, regulations, codes and ordinances. All signs required, if any, and the location thereof, shall be first approved in writing by Landlord.

22.5 In the performance of any installation, alteration, repair, maintenance, removal and/or any other work with respect to the Generator Space or the Generator, Tenant shall comply with all of the applicable provisions of this Lease and all of the provisions of this Lease shall be applicable to the Generator Space as if the Generator Space was part of the Premises.

22.6 Any and all taxes, filing fees, charges or license fees imposed upon Landlord by virtue of the existence and/or use of the Generator (including those shown to be specifically related to any increase in the assessed valuation of the respective Building attributable to the Generator), whether imposed by any local, state and/or federal government or any agency thereof, shall be exclusively borne by Tenant. Landlord agrees to cooperate reasonably with Tenant in any necessary applications for any necessary license or permits provided Landlord incurs no expense or liability in so doing.

22.7 Upon reasonable advance notice to Landlord, Tenant may have access to the Generator Space for the sole purpose of servicing and maintaining the Generator. Landlord shall have the right (in its sole discretion) to have its representative(s) accompany Tenant whenever it services or maintains the Generator. At all other times, Landlord may keep the entrances to the Generator Space locked. Tenant shall not have any tools and/or materials stored in the Space, and Tenant’s employees and independent contractors shall close and lock the entrance door to the Space when leaving the same.

22.8 Throughout the duration of this Lease, Tenant shall inspect the Generator on a regular basis consistent with the prudent and customary inspection and maintenance procedures. The Generator shall not exceed the load-bearing capacity of the Generator Space.

22.9 (a) If, at any time during the Term, Landlord, in its judgment, shall determine that it is necessary to move the Generator to another area of the Property, then Landlord may give notice thereof to Tenant (which notice shall have annexed thereto a plan on which such other area (the “Substitute Generator Space”) shall be substantially identified). Within 30 days of receipt of Landlord’s notice (or, if a governmental permit is required to be obtained for installation of the Generator in the Substitute Generator Space, then, within 30 days of the obtaining of such permit (which Tenant shall make prompt application for, with Landlord’s reasonable cooperation), Landlord, at its sole cost shall move the Generator to the Substitute Generator Space (with only a commercially reasonable lapse of service) which shall then become the Generator Space hereunder and the original Generator Space shall be deleted from the coverage of this Lease.

(b) Tenant’s operation or use of the Generator shall not prevent or interfere with the operation or use of any equipment of any present or future tenant or occupant of the Buildings or of Landlord. Testing of the Generator shall be performed during non-business hours exclusive of Sundays. If, at any time during the term hereof, Landlord shall reasonably determine that the Generator causes interference with other operations or equipment, then Landlord may so notify Tenant, and Landlord may require Tenant to replace the Generator with another generator which would not cause such interference (the “Replacement Generator”). Tenant, within 30 days of receipt of such notice or, if a government permit is required to install the Replacement Generator, then within 30 days of the obtaining of such permit (which Tenant shall make prompt application for, with Landlord’s cooperation but at no cost to Landlord), shall replace the Generator with the new non-interfering Replacement Generator which shall then be deemed to be the Generator hereunder.

22.10 Tenant agrees that Landlord has made no warranties or representations as to the condition or suitability of the Generator Space or the Building (or the electricity available to the Generator Space) for the installation, use, maintenance or operation of the Generator, and Tenant agrees to accept same in its “as is” condition and without any work or alterations to be made by Landlord.

ARTICLE 23

EXPANSION RIGHTS

23.1 (a) Subject to the terms and conditions of this Article 23, provided that the Expansion Conditions (as hereinafter defined) have been satisfied, Tenant shall have the option to lease between approximately 8,000 and 12,000 square feet of rentable area (the “2007 Expansion Space”) in the Property, the specific size, location, configuration and commencement date with respect to such 2007 Expansion Space to be determined and designated by Landlord in its discretion.

(b) Tenant may exercise its option to lease the 2007 Expansion Space by giving written notice (a “2007 Expansion Exercise Notice”) to Landlord on or before September 30, 2005. If Tenant timely and properly delivers a 2007 Expansion Exercise Notice to Landlord, then the 2007 Expansion Space shall be leased to Tenant, upon and subject to the terms and conditions set forth herein. If Tenant fails timely and properly to give such 2007 Expansion Exercise Notice, or if the Expansion Conditions have not been fully and completely satisfied, then Tenant shall have no further right to lease the 2007 Expansion Space and shall have no further rights, claims or interests thereto.

(c) Within thirty (30) Business Days after receipt of Tenant’s 2007 Expansion Exercise Notice, Landlord shall give Tenant notice of the specific location, size and configuration of the 2007 Expansion Space and Landlord’s estimate of the commencement date (the “Estimated 2007 Expansion Date”) therefor, which Estimated 2007 Expansion Date shall be between January 1, 2007 and December 31, 2007. The commencement date with respect to the 2007 Expansion Space shall be the later to occur of (a) the date that all of the tenants and occupants of the 2007 Expansion Space vacate the 2007 Expansion Space; or (b) the Estimated 2007 Expansion Date designated by Landlord.

23.2 (a) Subject to the terms and conditions of this Article 23, provided that the Expansion Conditions have been satisfied, Tenant shall have the option to lease between approximately 8,000 and 12,000 square feet of rentable area (the “2008 Expansion Space”) in the Property, the specific size, location, configuration and commencement date with respect to such 2008 Expansion Space to be determined and designated by Landlord in its discretion. Without limitation, the exercise by Tenant of the option to lease the 2007 Expansion Space shall not be a condition precedent to the exercise by Tenant of the option to lease the 2008 Expansion Space.

(b) Tenant may exercise its option to lease the 2008 Expansion Space by giving written notice (a “2008 Expansion Exercise Notice”) to Landlord on or before September 30, 2006. If Tenant timely and properly delivers a 2008 Expansion Exercise Notice to Landlord, then the 2008 Expansion Space shall be leased to Tenant, upon and subject to the terms and conditions set forth herein. If Tenant fails timely and properly to give such 2008 Expansion Exercise Notice, or if the Expansion Conditions have not been fully and completely satisfied, then Tenant shall have no further right to lease the 2008 Expansion Space and shall have no further rights, claims or interests thereto.

(c) Within thirty (30) business days after receipt of Tenant’s 2008 Expansion Exercise Notice, Landlord shall give Tenant notice of the specific location, size and configuration of the 2008 Expansion Space and Landlord’s estimate of the commencement date (the “Estimated 2008 Expansion Date”) therefor, which Estimated 2008 Expansion Date shall be between January 1, 2008 and December 31, 2008. The commencement date with respect to the 2008 Expansion Space shall be the later to occur of (a) the date that all of the tenants and occupants of the 2008 Expansion Space vacate the 2008 Expansion Space; or (b) the Estimated 2008 Expansion Date designated by Landlord.

23.3 (a) Approximately 10,000 square feet of rentable area located on the 3rd floor of the 10 P.O. Square Building (the “3rd Floor Expansion Space”) is currently leased to Leggat McCall Properties LLC, which 3rd Floor Expansion Space is depicted on Exhibit L-1 attached hereto. The existing lease to Leggat McCall Properties LLC (together with its successors and assigns, “Leggat McCall”) with respect to said area currently is scheduled to expire on February 28, 2010 (the “Scheduled Leggat McCall Expiration Date”). Subject to the terms and conditions of this Article 23, provided that the Expansion Conditions have been satisfied, upon the expiration or earlier termination of the existing lease to Leggat McCall Tenant shall have the option to lease the “3rd Floor Expansion Space. The specific size, location, and configuration with respect to such 3rd Floor Expansion Space shall be determined and designated by Landlord in its discretion.

(b) Tenant may exercise its option to lease the 3rd Floor Expansion Space by giving written notice (a “3rd Floor Expansion Space Exercise Notice”) to Landlord on or before September 30, 2008; provided, however, if the existing lease to Leggat McCall terminates or expires prior to the Scheduled Leggat McCall Expiration Date and as a result the 3rd Floor Expansion Space becomes (or will become) vacant prior to said date, then Landlord may provide notice (a “3rd Floor Expansion Space Availability Notice ”) thereof to Tenant in which event, notwithstanding the foregoing, Tenant shall have thirty (30) days after receipt of said 3rd Floor Expansion Space Availability Notice to exercise its option to lease the 3rd Floor Expansion Space. If Tenant timely and properly delivers a 3 rd Floor Expansion Space Exercise Notice to Landlord, then the 3rd Floor Expansion Space shall be leased to Tenant, upon and subject to the terms and conditions set forth herein. If Tenant fails timely and properly to give such 3rd Floor Expansion Space Exercise Notice, or if the Expansion Conditions have not been fully and completely satisfied, then Tenant shall have no further right to lease the 3rd Floor Expansion Space and shall have no further rights, claims or interests thereto.

(c) Within thirty (30) Business Days after receipt of Tenant’s 3rd Floor Expansion Exercise Notice or the 3rd Floor Expansion Space Availability Notice, as applicable, Landlord shall give Tenant notice of the specific location, size and configuration of the 3rd Floor Expansion Space. If Landlord delivers a 3rd Floor Expansion Space Availability Notice to Tenant and Tenant exercise its option to lease the 3rd Floor Expansion Space as a result thereof, then the commencement date with respect to the 3rd Floor Expansion Space the later to occur of (a) the scheduled commencement date designated by Landlord and set forth in the 3rd Floor

Expansion Space Availability Notice; or (b) the date that all of the tenants and occupants (including, without limitation, Leggett McCall) of the 3rd Floor Expansion Space vacate and surrender the 3rd Floor Expansion Space. If the existing lease to Leggat McCall does not terminate or expire prior to the Scheduled Leggat McCall Expiration Date and Landlord does not deliver a 3rd Floor Expansion Space Availability Notice to Tenant and Tenant exercises its option to lease the 3rd Floor Expansion Space by delivering a 3rd Floor Expansion Space Exercise Notice as aforesaid, then the commencement date with respect to the 3rd Floor Expansion Space shall be the later to occur of (a) the Scheduled Leggat McCall Expiration Date; or (b) the date that all of the tenants and occupants (including, without limitation, Leggett McCall) of the 3rd Floor Expansion Space vacate and surrender the 3rd Floor Expansion Space.

(d) Notwithstanding the foregoing if (a) the existing lease to Leggat McCall terminates or expires prior to December 31, 2005 and prior to December 31, 2005 Landlord delivers a 3rd Floor Expansion Space Availability Notice to Tenant, but (b) Tenant does not exercise its option to lease the 3rd Floor Expansion Space as a result thereof, then (i) Tenant shall have no further rights or claims with respect to the 3rd Floor Expansion Space, and (ii) subject to the terms and conditions of this Article 23, provided that the Expansion Conditions have been satisfied, Tenant shall have the option to lease between 8,000 and 12,000 square feet of rentable area (the “2010-2012 Expansion Space”) in the Property, the specific size, location, configuration and commencement date with respect to such 2010-2012 Expansion Space to be determined and designated by Landlord in its discretion. Without limitation, the exercise by Tenant of the option to lease the 2007 Expansion Space or the 2008 Expansion Space shall not be a condition precedent to the exercise by Tenant of the option to lease the 2010-2012 Expansion Space. Without limitation, in no event shall Tenant have any rights or claims to the 2010-2012 Expansion Space if either (A) the existing lease to Leggat McCall does not terminate or expire prior to December 31, 2005, or (B) the existing lease to Leggat McCall terminates or expires prior to December 31, 2005 and Tenant exercises its option to lease the 3rd Floor Expansion Space, as aforesaid.

(e) If the conditions set forth in Section 23.3(d) above are satisfied, then Tenant may exercise its option to lease the 2010-2012 Expansion Space by giving written notice (a “2010-2012 Expansion Exercise Notice”) to Landlord on or before September 30, 2008. If Tenant timely and properly delivers a 2010-2012 Expansion Exercise Notice to Landlord, then the 2010-2012 Expansion Space shall be leased to Tenant, upon and subject to the terms and conditions set forth herein. If Tenant fails timely and properly to give such 2010-2012 Expansion Exercise Notice, or if the conditions set forth in Section 23.3(d) above have not been fully and completely satisfied, or if the Expansion Conditions have not been fully and completely satisfied, then Tenant shall have no further right to lease the 2010-2012 Expansion Space and shall have no further rights, claims or interests thereto.

(f) Within thirty (30) business days after receipt of Tenant’s 2010-2012 Expansion Exercise Notice, Landlord shall give Tenant notice of the specific location, size and configuration of the 2010-2012 Expansion Space and Landlord’s estimate of the commencement date (the “Estimated 2010-2012 Expansion Date”) therefore, which Estimated Expansion Date shall be between January 1, 2010 and December 31, 2012. The commencement date with respect to the 2010-2012 Expansion Space shall be the later to occur of (a) the date that all of the tenants and occupants of the 2010-2012 Expansion Space vacate the 2010-2012 Expansion Space; or (b) the Estimated 2010-2012 Expansion Date designated by Landlord.

23.4 (a) Subject to the terms and conditions of this Article 23, provided that the Expansion Conditions have been satisfied, Tenant shall have the option to lease approximately 11,000 square feet of rentable area (the “Ten P.O./3rd Floor Expansion Space”) on the 3rd floor of the Ten P.O. Square Building, which Ten P.O./3rd Floor Expansion Space is depicted on Exhibit L-2 attached hereto, and the specific commencement date with respect to such Ten P.O./3rd Floor Expansion Space to be determined and designated by Landlord in its discretion. Without limitation, the exercise by Tenant of the option to lease the 2007 Expansion Space, the 2008 Expansion Space, the 3rd Floor Expansion Space, and/or the 2010-2012 Expansion Space shall not be a condition precedent to the exercise by Tenant of the option to lease the Ten P.O./3rd Floor Expansion Space.

(b) Tenant may exercise its option to lease the Ten P.O./3rd Floor Expansion Space by giving written notice (a “Ten P.O./3rd Floor Expansion Exercise Notice”) to Landlord on or before September 30, 2009. If Tenant timely and properly delivers a Ten P.O./3rd Floor Expansion Exercise Notice to Landlord, then the Ten P.O./3 rd Floor Expansion Space shall be leased to Tenant, upon and subject to the terms and conditions set forth herein. If Tenant fails timely and properly to give such Ten P.O./3rd Floor Expansion Exercise Notice, or if the Expansion Conditions have not been fully and completely satisfied, then Tenant shall have no further right to lease the Ten P.O./3rd Floor Expansion Space and shall have no further rights, claims or interests thereto.

(c) Within thirty (30) business days after receipt of Tenant’s Ten P.O./3rd Floor Expansion Exercise Notice, Landlord shall give Tenant notice of the Landlord’s estimate of the commencement date (the “Estimated Ten P.O./3rd Floor Expansion Date”) therefor, which Estimated Ten P.O./3rd Floor Expansion Date shall be between January 1, 2010 and December 31, 2012. The commencement date with respect to the Ten P.O./3rd Floor Expansion Space shall be the later to occur of (a) the date that all of the tenants and occupants of the Ten P.O./3rd Floor Expansion Space vacate the Ten P.O./3 rd Floor Expansion Space; or (b) the Estimated Ten P.O./3rd Floor Expansion Date designated by Landlord.

23.5 The leasing to Tenant of each respective Expansion Space shall be upon and subject to all of the terms and conditions of this Lease, except as follows:

(a) The Basic Rent for the respective Expansion Space shall be the fair market rental value thereof and the rent commencement date for the respective Expansion Space shall be the date which is ninety (90) days after delivery of such Expansion Space to Tenant. Promptly after receipt of Tenant’s Expansion Exercise Notice, Landlord shall provide Tenant with written notice (a “Expansion Space Rent Notice”) of its determination of the fair market rental value with respect to the respective Expansion Space. In determining fair market rental value, the following factors, among others, shall be taken into account and given effect: size of the premises, escalation charges then payable under the lease, location of the premises, location of the building, tenant improvement and fit-up of the premises, free rent or “fit-up” periods, other transaction costs and lease term, and other terms and conditions then being provided for comparable lease transactions in comparable office buildings in the Downtown Boston Financial District. Within not more than fifteen (15) days after receipt of such Expansion Space Rent Notice from Landlord, Tenant may give Landlord written notice (a “Dispute Notice”) that Tenant disagrees with Landlord’s determination of such fair market rental value and set forth the determination of Tenant as to the fair market rental value. If Landlord and Tenant are unable to resolve a dispute concerning fair market rental value then said dispute shall be resolved in accordance with the provisions of Section 4.4 of this Lease. If Tenant does not provide a Dispute Notice to Landlord prior to the expiration of said fifteen (15) day period, then Tenant shall be considered to have accepted Landlord’s determination of the fair market rental value with respect to the respective Expansion Space and shall be conclusively bound by Landlord’s determination with respect thereto.

(b) The respective Expansion Space shall be delivered by Landlord and accepted by Tenant “as-is” in its then (i.e. as of the time of delivery of the respective Expansion Space) state of condition, construction, finish and decoration, without any representation or warranty by Landlord or any obligation on the part of Landlord to perform any work or construct any improvements therein or to provide any other types of allowances, contributions or inducement payments with respect to the respective Expansion Space.

(c) Tenant’s respective Proportionate Share shall be recalculated to reflect the addition of the respective Expansion Space to the Premises and for the purposes of determining the Escalation Charges for the respective Expansion Space the Base Year for Operating Expenses and Base Year for Taxes shall be the then-applicable calendar or fiscal year, respectively.

(d) Tenant’s exercise of the above-described expansion option(s) by delivery of the respective Expansion Exercise Notice shall be self-executing and automatic. Without limiting the foregoing, promptly after delivery of the respective Expansion Exercise Notice and the respective Expansion Space Rent Notice the parties shall execute an amendment to this Lease reflecting the addition of the Expansion Space to the Premises. The execution of any such amendment shall not be construed as a waiver of any of the Expansion Conditions or a limitation on the exercise of the rights of the Tenant hereunder.

(e) “Expansion Conditions” shall mean the following conditions: Both at the time the Tenant gives Landlord the respective Expansion Exercise Notice and as of the commencement date with respect to the respective Expansion Area: (i) there exists no Default of Tenant under this Lease, (ii) this Lease remains in full force and effect, and (iii) Boston Private Financial Holdings, Inc. and/or Affiliates of Boston Private Financial Holdings, Inc. is (or are) in occupancy of not less than sixty-five percent (65%) of the rentable area of the Premises then demised under this Lease.

(f) Notwithstanding the foregoing provisions, if pursuant to the provisions of this Lease (including, without limitation, Article 17 hereof) any rentable area (or areas) is added to the Premises between the delivery of an Expansion Exercise Notice and the commencement date with respect to such Expansion Space, then Landlord may elect, by providing notice thereof to Tenant, to reduce the rentable square footage of the respective Expansion Space by the Excess Expansion Amount (as hereinafter defined). The “Excess Expansion Amount” shall mean the amount by which the rentable square footage of the other area (or areas) added to the Premises pursuant to the provisions of this Lease (including, without limitation, Article 17 hereof) exceeds 8,000 rentable square feet, if any.

(g) Notwithstanding any provision contained herein to the contrary, if and when 50,000 rentable square feet of space are added to the Premises (whether pursuant to Article 17, this Article 23, or otherwise), then Tenant shall have no further rights or obligations with respect to the 2007 Expansion Space or the 2008 Expansion Space, Sections 23.1 and 23.2 shall become null and void and of no further force or effect, and Tenant shall have no further options or other rights to lease either the 2007 Expansion Space or the 2008 Expansion Space pursuant to this Article 23. In such event, all of the obligations of Landlord to lease either the 2007 Expansion Space or the 2008 Expansion Space to Tenant shall be considered to have been fully and completely satisfied, and neither Landlord nor Tenant shall have any further rights, liabilities or obligations with respect to either the 2007 Expansion Space or the 2008 Expansion Space under this Article 23.

(h) Time is of the essence of this Article 23.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed by persons hereunto duly authorized, as of the date first set forth above.

LANDLORD:

WALTON 10-TEN P.O. INVESTORS, III, LLC, a limited liability company

By:
Name:
Title:

TENANT:

BOSTON PRIVATE FINANCIAL HOLDINGS, INC., a Massachusetts corporation

By:
Name:
Title:

EXHIBIT A

Location Plans of Premises

A-1

EXHIBIT B

Site Plan of Buildings

B-1

EXHIBIT C

[Intentionally Deleted]

C-1

EXHIBIT D

Operating Expenses

Operating Expenses shall include the following, without limitation:

1.	All expenses incurred by Landlord or Landlord’s agents which shall be directly related to employment of personnel at or below the level of general manager, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord’s agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord’s agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, including, without limitation, day and night supervisors, manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties.

2.	The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property.

3.	The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties.

4.	Management fees, the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any management services under this Lease. However, if such management services are provided by Landlord or an affiliate of Landlord, in no event shall the management fees for the respective Building (expressed as a percentage of gross receipts for the respective Building) exceed the prevailing market management fees (expressed as a percentage of gross receipts), for comparable third party management companies offering comparable management services in office buildings similar to the respective Building in class, size, age and location.

5.	Premiums for insurance against damage or loss to the Property from such hazards as Landlord shall determine, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

6.	If, during the Term of this Lease after the Base Year for Operating Expenses, Landlord shall make a capital expenditure which (a) in the good faith reasonable determination of Landlord are performed primarily to reduce operating costs or otherwise improve the efficiency of the Building and/or the Property, or (b) are performed to comply with a law, code, regulation or ordinance enacted, or first interpreted to apply, after the date of this Lease, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Property is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

7.	Costs for electricity, water and sewer use charges, gas and other utilities supplied to the Property and not paid for directly by tenants.

8.	Betterment assessments, provided the same are apportioned equally over the longest period permitted by law, and to the extent, if any, not included in Taxes.

9.	Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

Operating Expenses shall not include the following:

1.	Taxes.

2.	Payments of principal and interest on mortgages and finance charges and costs relating thereto.

3.	Brokerage commissions and fees.

4.	Costs of improvements to premises leased to other tenants in the Building.

5.	Amounts which, pursuant to the provisions of the respective leases with other tenants, may be specially charged to or otherwise paid by such other tenants of the respective Building (such as electricity, overtime HVAC charges and other costs relating to the premises leased to such tenants).

6.	Costs and expenses that are reimbursed out of insurance, warranty or condemnation proceeds.

7.	Any ground or underlying lease rental.

8.	Interest, principal, points and fees on debts or amortization on any mortgage or other debt instrument encumbering the Property.

9.	Advertising and promotional expenditures, and costs of acquisition and maintenance of signs in or on the Property identifying the owner of the Property.

10.	Marketing costs, including leasing commissions, attorneys’ fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Buildings.

11.	Management fees paid or charged by Landlord in connection with the management of the Building to the extent such management fee is in excess of 4% of the gross annual income of the respective Building in any Operating Year.

12.	Actual or imputed rent for any office space occupied by Building management personnel to the extent the rental rate for such office space exceeds the fair market rental value of such office space.

13.	Landlord’s general corporate overhead and general and administrative expenses.

14.	Costs incurred to comply with laws, rules, regulations and codes adopted and interpreted to apply to the Property prior to the date of this Lease.

15.	Costs of Landlord’s charitable or political contributions.

16.	Costs of sculpture, paintings or other objects of art.

17.	Costs associated with the operation of the business of the entity which constitutes Landlord (as the same are distinguished from the costs of operation of the Property), including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Property, costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Property management, or between Landlord and other tenants or occupants.

18.	Increases in insurance premiums which are assessed specifically to any tenant of the Building for which Landlord is entitled to reimbursement from such tenant.

19.	Charges for electricity, water, or other utilities or services which, pursuant to the provisions of the respective leases with other tenants, may be specially charged to such tenants.

20.	The cost of correcting defects in the initial design or initial construction of the Building, usual and normal wear and tear excepted.

21.	Fees and charges paid to Affiliates of the Landlord for services provided by such Affiliates to the Building, to the extent such fees and charges exceed the then customary fees and charges payable by landlords of comparable buildings for similar services.

22.	Except as set forth in item 6 above, costs of capital expenditures.

23.	Late fees or charges incurred by Landlord as a result of the failure to pay expenses when due, provided that Tenant timely pays all charges for Operating Expenses when due.

24.	Costs of capital improvements required to be made in order to cause the Buildings to comply with laws that, as of the date of this Lease, have been adopted, applied, and interpreted to require such capital improvements with respect to the Buildings.

25.	In no event will Landlord be entitled to multiple reimbursement for any individual expenditure on account of Operating Expenses.

EXHIBIT E

Rules and Regulations

The following regulations are generally applicable:

1.	The public sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant (except as necessary for deliveries) or used for any purpose other than ingress and egress to and from the Premises.

2.	No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the Premises or any outside wall of the Building. Such awnings, curtains. blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

3.	No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor, if the Building is occupied by more than one tenant, displayed through interior windows into the atrium of the Building, nor placed in the halls, corridors or vestibules, provided that show cases or articles may be displayed through interior windows into the atrium of the Building (if any) with Landlord’s prior written approval, such approval not to be unreasonably withheld or delayed so long as such display does not adverse affect the aesthetic integrity of the Building.

4.	The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

5.	Tenant shall not use the Premises or any part thereof or permit the Premises or any part thereof to be used as a public employment bureau or for the sale of property of any kind at auction, except in connection with Tenant’s business.

6.	Tenant must, upon the termination of its tenancy, return to the Landlord all locks, cylinders and keys to offices and toilet rooms of the Premises.

7.	Landlord reserves the right to exclude from the Building after business hours and at all hours on days other than Business Days all persons connected with or calling upon the Tenant who do not present a pass to the Building signed by the Tenant or who are not escorted in the Building by an employee of Tenant. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to the Landlord for all wrongful acts of such persons.

8.	The requirements of Tenant will be attended to only upon application at the Building Management Office. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

9.	There shall not be used in any space in the Building, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

10.	No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

11.	No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or any neighboring building or premises or those having business with them whether by use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

12.	The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

13.	No smoking shall be permitted in the Premises or the Building. Smoking shall only be permitted in smoking areas outside of the Building which have been designated by the Landlord.

14.	The rules and regulations set forth in Attachment I to this Exhibit, which is by this reference made a part hereof, are applicable to any Alterations being undertaken by or for Tenant in the Premises pursuant to Section 5.2 of the Lease.

Attachment I to Exhibit E

Rules and Regulations for Tenant Alterations

A.	General

1. All Alterations made by Tenant in, to or about the Premises shall be made in accordance with the requirements of this Exhibit and by contractors or mechanics approved by Landlord.

2. Tenant shall, prior to the commencement of any work, submit for Landlord’s written approval, complete plans for the Alterations, with full details and specifications for all of the Alterations, in compliance with Section D below.

3. Alterations must comply with the Building Code applicable to the Property and the requirements, rules and regulations and any other governmental agencies having jurisdiction.

4. No work shall be permitted to commence before Tenant obtains and furnishes to Landlord copies of all necessary licenses and permits from all governmental authorities having jurisdiction.

5. All demolition, removals or other categories of work that may inconvenience other tenants or disturb Building operations, must be scheduled and performed before or after normal business hours, and Tenant shall provide Landlord with at least 24 hours’ notice prior to proceeding with such work.

6. All inquiries, submissions, approvals and all other matters shall be processed through Landlord’s property manager.

7. All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by Landlord’s representative. Such supervision and inspection shall be at Tenant’s sole expense and Tenant shall pay Landlord’s reasonable charges for such supervision and inspection as Additional Rent within thirty (30) days after receiving Landlord’s invoice therefor.

B.	Prior to Commencement of Work

1. Tenant shall submit to the Building manager a request to perform the work. The request shall include the following enclosures:

(i)	A list of Tenant’s contractors and/or subcontractors for Landlord’s approval.

(ii)	Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer.

(iii)	A properly executed building permit application form.

(iv)	Four executed copies of the Insurance Requirements Agreement in the form attached to this Exhibit as Attachment II and made a part hereof from Tenant’s contractor and, if requested by Landlord, from the contractor’s subcontractors.

(v)	Contractor’s and subcontractor’s insurance certificates, including an indemnity in accordance with the Insurance Requirements Agreement.

2. Landlord will return the following to Tenant:

(i)	Two sets of plans approved or a disapproved with specific comments as to the reasons therefor (such approval or comments shall not constitute a waiver of approval of governmental authorities).

(ii)	Two fully executed copies of the Insurance Requirements Agreement.

3. Landlord’s approval of the plans, drawings, specifications or other submissions in respect of any Alterations shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

4. Tenant shall obtain a building permit from the Building Department and necessary permits from other governmental agencies. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work.

C.	Requirements and Procedures

1. All structural and floor loading requirements shall be subject to the prior approval of Landlord’s structural engineer.

2. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval of Landlord’s mechanical and electrical engineers and all mechanical and electrical work shall be performed by contractors who are engaged by Landlord in constructing, operating or maintaining the Building. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started. Drawings are to be prepared by Tenant and all approvals shall be obtained by Tenant.

3. Elevator service for construction work shall be charged to Tenant at standard Building rates. Prior arrangements for elevator use shall be made with Building manager by Tenant. No material or equipment shall be carried under or on top of elevators. If an operating engineer is required by any union regulations, such engineer shall be paid for by Tenant.

4. If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be supervised by Landlord’s representative. No work will be performed in Building mechanical equipment rooms without Landlord’s approval and under Landlord’s supervision.

5. Tenant’s contractor shall:

(i)	have a superintendent or foreman on the Premises at all times;

(ii)	police the job at all times, continually keeping the Premises orderly;

(iii)	maintain cleanliness and protection of all areas, including elevators and lobbies.

(iv)	protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

(v)	block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

(vi)	avoid the disturbance of other tenants.

6. If Tenant’s contractor is negligent in any of its responsibilities, Tenant shall be charged for corrective work.

7. All equipment and installations must be equal to the standards generally in effect with respect to the remainder of the Building. Any deviation from such standards will be permitted only if indicated or specified on the plans and specifications and approved by Landlord.

8. A properly executed air balancing report signed by a professional engineer shall be submitted to Landlord upon the completion of all HVAC work.

9. Upon completion of the Alterations, Tenant shall submit to Landlord a permanent certificate of occupancy and final approval by the other governmental agencies having jurisdiction.

10. Tenant shall submit to Landlord a final “as-built” set of drawings showing all items of the Alterations in full detail.

11. Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.

D.	Standards for Plans and Specifications.

Whenever Tenant shall be required by the terms of the Lease (including this Exhibit) to submit plans to Landlord in connection with any Alterations, such plans shall include at least the following:

1. Floor plan indicating location of partitions and doors (details required of partition and door types).

2. Location of standard electrical convenience outlets and telephone outlets.

3. Location and details of special electrical outlets; e.g., photocopiers, etc.

4. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5. Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6. Location and specifications of floor covering, paint or paneling with paint colors referenced to standard color system.

7. Finish schedule plan indicating wall covering, paint, or paneling with paint colors referenced to standard color system.

8. Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

9. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

10. Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.)

11. Location and weights of storage files.

12. Location of any special soundproofing requirements.

13. Location and details of special floor areas exceeding 50 pounds of live load per square foot.

14. All structural, mechanical, plumbing and electrical drawings, to be prepared by the base building consulting engineers, necessary to complete the Premises in accordance with Tenant’s Plans.

15. All drawings to be uniform size (30” x 46”) and shall incorporate the standard project electrical and plumbing symbols and be at a scale of  1/8” = 1’ or larger.

16. All drawings shall be stamped by an architect (or, where applicable, an engineer) licensed in the jurisdiction in which the Property is located and without limiting the foregoing, shall be sufficient in all respects for submission to applicable authorization in connection with a building permit application.

Attachment II to Exhibit E

Contractor’s Insurance Requirements

Building:

Landlord:

Tenant:

Premises:

The undersigned contractor or subcontractor (“Contractor”) has been hired by the tenant named above (hereinafter called “Tenant”) of the Building named above (or by Tenant’s contractor) to perform certain work (“Work”) for Tenant in the Premises identified above. Contractor and Tenant have requested the landlord named above (“Landlord”) to grant Contractor access to the Building and its facilities in connection with the performance of the Work, and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

1. Contractor agrees to indemnify and save harmless Landlord and its respective officers, employees and agents and their affiliates, subsidiaries and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys’ fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, bodily injury (including death at any time resulting therefrom) and loss of or damage to property, including consequential damages, whether such injuries to person or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

2. Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

(a) Workmen’s Compensation and Employers, Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workmen’s Compensation and Employers’ Liability Insurance.

(b) Comprehensive General Liability Insurance including coverages for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

Personal Injury:

$3,000,000 per person

$10,000,000 per occurrence

Property Damage:

$3,000,000 per occurrence $3,000,000 aggregate

(c) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

Bodily Injury:

$1,000,000 per person

$1,000,000 per occurrence

Property Damage:

$1,000,000 per occurrence

Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days’ prior written notice of the cancellation of any of the foregoing policies.

3. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

(a) Comprehensive General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(b).

(b) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) with limits of liability at least equal to the limits stated in paragraph 2(c).

Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

Agreed to and executed this day of             , 20    .

Contractor:

By:

By:

By:

EXHIBIT I

Cleaning Standards

EXHIBIT J

Schedule of Existing Specialty Alterations

to be Removed on Lease Expiration

Remove any safes (excluding existing vault).

EXHIBIT K

Form of SNDA

First Amendment to Lease

This First Amendment to Lease (this “Amendment”), is made as of the 13th day of April, 2005, by and between WALTON 10-TEN P.O. INVESTORS, III, LLC, a Delaware limited liability company, with an address of 900 North Michigan Avenue, Suite 1900, Chicago, IL 60611 (the “Landlord”) and BOSTON PRIVATE FINANCIAL HOLDINGS, INC., a Massachusetts corporation, with an address of Ten Post Office Square, Boston, Massachusetts 02109 (the “Tenant”).

WITNESSETH:

Reference is hereby made to the following facts:

A. Landlord and Tenant entered into that certain Amended and Restated Lease (as modified and amended hereby, the “Lease”), dated as of June 25, 2004, for certain premises (the “Existing Premises”) located in the buildings commonly known as Ten Post Office Square and 10 Post Office Square in Boston, Massachusetts (as more particularly described in the Lease, the “Buildings”). All capitalized words and phrases not otherwise defined herein shall have the meanings ascribed to them in the Lease.

B. In satisfaction of the provisions of Section 23.4 of the Lease, Tenant has exercised the option to add 8,080 rentable square feet on the 3rd floor of the Ten P.O. Square Building to the Premises, and in connection therewith, Landlord and Tenant have agreed to modify and amend the Lease, all in the manner hereinafter set forth.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the parties agree that the Lease is hereby amended as follows:

1. Demise of First Amendment Additional Premises. Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, subject to and in accordance with the terms and conditions of the Lease, additional premises consisting of 8,080 square feet of rentable area located on the 3rd floor of the Ten P.O. Square Building (the “First Amendment Additional Premises”), which First Amendment Additional Premises are depicted on the plan attached to this Amendment as Exhibit M-1 and incorporated herein by this reference, for a term commencing on the First Amendment Additional Premises Delivery Date (as hereinafter defined) and expiring on the Expiration Date, unless earlier terminated in accordance with the provisions of the Lease. The demise and use of the First Amendment Additional Premises shall be upon and subject to all of the terms and conditions of the Lease, except as expressly set forth in this Amendment.

Except as expressly set forth herein, the First Amendment Additional Premises shall be considered to be part of the Premises in all respects. Each reference contained in the Lease to the “Premises” shall be considered to be a reference to the Existing Premises and the First Amendment Additional Premises, collectively.

2. Condition of First Amendment Additional Premises. Notwithstanding anything contained in the Lease to the contrary, the Landlord shall deliver and Tenant shall take the First Amendment Additional Premises free of all tenants and occupants, broom-clean, and in all other respects “as-is”, “where is”, and in the condition in which the First Amendment Additional Premises are in as of the date of this Amendment, without any other obligation on the part of Landlord to prepare or construct the First Amendment Additional Premises for Tenant’s occupancy, or to construct any additional improvements therein or in the Buildings, or to provide any additional contributions or allowances in connection therewith (excepting only the First Amendment Tenant Allowance), and without any representation or warranty (express or implied) on the part of Landlord as to the condition of the First Amendment Additional Premises. Promptly after delivery thereof, Tenant shall, subject to and in accordance with the provisions of the Lease (including, without limitation, Section 5.2 thereof) perform all Alterations required to prepare the First Amendment Additional Premises for occupancy and shall install within the First Amendment Additional Premises all Alterations, fixtures, furnishings and equipment required by Tenant, and all such Alterations shall be considered to be part of the Initial Installations for all purposes under the Lease.

Landlord shall pay to Tenant an amount not to exceed $383,800.00 (the “First Amendment Tenant Allowance”) to be applied toward the costs and expenses incurred by Tenant in performing Alterations in the First Amendment Additional Premises and the costs and expenses relating to the occupancy thereof. The First Amendment Tenant Allowance shall be provided and disbursed in accordance with and subject to the terms and conditions of Section 4.3(a) through (d) of the Lease relating to the disbursement of the Landlord’s Initial Contribution.

3. Delivery of First Amendment Additional Premises. April 15, 2005 is the currently scheduled date for delivery of the First Amendment Additional Premises (the “Scheduled First Amendment Delivery Date”). Landlord shall notify Tenant when the First Amendment Additional Premises have been delivered to it. Notwithstanding the foregoing, no failure or inability to tender possession of any portion of the First Amendment Additional Premises to Tenant on or before the Scheduled First Amendment Delivery Date or any other date for any reason beyond the reasonable control of Landlord shall impose any liability upon Landlord or detract from or otherwise affect any other obligations of Tenant hereunder.

4. Rent for First Amendment Additional Premises. The “First Amendment Rent Commencement Date” shall mean January 1, 2006. From and after the First Amendment Rent Commencement Date and thereafter throughout the Term of the Lease, Tenant shall pay to Landlord, without any set-off, counterclaim, abatement or deduction,

(except as set forth in Section 11.4 of the Lease), of any kind, whatsoever, Basic Rent, Escalation Charges, and Additional Rent with respect to the First Amendment Additional Premises, in accordance with and subject to the terms and provisions of the Lease, as modified and amended hereby.

Without limiting the foregoing, for purposes of determining the Escalation Charges payable by Tenant with respect to the First Amendment Additional Premises, the Base Year for Taxes shall mean the Taxes for Fiscal Year 2006 (i.e. the twelve month period beginning July 1, 2005 and ending June 30, 2006) and the Base Year for Operating Expenses shall mean Calendar Year 2005.

5. Reference Information. Article 1 of the Lease is hereby amended as follows:

(a) by deleting the definitions of “Premises,” “Premises Rentable Area,” and “Landlord’s Contribution,” and replacing said definitions with the following:

Premises: Collectively, the Existing Premises, the Subleased Premises, the Basement Premises, the Gallery Level Premises, the ATM Space, the Additional Premises, and the First Amendment Additional Premises.

Premises Rentable Area: 108,301 rentable square feet, as mutually agreed by Landlord and Tenant, as follows: (a) in the Ten P.O. Square Building, 62,381 rentable square feet, consisting of the following; (i) 1,096 rentable square feet on the Basement Level, (ii) 7,308 rentable square feet on the Gallery Level, (iii) 5,832 rentable square feet on the Banking Hall Level, (iv) 13,829 rentable square feet on the Mezzanine Level, (v) 19,020 rentable square feet on the 2nd Floor, (vi) 14,213 rentable square feet on the 3rd Floor, (vii) 3,434 rentable square feet on the 6th Floor, (viii) 3,434 rentable square feet on the 13th Floor, and (ix) 2,295 rentable square feet on the 13th Floor; and (b) in the 10 P.O. Square Building, 37,840 rentable square feet, consisting of the following; (i) 13,867 rentable square feet on the Mezzanine Level, (ii) 12,612 rentable square feet on the 2nd Floor, and (iii) 11,361 rentable square feet on the 12th Floor.

Landlord’s Contribution: Collectively, Landlord’s Initial Contribution, Landlord’s Additional Contribution, and Landlord’s First Amendment Contribution.

(b) by inserting the following at the end of the definition of Basic Rent:

“For the First Amendment Additional Premises, as follows:

For and with respect to the period of time commencing on January 1, 2006 through and including December 31, 2009 (both dates inclusive), at the rate of $236,340.00 per annum ($19,695.00 per month), calculated at the rate of $29.25 per rentable square foot.

For and with respect to the period of time commencing on January 1, 2010 through and including December 31, 2010 (both dates inclusive), at the rate of $252,500.00 per annum ($21,041.66 per month), calculated at the rate of $31.25 per rentable square foot.

For and with respect to the period of time commencing on January 1, 2011 through and including February 28, 2015 (both dates inclusive), at the rate of $268,660.00 per annum ($22,388.33 per month), calculated at the rate of $33.25 per rentable square foot.

(c) by inserting the following new definitions:

First Amendment Additional Premises: A portion of the Premises located on the 3rd floor of the Building, as more particularly shown on Exhibit M-1 attached hereto.

First Amendment Rent Commencement Date: January 1, 2006.

Base Year for First Amendment Additional Premises Operating Expenses: Calendar Year 2005.

Base Year for First Amendment Additional Premises Taxes: The Taxes for Fiscal Year 2006 (the twelve month period beginning July 1, 2005 and ending June 30, 2006).

Tenant’s Proportionate First Amendment Additional Premises Share: 3.42% (which is based on the ratio of (a) the Rentable Area of the First Amendment Additional Premises to (b) the Ten P.O. Square Building Rentable Area.

Landlord’s First Amendment Contribution: $383,800.00, an amount calculated as follows: $47.50 multiplied by 8,080 (i.e. the Rentable Area of the First Amendment Additional Premises).

6. Exercise of Expansion Option. The First Amendment Additional Premises have been added to the Premises in full and complete satisfaction of the rights and options granted to Tenant pursuant to Section 23.4 of the Lease. Without limiting the foregoing, all references in the Lease to the exercise of the option to lease the Ten P.O./3rd Floor Expansion Space shall be deemed to refer to the addition of the First Amendment Additional Premises to the Premises pursuant to this Amendment. Tenant has exercised the expansion option pursuant to the provisions of Section 23.4 of the Lease, and neither Landlord nor Tenant has any further rights, claims, liabilities, duties or obligations, pursuant to Section 23.4 of the Lease. Without limitation, in the first sentence of Section 23.5(g) of the Lease, the figure “50,000” is hereby deleted and replaced with the figure “41,020.”

7. Signage. In accordance with and subject to the terms and conditions of the Lease, including, without limitation, the terms and conditions of Section 2.2(d) Tenant may construct and erect, at its sole cost and expense, a sign identifying Tenant as an occupant of the Building on the exterior of the Ten P.O. Square Building. In accordance with and subject to the terms and conditions of the Lease, Landlord has approved the plans, specifications, size, and location for said sign which are depicted on the rendition attached to this Amendment as Exhibit N and incorporated herein by this reference. In all respects, the installation, repair, maintenance and replacement of said sign shall be in accordance with and subject to the terms and conditions of Section 2.2(d).

In accordance with the provisions of the Lease, including, without limitation, the provisions of Section 2.2(e), Tenant reserves the right to install a canopy or awning at the existing Milk Street entrance to the Ten P.O. Square Building, which canopy or awning may be in a color and have a design selected by Tenant in its discretion; provided, however, notwithstanding the provisions of Section 2.2(e) said canopy or awning shall not include the name or identification of the Tenant. In all respects, the installation, maintenance, repair and removal of said canopy or awning shall be in accordance with and subject to the terms and conditions of Section 2.2(e).

Tenant hereby acknowledges and agrees that it will not install any signage on the Milk Street side of the Ten P.O. Square Building identifying Tenant as an occupant of the Building and that any such signs which have previously been installed by Tenant shall be removed forthwith.

8. Brokerage. Tenant warrants and represents to Landlord, and Landlord warrants and represents to Tenant, that it has dealt with no broker or agent in connection with this Amendment, other than CB Richard Ellis/Whittier Partners and Trammell Crow Company (the “Brokers”). Each of Tenant and Landlord shall indemnify and hold harmless the other from and against any and all loss, cost and expense (including attorneys’ fees) for any breaches of the foregoing representation and warranty, including, without limitation, involving any claims for a brokerage commission, finder’s fee or similar compensation made by any person other than the Brokers, arising out of or in connection with this Amendment and/or the transactions contemplated hereby. Landlord shall be responsible for payment of fees payable to the Brokers arising out of and in connection with this Amendment and the transactions contemplated hereby, pursuant to a separate agreement therewith, and Tenant shall have no obligation with respect thereto. The provisions of this section shall survive the expiration or termination of the Lease and/or this Amendment.

9. Exhibits. The Lease contained a scrivener’s error whereby Exhibits L-1 and L-2 were transposed inadvertently. Landlord and Tenant hereby agree that the plan attached to the Lease and labelled “Exhibit L-1” shall mean and refer to “Exhibit L-2” and the plan attached to the Lease and labelled “Exhibit L-2” shall mean and refer to “Exhibit L-1”.

10. Miscellaneous. Tenant hereby represents and warrants to Landlord, as of the date of this Amendment, as follows: (i) the execution and delivery of this Amendment by Tenant has been duly authorized by all requisite corporate action; (ii) neither the Lease nor the interest of the Tenant therein has been assigned, or, encumbered; (iii) to the best knowledge of the Tenant, there are no defenses or counterclaims to the enforcement of the Lease or the liabilities and obligations of the Tenant thereunder; (iv) Tenant is not entitled to any offset, abatement or reduction of rent under the Lease, except as expressly and specifically set forth in the Lease; (v) to the best knowledge of Tenant, neither Landlord or Tenant is in breach or default of any its respective obligations under the Lease; (vi) Landlord has performed all work and constructed all improvements required pursuant to the Lease; and (vii) Landlord has made no representations or warranties, except as expressly and specifically set forth in this Amendment and in the Lease. The submission of drafts of this Amendment for examination and negotiation does not constitute an offer to lease the First Amendment Additional Premises, or a reservation of or option for, the First Amendment Additional Premises, and this Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Amendment to Tenant. Except as expressly and specifically set forth herein, the Lease is hereby ratified and confirmed, and all of the terms, covenants, agreements and provisions of the Lease shall remain unaltered and unmodified and in full force and effect throughout the balance of the term of the Lease, as amended hereby. Except as expressly set forth herein, all of the covenants, representations and warranties made by the Tenant contained in the Lease are hereby remade, reaffirmed and ratified as of the date hereof.

EXECUTED as an instrument under seal as of the date and year first above-written.

LANDLORD:

WALTON 10-TEN P.O. INVESTORS, III, LLC, a limited liability company

By:
Name:
Title:

TENANT:

BOSTON PRIVATE FINANCIAL HOLDINGS, INC., a Massachusetts corporation

By:
Name:
Title:

Exhibit M-1

Floor Plan for First Amendment Additional Premises

Second Amendment to Lease

This Second Amendment to Lease (this “Amendment”), is made as of the 6th day of July, 2005, by and between WALTON 10-TEN P.O. INVESTORS, III, LLC, a Delaware limited liability company, with an address of 900 North Michigan Avenue, Suite 1900, Chicago, IL 60611 (the “Landlord”) and BOSTON PRIVATE FINANCIAL HOLDINGS, INC., a Massachusetts corporation, with an address of Ten Post Office Square, Boston, Massachusetts 02109 (the “Tenant”).

WITNESSETH:

Reference is hereby made to the following facts:

A. Landlord and Tenant entered into that certain Amended and Restated Lease (as hereto modified and amended and as modified and amended hereby, the “Lease”), dated as of June 25, 2004, as amended by that certain First Amendment to Lease (the “First Amendment”), dated as of April 13, 2005, for certain premises located in the buildings commonly known as Ten Post Office Square and 10 Post Office Square in Boston, Massachusetts (as more particularly described in the Lease, the “Buildings”). All capitalized words and phrases not otherwise defined herein shall have the meanings ascribed to them in the First Amendment.

B. As more particularly set forth in the First Amendment, Landlord has leased the First Amendment Additional Premises to Tenant and the Scheduled First Amendment Delivery Date is April 15, 2005. Tenant has requested and Landlord has agreed to amend the Lease to provide that notwithstanding the date on which First Amendment Additional Premises Delivery Date occurs, January 1, 2006 shall be the commencement date of the Term of the Lease with respect to the First Amendment Additional Premises.

C. Landlord and Tenant have agreed to modify and amend the Lease, all in the manner hereinafter set forth.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the parties agree that the Lease is hereby amended as follows:

1. Term of Lease with Respect to First Amendment Additional Premises. Section 1 of the First Amendment is hereby amended by replacing the phrase “for a term commencing on the First Amendment Additional Premises Delivery Date (as hereinafter defined)” with the phrase “for a term commencing on January 1, 2006 (the “First Amendment Commencement Date”).”

2. Entry to First Amendment Additional Premises. After the occurrence of the First Amendment Additional Premises Delivery Date and prior to the First Amendment Commencement Date, Landlord will permit Tenant to enter the First Amendment Additional Premises for the purpose of planning and constructing the Initial Installations within the First Amendment Additional Premises and for occupancy thereof upon completion. Any such early entry shall be at Tenant’s sole risk and expense, and Landlord shall have no liabilities or obligations to Tenant in connection therewith, including, without limitation, any liability for damage or injury to persons or property in connection therewith, excepting only to the extent such damage or injury is caused by the gross negligence or willful misconduct of the Landlord. Upon such entry, Tenant shall be bound by and shall comply with all of the terms and conditions of the Lease, including, without limitation, the provisions of Article 5 and 10 thereof; provided, however, the obligation to pay the Basic Rent and Escalation Charges shall not commence until the First Amendment Rent Commencement Date.

3. Miscellaneous. Tenant hereby represents and warrants to Landlord, as of the date of this Amendment, as follows: (i) the execution and delivery of this Amendment by Tenant has been duly authorized by all requisite corporate action; (ii) neither the Lease nor the interest of the Tenant therein has been assigned, or, encumbered; (iii) to the best knowledge of the Tenant, there are no defenses or counterclaims to the enforcement of the Lease or the liabilities and obligations of the Tenant thereunder; (iv) Tenant is not entitled to any offset, abatement or reduction of rent under the Lease, except as expressly and specifically set forth in the Lease; (v) to the best knowledge of Tenant, neither Landlord or Tenant is in breach or default of any its respective obligations under the Lease; (vi) Landlord has performed all work and constructed all improvements required pursuant to the Lease; and (vii) Landlord has made no representations or warranties, except as expressly and specifically set forth in this Amendment and in the Lease. This Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Amendment to Tenant. Except as expressly and specifically set forth herein, the Lease is hereby ratified and confirmed, and all of the terms, covenants, agreements and provisions of the Lease shall remain unaltered and unmodified and in full force and effect throughout the balance of the term of the Lease, as amended hereby. Except as expressly set forth herein, all of the covenants, representations and warranties made by the Tenant contained in the Lease are hereby remade, reaffirmed and ratified as of the date hereof.

EXECUTED as an instrument under seal as of the date and year first above-written.

LANDLORD:

WALTON 10-TEN P.O. INVESTORS, III, LLC, a limited liability company

By:
Name:
Title:

TENANT:

BOSTON PRIVATE FINANCIAL HOLDINGS, INC., a Massachusetts corporation

By:
Name:
Title:

Third Amendment to Lease

This Third Amendment to Lease (this “Third Amendment”), is made as of the      day of October, 2006, by and between BROADWAY 10-TEN PO FEE, LLC, a Delaware limited liability company, with an address c/o Broadway Real Estate Partners, LLC, 375 Park Avenue, Suite 2107, New York, New York 10152 (the “Landlord”) and BOSTON PRIVATE FINANCIAL HOLDINGS, INC., a Massachusetts corporation, with an address of Ten Post Office Square, Boston, Massachusetts 02109 (the “Tenant”).

WITNESSETH:

Reference is hereby made to the following facts:

A. Landlord (as the direct or indirect assignee of Walton 10-Ten P.O. Investors, III, LLC) and Tenant are parties to that certain Amended and Restated Lease dated as of June 25, 2004 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of April 13, 2005 (the “First Amendment”) and that certain Second Amendment to Lease dated as of July 6, 2005 (the “Second Amendment”) (the Original Lease, as modified and amended by the First Amendment, the Second Amendment, and this Third Amendment is referred to herein as the “Lease”) for certain premises located in the buildings commonly known as Ten Post Office Square and 10 Post Office Square in Boston, Massachusetts (as more particularly described in the Lease, the “Buildings”). All capitalized words and phrases not otherwise defined herein shall have the meanings ascribed to them in the Lease.

B. Pursuant to Article 17 of the Lease, Landlord has offered to lease to Tenant, and Tenant has agreed to Lease from Landlord, (i) approximately three thousand four hundred thirty-four (3,434) rentable square feet on the tenth (10 th) floor of the Ten P.O. Square Building, and (ii) approximately five thousand five hundred twenty-four (5,524) rentable square feet on the thirteenth (13th) floor of the Ten P.O. Square Building.

C. In connection with the Tenant’s exercise of its ROFO Option to lease the above described space, Landlord and Tenant have agreed to modify and amend the Lease as hereinafter provided to confirm the terms upon which such space shall be leased.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the parties agree that the Lease is hereby amended as follows:

1. Reference Information. Article 1, Section 1.1 of the Lease is hereby amended as follows:

(a) by deleting the definitions of “Landlord,” Landlord’s Address,” Tenant’s Address,” “Premises,” “Premises Rentable Area,” and “Landlord’s Contribution,” and replacing said definitions with the following:

Landlord: Broadway 10-Ten PO Fee LLC

Landlord’s Address:	Broadway 10-Ten PO Fee LLC c/o Broadway Real Estate Partners, LLC 375 Park Avenue, Suite 2107 New York, New York 10152 Attention: Jason P. Semmel Telephone No. (212) 810-4007 Fax No. (212) 658-93791

Tenant’s Address:	Boston Private Financial Holdings, Inc. Ten Post Office Square Boston, Massachusetts 02109
	Attention:	Joan Thayer Corporate Real Estate

Premises: Collectively, the Existing Premises, the Subleased Premises, the Basement Premises, the Gallery Level Premises, the ATM Space, the Additional Premises, the First Amendment Additional Premises, and the Third Amendment Additional Premises, provided that (a) the First Amendment Additional Premises are included in the “Premises” only for that portion of the Term from and after the First Amendment Commencement Date, (b) the Third Amendment 10th Floor Additional Premises are included in the “Premises” only for that portion of the Term from and after the Third Amendment 10th Floor Additional Premises Delivery Date, and (c) the Third Amendment 13th Floor Additional Premises are included in the “Premises” only for that portion of the Term from and after the Third Amendment 13th Floor Additional Premises Delivery Date.

Premises Rentable Area:

For the portion of the Term prior to the First Amendment Commencement Date: one hundred thousand two hundred twenty-one (100,221) rentable square feet as mutually agreed by Landlord and Tenant, as follows: (a) in the Ten P.O. Square Building, sixty-two thousand three hundred eighty-one (62,381) rentable square feet, consisting of the following: (i) one thousand ninety-six (1,096) rentable square feet on the Basement Level, (ii) seven thousand three hundred eight (7,308) rentable square feet on the Gallery Level, (iii) five thousand eight hundred thirty-two (5,832) rentable square feet on the Building Hall Level, (iv) thirteen thousand eight hundred twenty-nine (13,829) rentable square feet on the Mezzanine Level, (v) nineteen thousand twenty (19,020) rentable square feet on the 2nd Floor, (vi) six thousand one hundred thirty-three (6,133) rentable square feet on the 3rd Floor, (vii) three thousand four hundred thirty-four (3,434) rentable square feet on the 6th Floor, (viii) three thousand four hundred thirty-four (3,434) rentable square feet on the 13th Floor, (ix) two thousand two hundred ninety-five

2

(2,295) rentable square feet on the 13th Floor; and (b) in the 10 P.O. Square Building, thirty-seven thousand eight hundred forty (37,840) rentable square feet, consisting of the following: (i) thirteen thousand eight hundred sixty-seven (13,867) rentable square feet on the Mezzanine Level, (ii) twelve thousand six hundred twelve (12,612) rentable square feet on the 2nd Floor, and (iii) eleven thousand three hundred sixty-one (11,361) rentable square feet on the 12th Floor.

For the portion of the Term from the First Amendment Commencement Date through the earlier of the date immediately prior to the Third Amendment 10th Floor Additional Premises Delivery Date or the date immediately prior to the Third Amendment 13th Floor Additional Premises Delivery Date: one hundred eight thousand three hundred one (108,301) rentable square feet as mutually agreed by Landlord and Tenant, as follows: (a) in the Ten P.O. Square Building, seventy thousand four hundred sixty-one (70,461) rentable square feet, consisting of the following: (i) one thousand ninety-six (1,096) rentable square feet on the Basement Level, (ii) seven thousand three hundred eight (7,308) rentable square feet on the Gallery Level, (iii) five thousand eight hundred thirty-two (5,832) rentable square feet on the Building Hall Level, (iv) thirteen thousand eight hundred twenty-nine (13,829) rentable square feet on the Mezzanine Level, (v) nineteen thousand twenty (19,020) rentable square feet on the 2nd Floor, (vi) fourteen thousand two hundred thirteen (14,213) rentable square feet on the 3rd Floor, (vii) three thousand four hundred thirty-four (3,434) rentable square feet on the 6th Floor, (viii) three thousand four hundred thirty-four (3,434) rentable square feet on the 13th Floor, (ix) two thousand two hundred ninety-five (2,295) rentable square feet on the 13th Floor; and (b) in the 10 P.O. Square Building, thirty-seven thousand eight hundred forty (37,840) rentable square feet, consisting of the following: (i) thirteen thousand eight hundred sixty-seven (13,867) rentable square feet on the Mezzanine Level, (ii) twelve thousand six hundred twelve (12,612) rentable square feet on the 2nd Floor, and (iii) eleven thousand three hundred sixty-one (11,361) rentable square feet on the 12th Floor.

From and after the Third Amendment 10th Floor Additional Premises Delivery Date, the Premises Rentable Area recited above shall be increased by three thousand four hundred thirty-four (3,434) rentable square feet consisting of the Third Amendment 10th Floor Additional Premises, and from and after the Third Amendment 13th Floor Additional Premises Delivery Date, the Premises Rentable Area recited above shall be increased by five thousand five hundred twenty-four (5,524) rentable square feet consisting of the Third Amendment 13th Floor Additional Premises.

For the portion of the Term from and after the later of the Third Amendment 10th Floor Additional Premises Delivery Date or the Third Amendment 13 th Floor Additional Premises Delivery Date: one hundred seventeen thousand two hundred fifty-nine (117,259) rentable square feet as mutually agreed by Landlord and Tenant, as follows: (a) in the Ten P.O. Square Building, seventy-nine thousand four hundred nine (79,409) rentable square feet, consisting of the following: (i) one thousand ninety-six (1,096) rentable square

3

feet on the Basement Level, (ii) seven thousand three hundred eight (7,308) rentable square feet on the Gallery Level, (iii) five thousand eight hundred thirty-two (5,832) rentable square feet on the Building Hall Level, (iv) thirteen thousand eight hundred twenty-nine (13,829) rentable square feet on the Mezzanine Level, (v) nineteen thousand twenty (19,020) rentable square feet on the 2nd Floor, (vi) fourteen thousand two hundred thirteen (14,213) rentable square feet on the 3rd Floor, (vii) three thousand four hundred thirty-four (3,434) rentable square feet on the 6th Floor, (viii) three thousand four hundred thirty-four (3,434) rentable square feet on the 10th Floor, (ix) three thousand four hundred thirty-four (3,434) rentable square feet on the 13th Floor, (x) two thousand two hundred ninety-five (2,295) rentable square feet on the 13th Floor, and (xi) five thousand five hundred twenty-four (5,524) rentable square feet on the 13th Floor; and (b) in the 10 P.O. Square Building, thirty-seven thousand eight hundred forty (37,840) rentable square feet, consisting of the following: (i) thirteen thousand eight hundred sixty-seven (13,867) rentable square feet on the Mezzanine Level, (ii) twelve thousand six hundred twelve (12,612) rentable square feet on the 2nd Floor, and (iii) eleven thousand three hundred sixty-one (11,361) rentable square feet on the 12th Floor.

Landlord’s Contribution: Collectively, Landlord’s Initial Contribution, Landlord’s Additional Contribution, Landlord’s First Amendment Contribution, Landlord’s Third Amendment 10th Floor Contribution, and Landlord’s Third Amendment 13th Floor Contribution.

(b) by inserting at the end of the definition of Basic Rent:

“For the Third Amendment 10th Floor Additional Premises, as follows:

For and with respect to the period of time commencing on the Third Amendment 10 th Floor Additional Premises Rent Commencement Date through and including February 28, 2011 (both dates inclusive), at the rate of One Hundred Eleven Thousand Six Hundred Five and 00/100 Dollars ($111,605.00) per annum (Nine Thousand Three Hundred and 42/100 Dollars ($9,300.42) per month), calculated at the rate of Thirty Two and 50/100 Dollars ($32.50) per rentable square foot.

For and with respect to the period of time commencing on March 1, 2011 through and including February 28, 2015 (both dates inclusive), at the rate of One Hundred Twenty-Two Thousand Seven Hundred Sixty-Five and 50/100 Dollars ($122,765.50) per annum (Ten Thousand Two Hundred Thirty and 46/100 Dollars ($10,230.46) per month), calculated at the rate of Thirty-Five and 75/100 Dollars ($35.75) per rentable square foot.

For the Third Amendment 13th Floor Additional Premises, as follows:

For and with respect to the period of time commencing on the Third Amendment 13 th Floor Additional Premises Rent Commencement Date through and including February 28, 2011 (both dates inclusive), at the rate of One

4

Hundred Seventy-Nine Thousand Five Hundred Thirty and 00/100 Dollars ($179,530.00) per annum (Fourteen Thousand Nine Hundred Sixty and 83/100 Dollars ($14,960.83) per month), calculated at the rate of Thirty Two and 50/100 Dollars ($32.50) per rentable square foot.

For and with respect to the period of time commencing on March 1, 2011 through and including February 28, 2015 (both dates inclusive), at the rate of One Hundred Ninety-Seven Thousand Four Hundred Eighty-Three and 00/100 Dollars ($197,483.00) per annum (Sixteen Thousand Four Hundred Fifty-Six and 92/100 Dollars ($16,456.92) per month), calculated at the rate of Thirty-Five and 75/100 Dollars ($35.75) per rentable square foot.

(c) By inserting the following new definitions:

Third Amendment Additional Premises: The Third Amendment 10th Floor Additional Premises and the Third Amendment 13th Floor Additional Premises.

Third Amendment 10th Floor Additional Premises: A portion of the Premises located on the 10th floor of the Ten P.O. Square Building, as more particularly shown on Exhibit O-1 attached hereto and agreed by Landlord and Tenant for all purposes of this Lease to contain three thousand four hundred thirty-four (3,434) rentable square feet.

Third Amendment 13th Floor Additional Premises: A portion of the Premises located on the 13th floor of the Ten P.O. Square Building, as more particularly shown on Exhibit O-2 attached hereto and agreed by Landlord and Tenant for all purposes of this Lease to contain five thousand five hundred twenty-four (5,524) rentable square feet.

Third Amendment 10th Floor Additional Premises Delivery Date: The date of delivery of the Third Amendment 10th Floor Additional Premises to Tenant, but in no event prior to November 1, 2006.

Third Amendment 13th Floor Additional Premises Delivery Date: The date of delivery of the Third Amendment 13th Floor Additional Premises to Tenant, but in no event prior to June 1, 2007.

Third Amendment 10th Floor Additional Premises Rent Commencement Date: The date which is ninety (90) days after the Third Amendment 10th Floor Additional Premises Delivery Date.

Third Amendment 13th Floor Additional Premises Rent Commencement Date: The date which is ninety (90) days after the Third Amendment 13th Floor Additional Premises Delivery Date.

Base Year for Third Amendment Additional Premises Operating Expenses: Calendar Year 2007.

5

Base Year for Third Amendment Additional Premises Taxes: The Taxes for Fiscal Year 2007 (the twelve month period beginning July 1, 2006 and ending June 30, 2007).

Tenant’s Proportionate Third Amendment 10th Floor Additional Premises Share: one and forty-five one-hundredths percent (1.45%) (which is based on the ratio of (a) the rentable area of the Third Amendment 10th Floor Additional Premises to (b) the Ten P.O. Square Building Rentable Area).

Tenant’s Proportionate Third Amendment 13th Floor Additional Premises Share: two and thirty-four one-hundredths percent (2.34%) (which is based on the ratio of (a) the rentable area of the Third Amendment 13th Floor Additional Premises to (b) the Ten P.O. Square Building Rentable Area).

Landlord’s Third Amendment 10th Floor Contribution: One Hundred Forty-Five Thousand Nine Hundred Forty-Five and 00/100 Dollars ($145,945.00), an amount calculated as follows: Forty-Two and 50/100 Dollars ($42.50) multiplied by three thousand four hundred thirty-four (3,434) (i.e. the aggregate rentable area of the Third Amendment 10th Floor Additional Premises).

Landlord’s Third Amendment 13th Floor Contribution: Two Hundred Thirty-Four Thousand Seven Hundred Seventy and 00/100 Dollars ($234,770.00), an amount calculated as follows: Forty-two and 50/100 Dollars ($42.50) multiplied by five thousand five hundred twenty-four (5,524) (i.e. the aggregate rentable area of the Third Amendment 13th Floor Additional Premises).

2. Demise of Third Amendment Additional Premises. Landlord hereby demises and leases to Tenant and Tenant hereby hires and takes from Landlord, subject to and in accordance with the terms and conditions of the Lease, (a) the Third Amendment 10th Floor Additional Premises for a term commencing on the Third Amendment 10th Floor Additional Premises Delivery Date and expiring on the Expiration Date, unless earlier terminated in accordance with the provisions of the Lease, and (b) the Third Amendment 13th Floor Additional Premises for a term commencing on the Third Amendment 13th Floor Additional Premises Delivery Date and expiring on the Expiration Date, unless earlier terminated in accordance with the provisions of the Lease. The demise and use of the Third Amendment Additional Premises shall be upon and subject to all of the terms and conditions of the Lease, except as expressly set forth in this Third Amendment.

Except as expressly set forth herein, for that portion of the Term from and after the Third Amendment 10th Floor Additional Premises Delivery Date, (a) the Third Amendment 10th Floor Additional Premises shall be considered to be part of the Premises in all respects, and (b) each reference contained in the Lease to the “Premises” shall be considered to be a collective reference to the Premises as defined in the Original Lease (the “Original Premises”), the First Amendment Additional Premises, the Third Amendment 10th Floor Additional Premises, and if the Third Amendment 13th Floor Additional Premises Delivery Date has occurred, the Third Amendment 13th Floor Additional Premises. Except as expressly set forth herein, for that portion of the Term from and after the Third Amendment 13th Floor Additional Premises Delivery Date,

6

(a) the Third Amendment 13th Floor Additional Premises shall be considered to be part of the Premises in all respects, and (b) each reference contained in the Lease to the “Premises” shall be considered to be a collective reference to the Original Premises, the First Amendment Additional Premises, the Third Amendment 13th Floor Additional Premises, and if the Third Amendment 10th Floor Additional Premises Delivery Date has occurred, the Third Amendment 10th Floor Additional Premises.

3. Condition of Third Amendment Additional Premises. Notwithstanding anything contained in the Lease to the contrary, the Landlord shall deliver and Tenant shall take the Third Amendment Additional Premises free of all tenants and occupants, broom-clean, and in all other respects “as-is”, “where is”, and in the condition in which the Third Amendment Additional Premises are in as of the date of this Third Amendment, without any other obligation on the part of Landlord to prepare or construct the Third Amendment Additional Premises for Tenant’s occupancy, or to construct any additional improvements therein or in the Buildings, or to provide any additional contributions or allowances in connection therewith (excepting only the Landlord’s Third Amendment 10th Floor Contribution and Landlord’s Third Amendment 13th Floor Contribution), and without any representation or warranty (express or implied) on the part of Landlord as to the condition of the Third Amendment Additional Premises. Promptly after delivery thereof, Tenant shall, subject to and in accordance with the provisions of the Lease (including, without limitation, Section 5.2 thereof) perform all Alterations required to prepare the Third Amendment Additional Premises for occupancy and shall install within the Third Amendment Additional Premises all Alterations, fixtures, furnishings and equipment required by Tenant, and all such Alterations shall be considered to be part of the Initial Installations for all purposes under the Lease. Notwithstanding the foregoing, Landlord shall approve the installation of a key card access system for the Third Amendment Additional Premises, provided that such key card access system is the same as that in place for the Premises as of the date of this Third Amendment. The installation of such key card access system for the Third Amendment Additional Premises shall be at the sole cost and expense of the Tenant.

Landlord shall pay to Tenant an amount not to exceed the Landlord’s Third Amendment 10th Floor Contribution to be applied toward the costs and expenses incurred by Tenant in performing Alterations in the Third Amendment 10th Floor Additional Premises and other costs and expenses relating to the occupancy thereof. The Landlord’s Third Amendment 10th Floor Contribution shall be provided and disbursed in accordance with and subject to the terms and conditions of Section 4.3(a) through (d) of the Lease as were applicable to the disbursement of the Landlord’s Initial Contribution, except that Landlord’s Third Amendment 10th Floor Contribution shall be available to Tenant only through the date which is six (6) months after the Third Amendment 10th Floor Additional Premises Delivery Date, and if the conditions for funding the Landlord’s Third Amendment 10th Floor Contribution have not been satisfied by such date, then one-sixth ( 1/6) of any remaining balance of the Landlord’s Third Amendment 10th Floor Contribution shall be applied against Basic Rent due on account of the Third Amendment 10th Floor Additional Premises for each of the next six (6) months until fully applied.

Landlord shall pay to Tenant an amount not to exceed the Landlord’s Third Amendment 13th Floor Contribution to be applied toward the costs and expenses incurred by Tenant in performing Alterations in the Third Amendment 13th Floor Additional Premises and other costs

7

and expenses relating to the occupancy thereof. The Landlord’s Third Amendment 13th Floor Contribution shall be provided and disbursed in accordance with and subject to the terms and conditions of Section 4.3(a) through (d) of the Lease as were applicable to the disbursement of the Landlord’s Initial Contribution, except that Landlord’s Third Amendment 13th Floor Contribution shall be available to Tenant only through the date which is six (6) months after the Third Amendment 13th Floor Additional Premises Delivery Date, and if the conditions for funding the Landlord’s Third Amendment 13th Floor Contribution have not been satisfied by such date, then one-sixth ( 1/6) of any remaining balance of the Landlord’s Third Amendment 13th Floor Contribution shall be applied against Basic Rent due on account of the Third Amendment 13th Floor Additional Premises for each of the next six (6) months until fully applied.

4. Delivery of Third Amendment Additional Premises. Landlord shall notify Tenant in writing when (a) the Third Amendment 10th Floor Additional Premises have been delivered to it, and (b) the Third Amendment 13th Floor Additional Premises have been delivered to it. Landlord intends to deliver possession of the Third Amendment 10 th Floor Additional Premises to Tenant on November 1, 2006 and the Third Amendment 13th Floor Additional Premises to Tenant on June 1, 2007, provided, however, no failure or inability of Landlord to tender possession to Tenant of any portion of the Third Amendment 10th Floor Additional Premises or the Third Amendment 13th Floor Additional Premises on or before such respective dates shall impose any liability upon Landlord or detract from or otherwise affect any other obligations of Tenant hereunder.

5. Rent for Third Amendment Additional Premises. From and after the Third Amendment 10th Floor Additional Premises Rent Commencement Date and thereafter throughout the Term of the Lease, Tenant shall pay to Landlord, without any set-off, counterclaim, abatement or deduction, (except as set forth in Section 11.4 of the Lease), of any kind, whatsoever, Basic Rent, Escalation Charges, and Additional Rent with respect to the Third Amendment 10th Floor Additional Premises, in accordance with and subject to the terms and provisions of the Lease, as modified and amended hereby.

From and after the Third Amendment 13th Floor Additional Premises Rent Commencement Date and thereafter throughout the Term of the Lease, Tenant shall pay to Landlord, without any set-off, counterclaim, abatement or deduction, (except as set forth in Section 11.4 of the Lease), of any kind, whatsoever, Basic Rent, Escalation Charges, and Additional Rent with respect to the Third Amendment 13th Floor Additional Premises, in accordance with and subject to the terms and provisions of the Lease, as modified and amended hereby.

Without limiting the foregoing, Tenant shall pay Escalation Charges for the entire Premises in the same manner that such amounts are calculated and payable for the Original Premises as set forth in the Original Lease, provided that Tenant’s payment of Escalation Charges shall be calculated and payable separately for each of the Original Premises, the First Amendment Premises, the Third Amendment 10th Floor Additional Premises, and the Third Amendment 13th Floor Additional Premises, and further provided that (a) for purposes of determining the Escalation Charges payable by Tenant with respect to the Original Premises, the Base Year for Taxes and the Base Year for Operating Expenses shall have the meanings assigned

8

thereto in the Original Lease and the same shall be calculated based upon the Tenant’s Proportionate Ten P.O. Share or Tenant’s Proportionate 10 P.O. Share, as applicable, (b) for purposes of determining the Escalation Charges payable by Tenant with respect to the First Amendment Additional Premises, the Base Year for Taxes shall mean the Base Year for First Amendment Additional Premises Taxes and the Base Year for Operating Expenses shall mean Base Year for First Amendment Additional Premises Operating Expenses, each of which shall be calculated based upon the Tenant’s Proportionate First Amendment Additional Premises Share, (c) for purposes of determining the Escalation Charges payable by Tenant with respect to the Third Amendment 10th Floor Additional Premises, the Base Year for Taxes shall mean the Base Year for Third Amendment Additional Premises Taxes and the Base Year for Operating Expenses shall mean the Base Year for Third Amendment Additional Premises Operating Expenses, each of which shall be calculated based upon the Tenant’s Proportionate Third Amendment 10th Floor Additional Premises Share, and (d) for purposes of determining the Escalation Charges payable by Tenant with respect to the Third Amendment 13th Floor Additional Premises, the Base Year for Taxes shall mean the Base Year for Third Amendment Additional Premises Taxes and the Base Year for Operating Expenses shall mean the Base Year for Third Amendment Additional Premises Operating Expenses, each of which shall be calculated based upon the Tenant’s Proportionate Third Amendment 13th Floor Additional Premises Share.

6. Third Amendment Additional Premises Electricity. Landlord has installed check meters to measure consumption of electricity in each of the Third Amendment 10th Floor Additional Premises and the Third Amendment 13th Floor Additional Premises. Without limiting any other term or provision of the Lease relative to electricity, beginning on the Third Amendment 10th Floor Additional Premises Delivery Date with respect to the Third Amendment 10th Floor Additional Premises and on the Third Amendment 13th Floor Additional Premises Delivery Date with respect to the Third Amendment 13th Floor Additional Premises, Tenant shall pay Landlord, as Additional Rent, the costs of all electricity consumed in such portions of the Premises, based on the amounts shown on said check meters, at the times and in the manner provided in Section 7.4(c) of the Lease.

7. Exercise of ROFO Option. The Third Amendment Additional Premises have been added to the Premises in full and complete satisfaction of the rights and options granted to Tenant pursuant to Section 17.1 of the Lease. Without limiting the foregoing, all references in the Lease to the exercise of the ROFO Option as it relates to the Third Amendment Additional Premises shall be deemed to refer to the addition of the Third Amendment Additional Premises to the Premises pursuant to this Third Amendment. Tenant has exercised the ROFO Option pursuant to the provisions of Section 17.1 of the Lease, and neither Landlord nor Tenant has any further rights, claims, liabilities, duties or obligations, pursuant to Section 17.1 of the Lease with respect to the Third Amendment Additional Premises.

9

8. Notices. Section 15.12 of the Lease is hereby amended by deleting clauses (a) and (b) thereof and substituting in their stead the following:

“(a) if to Landlord, at Landlord’s Address,

with a copies to:	Broadway 10-Ten PO Fee LLC
c/o Broadway Real Estate Partners, LLC
375 Park Avenue, Suite 2107
New York, New York 10152
Attention: Jonathon K. Yormak
Telephone No. (212) 810-4013
Fax No. (212) 658-9393

and

Broadway Real Estate Services, LLC
c/o Broadway Real Estate Partners, LLC
375 Park Avenue, Suite 2107
New York, New York 10152
Attention: Rick Serrapica
Telephone No. (212) 810-4020
Fax No. (212) 658-9387

and

Seyfarth Shaw LLP
Two Seaport Lane, Suite 300
Boston, Massachusetts 02210
Attention: Robert C. Zinnershine, Esq.
Telephone No. (617) 946-4861
Fax No. (617) 946-4801

“(b) if to Tenant, at Tenant’s Address to the attention of Joan Thayer, Corporate Real Estate,

with a copies to:		Trammell Crow Company
125 High Street, 10th Floor
Boston, Massachusetts 02110
	Attention:	Alison Cavanaugh-Leo
Vice President

and

John C. Thomson
Attorney at Law
9 Thoreau Circle
Beverly, Massachusetts 01915.”

10

9. Brokerage. Tenant warrants and represents to Landlord, and Landlord warrants and represents to Tenant, that it has dealt with no broker or agent in connection with this Third Amendment, other than Cushman & Wakefield of Massachusetts, Inc. representing Landlord and Trammell Crow Company representing Tenant (collectively, the “Brokers”). Each of Tenant and Landlord shall indemnify and hold harmless the other from and against any and all loss, cost and expense (including attorneys’ fees) for any breaches of the foregoing representation and warranty, including, without limitation, involving any claims for a brokerage commission, finder’s fee or similar compensation made by any person other than the Brokers, arising out of or in connection with this Third Amendment and/or the transactions contemplated hereby. Landlord shall be responsible for payment of fees payable to Cushman & Wakefield of Massachusetts, Inc. arising out of and in connection with this Third Amendment and the transactions contemplated hereby, pursuant to a separate agreement therewith; and Cushman & Wakefield of Massachusetts, Inc. shall be responsible for payment of fees payable to Trammell Crow Company arising out of and in connection with this Third Amendment and the transactions contemplated hereby, pursuant to a separate agreement between Cushman & Wakefield of Massachusetts, Inc. and Trammell Crow Company. The provisions of this section shall survive the expiration or termination of the Lease and/or this Third Amendment.

10. Authority. Each individual executing this Third Amendment on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Third Amendment and that all corporate actions and consents required for execution of this Third Amendment have been given, granted or obtained. Tenant shall, within ten (10) days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Third Amendment and the authority of the person executing this Third Amendment on its behalf.

11. Incorporation of Prior Agreement; Amendments. The Lease (including this Third Amendment) contains all of the agreements of the parties hereto with respect to any matter covered or mentioned therein or herein, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of the Lease (including this Third Amendment) may be amended or added to except by an agreement in writing signed by the parties to the Lease or their respective successors in interest.

12. Lender Approval. To the extent required by any loan document or contract to which Landlord or its affiliates are a party, this Lease is expressly subject to, and conditioned upon, Landlord receipt of the approval hereto of the holder of each mortgage or other loan secured by the Buildings or Landlord’s direct or indirect interests therein. Landlord’s delivery of any portion of the Third Amendment Additional Premises to Tenant shall be deemed a representation by Landlord that such approval has been obtained to the extent required by any loan document or contract to which Landlord or its affiliates are a party.

13. Miscellaneous.

(a) Tenant hereby represents and warrants to Landlord, as of the date of this Third Amendment, as follows: (i) the execution and delivery of this Third Amendment by Tenant has been duly authorized by all requisite corporate action; (ii) neither the Lease nor the interest of the Tenant therein has been assigned, or, encumbered; (ill) to the best knowledge of the Tenant,

11

there are no defenses or counterclaims to the enforcement of the Lease or the liabilities and obligations of the Tenant thereunder; (iv) Tenant is not entitled to any offset, abatement or reduction of rent under the Lease, except as expressly and specifically set forth in the Lease; (v) to the best knowledge of Tenant, neither Landlord or Tenant is in breach or default of any its respective obligations under the Lease; (vi) Landlord has performed all work and constructed all improvements required pursuant to the Lease; and (vii) Landlord has made no representations or warranties, except as expressly and specifically set forth in this Third Amendment and in the Lease. The submission of drafts of this Third Amendment for examination and negotiation does not constitute an offer to lease the Third Amendment Additional Premises, or a reservation of or option for, the Third Amendment Additional Premises, and this Third Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Third Amendment to Tenant. Except as expressly and specifically set forth herein, the Lease is hereby ratified and confirmed, and all of the terms, covenants, agreements and provisions of the Lease shall remain unaltered and unmodified and in full force and effect throughout the balance of the term of the Lease, as amended hereby. Except as expressly set forth herein, all of the covenants, representations and warranties made by the Tenant contained in the Lease arc hereby remade, reaffirmed and ratified as of the date hereof.

(b) Landlord hereby represents and warrants to Tenant that, as of the date of this Third Amendment, to the best knowledge of Landlord, neither Landlord or Tenant is in breach or default of any its respective obligations under the Lease.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

12

EXECUTED as an instrument under seal as of the date and year first above written.

LANDLORD:

BROADWAY 10-TEN PO FEE, LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

BOSTON PRIVATE FINANCIAL HOLDINGS, INC., a Massachusetts corporation

By:
Name:
Title:

13

Exhibit O-1

Floor Plan for Third Amendment 10th Floor Additional Premises

(see next page)

14

KILBY STREET
TENANT AREA
AVAILABLE AREA
COMMON AMENITIES
FLOOR COMMON AREA
BUILDING COMMON AREA
RAUN SUITE N1010
WATER STREET
VACANT SUITE S1000
POST OFFICE SQUARE

10/TEN POST OFFICE SQUARE

10/TEN POST OFFICE SQUARE
BOSTON, MASSACHUSETTS
TENTH FLOOR
AUGUST 2006

BROADWAY REAL ESTATE SERVICES

CUSHMAN & WAKEFIELD®
Global Real Estate Solutions℠

cubellis
architects interior designers engineers
www.cubellis.com

15

Exhibit O-2

Floor Plan for Third Amendment 13th Floor Additional Premises

(see next page)

16

KILBY STREET
WATER STREET
POST OFFICE SQUARE
BOSTON PRIVATE BANK VALUE & SMALL CAP SUITE S1305
VACANT SUITE N1300
N1305
BOSTON PRIVATE BANK HOLDINGS SUITE S1305
STONEBRIDGE ASSOCIATES SUITE S1300
TENANT AREA
VACANT AREA
COMMON AMENITIES
FLOOR COMMON AREA
BUILDING COMMON AREA

10/TEN POST OFFICE SQUARE

10/TEN POST OFFICE SQUARE
BOSTON, MASSACHUSETTS
THIRTEENTH FLOOR
AUGUST 2006

BROADWAY REAL ESTATE SERVICES

CUSHMAN & WAKEFIELD
Global Real Estate Solutions

cubellis
architects interior designers engineers
www.cubellis.com

17